UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

In re:                                       )    Chapter 11
                                             )
PRIME SUCCESSION, INC., et al.,              )    Case No. 00-2969 (PJW)
                                             )
                              Debtors.       )    Jointly Administered

                    AMENDED DISCLOSURE STATEMENT ACCOMPANYING
                   JOINT PLAN OF REORGANIZATION OF THE DEBTORS
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

PAUL, WEISS, RIFKIND, WHARTON &              YOUNG CONAWAY STARGATT &
   GARRISON                                    TAYLOR, LLP
Alan W. Kornberg                             Pauline K. Morgan
Jeffrey D. Saferstein                        Michael R. Nestor
Dana S. Safran                               1110 N. Market Street
Nkiruka R. Nwokoye                           P.O. Box 391
1285 Avenue of the Americas                  Rodney Square North, 11th Floor
New York, New York  10019-6064               Wilmington, Delaware  19801
(212) 373-3000                               (302) 571-6600

Dated: August 21, 2000

         ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT, INCLUDING THE FOLLOWING SUMMARY, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, OTHER EXHIBITS ANNEXED TO THE PLAN, THE PLAN SUPPLEMENT, AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER SUCH DATE. ALL CREDITORS AND EQUITY INTEREST HOLDERS SHOULD READ CAREFULLY THE "RISK FACTORS" SECTION HEREOF BEFORE VOTING FOR OR AGAINST THE PLAN. SEE "CERTAIN RISK FACTORS" SECTION IX.

         THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE LAW. THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING SECURITIES OF THE DEBTORS SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSES FOR WHICH THEY WERE PREPARED.

         CERTAIN STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS, ARE BASED ON ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL REFLECT ACTUAL OUTCOMES.

         THE INFORMATION IN THIS DISCLOSURE STATEMENT IS BEING PROVIDED SOLELY FOR PURPOSES OF VOTING TO ACCEPT OR REJECT THE PLAN. NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY ENTITY FOR ANY OTHER PURPOSE. THE FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING THE DESCRIPTION OF THE DEBTORS, THEIR BUSINESSES, AND EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASES, HAS BEEN OBTAINED FROM VARIOUS DOCUMENTS, AGREEMENTS, AND OTHER WRITINGS RELATING TO THE DEBTORS. NEITHER THE DEBTORS NOR ANY

                                       (i)

OTHER PARTY MAKES ANY REPRESENTATION OR WARRANTY REGARDING SUCH INFORMATION.

         THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARIES IN THIS DISCLOSURE STATEMENT. ALL EXHIBITS TO THE DISCLOSURE STATEMENT ARE INCORPORATED INTO AND ARE A PART OF THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED.

         AS TO CONTESTED MATTERS, EXISTING LITIGATION INVOLVING THE DEBTORS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE WITHOUT PREJUDICE SOLELY FOR SETTLEMENT PURPOSES, WITH FULL RESERVATION OF RIGHTS, AND IS NOT TO BE USED FOR ANY LITIGATION PURPOSE WHATSOEVER. AS SUCH, THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING INVOLVING THE DEBTORS, OR ANY OTHER PARTY IN INTEREST, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, FINANCIAL OR OTHER EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF CLAIMS AGAINST OR EQUITY INTERESTS IN THE DEBTORS.

                                      (ii)

                                TABLE OF CONTENTS

                                                                                                      Page
I.       INTRODUCTION....................................................................................i
         A.       HOLDERS OF CLAIMS AND EQUITY INTERESTS
                  ENTITLED TO VOTE.......................................................................2
         B.       VOTING PROCEDURES......................................................................3
         C.       CONFIRMATION HEARING...................................................................4

II.      OVERVIEW OF THE PLAN............................................................................5

III.     OVERVIEW OF CHAPTER 11..........................................................................8

IV.      DESCRIPTION OF THE DEBTORS' BUSINESSES..........................................................8
         A.       General................................................................................8
         B.       Properties.............................................................................9
         C.       The Death Care Industry...............................................................10
         D.       Operations............................................................................11
         E.       Management and Employees..............................................................13
         F.       History and Capital Structure.........................................................13
         G.       Put/Call Agreement and Related Party Transactions.....................................16
         H.       Obligations Under Agreements with Former Owners.......................................18
         I.       Growth ...............................................................................18
         J.       Competition...........................................................................20
         K.       Regulation............................................................................21
         L.       Legal Proceedings.....................................................................21

V.       KEY EVENTS LEADING TO COMMENCEMENT OF
         THE CHAPTER 11 CASES...........................................................................22
         A.       Decrease in Overall Performance and Operating Results and
                  Defaults under the Bank Credit Facilities and Notes...................................22
         B.       Discussions with Financial Advisors, Regulatory Authorities and
                  Informal Committee....................................................................23
         C.       Steps Taken to Strengthen the Debtors' Operations and Financial
                  Performance...........................................................................24

VI.      THE CHAPTER 11 CASES...........................................................................25
         A.       Disclosure Statement/Plan Confirmation Hearings.......................................25
         B.       Significant "First Day" Motions During the Chapter 11 Cases...........................25
         C.       DIP Credit Facility...................................................................25
         D.       Last Date to File Proofs of Claim.....................................................26
         E.       Assumption/Rejection of Unexpired Leases
                  and Executory Contracts...............................................................27
         F.       The Official Committee of Unsecured Creditors.........................................27

VII.     SUMMARY OF THE PLAN OF REORGANIZATION..........................................................27
         A.       Introduction..........................................................................27
         B.       Classification and Treatment of Administrative Claims, Claims and
                  Equity Interests Under the Plan.......................................................28
                  1             Unclassified -- Administrative Claims...................................30
                  2             Unclassified -- Professional Compensation and
                                Reimbursement Claims....................................................31
                  3             Unclassified -- Priority Tax Claims.....................................32
                  4             Class 1 -- Other Priority Claims........................................33
                  5             Class 2 -- Other Secured Claims.........................................33
                  6             Class 3 -- Trade Claims.................................................34
                  7             Class 4 -- Prepetition Lender Claims....................................35
                  8             Class 5 -- Senior Subordinated Note Claims, Rejected
                                Former Owner Obligations, Other Rejected Obligations and
                                Other General Unsecured Claims .........................................35
                  9             Class 6 -- Old Preferred Stock..........................................36
                  10            Class 7 -- Other Equity Interests.......................................36
         C.       Substantive Consolidation.............................................................36
         D.       Provisions Regarding Corporate Governance and Management of the
                  Reorganized Debtors...................................................................37
                  1             Directors and Officers of Reorganized Prime and
                                Reorganized Prime Holdings..............................................37
                                (a)         The Initial Board of Directors..............................37
                                (b)         Management of Reorganized Prime
                                            Holdings and Reorganized Prime.  ...........................37
                  2             Directors and Officers of the Reorganized Subsidiaries..................38
                  3             Corporate Action........................................................38
                                (a)         Amended Prime Holdings Certificate of
                                    Incorporation and Amended Prime
                                            Holdings By-Laws............................................38
                                (b)         Amended Prime Certificate of
                                            Incorporation and Amended Prime By-Laws.....................38
                                (c) Amended Subsidiaries Certificates of
                                    Incorporation and Amended Subsidiaries
                                            By-Laws.....................................................39
                  4             Securities to Be Issued Pursuant to the Plan............................39
                                (a)         New Common Stock............................................39
                                (b)         New Senior Subordinated Notes...............................39
                                (c) The New Warrants....................................................41
         E.       Equity Incentive Plan.................................................................41
                  1             Reorganized Prime Holdings Equity Incentive Plan........................41
                  2             Description of Reorganized Prime Holdings Equity Incentive
                                Plan....................................................................41

         F.       Postpetition Financing................................................................42
         G.       Distributions Under the Plan..........................................................43
                  1             Method of Distribution Under the Plan...................................43
                                (a)         Date and Delivery of Distributions..........................43
                                (b)         Distribution of Cash........................................44
                                (c) Distribution of Unclaimed Property..................................44
                                (d)         Saturdays, Sundays, or Legal Holidays.......................44
                                (e) Fractional Notes and Fractional Shares
                                            and Warrants................................................44
                                (f) Distributions to Holders as of the
                                            Record Date.................................................45
                  2             Disputed Trade Claims...................................................45
                                (a)         Distributions Withheld For Disputed
                                            Trade Claims................................................45
         H.       Objections To And Resolution Of Administrative Claims
                  and Claims; Administrative and Priority Claims Reserve................................46
                  1             Objections To And Resolution of Administrative Claims and
                                Claims..................................................................46
         I.       Allocation of Consideration...........................................................46
         J.       Cancellation and Surrender of Existing Securities and Agreement.......................47
         K.       Implementation of the Plan............................................................47
                  1             New Senior Subordinated Notes Indenture,
                                the Amended Prime Certificate of Incorporation, the
                                Amended Prime By-Laws, the Amended Prime
                                Holdings By-Laws, the Amended Prime Holdings Certificate
                                of Incorporation, the Amended Subsidiaries Certificates of
                                Incorporation, the Amended
                                Subsidiaries By-Laws, the Amended Subsidiary
                                Limited Partnership Agreement, the Equity Incentive
                                Plan, the Warrant Agreement, the New Senior
                                Management Employment Contracts, the New Exit
                                Financing Facility Documents and Other
                                Implementation Documents................................................47
                  2             The Debtors' Release....................................................48
         L.       Effect of Confirmation of the Plan....................................................49
                  1             Continued Corporate Existence and Vesting of
                                Assets in the Reorganized Debtors.......................................49
                  2             Discharge of the Debtors................................................49
                  3             Injunction..............................................................50
                  4             Release of Collateral...................................................50
                  5             Preservation of Rights..................................................50
                  6             Votes Solicited in Good Faith...........................................51

                  7             Administrative Claims Incurred after the
                                Confirmation Date.......................................................51
                  8             Exculpation and Release of Released Parties;
                                Injunction..............................................................52
                  9             Preservation of Insurance...............................................52
                  10            Term of Bankruptcy Injunction or Stays..................................52
                  11            Officers' and Directors' Indemnification Rights and
                                Insurance...............................................................53
                  12            Limitation of Governmental Release......................................53
         M.       Retention of Jurisdiction.............................................................53
         N.       Miscellaneous Provisions..............................................................54
                  1             Payment of Statutory Fees...............................................54
                  2             Dissolution of Creditors Committee......................................54
                  3             Modification of the Plan................................................54
                  4             Governing Law...........................................................54
                  5             Filing or Execution of Additional Documents.............................55
                  6             Withholding and Reporting Requirements..................................55
                  7             Exemption From Transfer Taxes...........................................55
                  8             Section 1145 Exemption..................................................55
                  9             Waiver of Federal Rule of Civil Procedure 62(a).........................55
                  10            Plan Supplement.........................................................56
         O.       Executory Contracts and Unexpired Leases..............................................56
         P.       Benefit Plans.........................................................................57

VIII.    PROJECTIONS AND VALUATION ANALYSIS.............................................................57
         A.       Projections...........................................................................58
         B.       Valuation.............................................................................60

IX.      CERTAIN RISK FACTORS TO BE CONSIDERED..........................................................61
                  1             Projected Financial Information.........................................62
                  2             Ability to Refinance Certain Indebtedness and
                                Restrictions Imposed by Indebtedness....................................62
                  3             Significant Holders.....................................................63
                  4             Lack of Established Market for New Common Stock
                                and New Warrants........................................................63
                  5             Lack of Trading Market for New Senior
                                Subordinated Notes......................................................63
                  6             Dividend Policies.......................................................64
                  7             Certain Bankruptcy Law Considerations...................................64
                                (a)         Risk of Non-Confirmation of the Plan........................64
                                (b)         Risk of Non-Occurrence of the Effective
                                            Date........................................................64
                  8             Certain Tax Matters.....................................................64

X.       CONFIRMATION PROCEDURE.........................................................................65
         A.       Solicitation of Votes.................................................................65
         B.       The Confirmation Hearing..............................................................66
         C.       Confirmation..........................................................................66
                  1             Acceptance..............................................................67
                  2             Unfair Discrimination and Fair and Equitable Tests......................67
                                (a)         Secured Creditors...........................................67
                                (b)         Unsecured Creditors.........................................67
                                (c) Equity Interests....................................................67
                  3             Feasibility.............................................................68
                  4             Best Interests Test.....................................................69

XI.      EFFECTIVENESS OF THE PLAN......................................................................71
         A.       Conditions Precedent to Effectiveness.................................................71
         B.       Waiver of Conditions..................................................................71
         C.       Effect of Failure of Conditions.......................................................71
         D.       Vacatur of Plan.......................................................................72

XII.     SECURITIES LAWS MATTERS........................................................................72
         A.       Bankruptcy Code Exemptions from Registration Requirements.............................72
                  1             Initial Offer and Sale of Plan Securities...............................72
                  2             Subsequent Transfers of Plan Securities.................................73
                  3             Certain Transactions by Stockbrokers....................................75

XIII.    FINANCIAL INFORMATION..........................................................................76
         A.       Financial Statements..................................................................76
         B.       Management's Discussion and Analysis of Financial Condition and
                  Results of Operations.................................................................76
         C.       Recent Performance....................................................................76

XIV.     ALTERNATIVES TO CONFIRMATION AND
         CONSUMMATION OF THE PLAN.......................................................................77
         A.       Liquidation Under Chapter 7...........................................................77
         B.       Alternative Plan of Reorganization....................................................77

XV.      CERTAIN FEDERAL INCOME
         TAX CONSEQUENCES OF THE PLAN...................................................................78
         A.       Consequences to Creditors.............................................................79
                  1             Tax Securities..........................................................79
                  2             Claims and Consideration Constituting Tax Securities....................79
                  3             Claims or Consideration Not Constituting
                                Tax Securities..........................................................80

                  4             Application of OID Rules................................................81
         B.       Consequences to the Debtors...........................................................83
                  1             Cancellation of Debt....................................................83
                  2             Applicable High-Yield Discount Obligations..............................84
                  3             Alternative Minimum Tax.................................................84
         C.       Additional Tax Considerations for All Claim Holders...................................84
                  1             Distributions in Discharge of Accrued Interest..........................84
                  2             Subsequent Sale of New Senior Subordinated Notes, New
                                Common Stock, or New Warrants...........................................85
                  3             Market Discount.........................................................85
                  4             Withholding ............................................................86

XVI.     CONCLUSION.....................................................................................87

                                       I.

                                  INTRODUCTION

                  On July 12, 2000 (the "Petition Date"), Prime Succession Holdings, Inc. ("Holdings"), Prime Succession, Inc. ("Prime") and certain of Prime's subsidiaries (the "Subsidiary Debtors") listed on Schedule A hereto (each a "Debtor" and collectively the "Debtors") filed petitions for relief under chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware. On the same day, the Debtors also filed their proposed plan of reorganization, dated July 12, 2000 (as it may be amended, modified, or supplemented, the "Plan") which sets forth the manner in which Claims against and Equity Interests in the Debtors will be treated. This Disclosure Statement describes certain aspects of the Plan, the Debtors' businesses and related matters. Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan.

                  After a long and careful review of the Debtors' businesses and the Debtors' prospects as going concerns, the Debtors, in consultation with their legal and financial advisors and an informal committee of certain major holders of Prime's debt securities that was formed prior to the Petition Date (the "Informal Committee") and the Informal Committee's legal and financial advisors, concluded that recoveries to creditors and equity holders would be maximized by the Debtors' continued operation as a going concern under the terms of the Plan. In other words, the Debtors are worth more to their creditors and equity holders as a going concern than they would be upon liquidation.

                  This Disclosure Statement is submitted pursuant to section 1125 of the Bankruptcy Code to holders of Claims against and Equity Interests in the Debtors in connection with (i) the solicitation of acceptances of the Debtors' Plan and (ii) the hearing to consider confirmation of the Plan (the "Confirmation Hearing") scheduled for September 28, 2000, at 2:00 p.m., Eastern Time.

                  Attached as Exhibits to this Disclosure Statement are copies of the following:

         o        The Plan (Exhibit A);

         o An Order of the Court dated August 21, 2000 (the "Disclosure Statement Order"), among other things, approving the Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (Exhibit B);

         o        Prime, et al. 1999 Form 10-K (Exhibit C);

         o        Prime, et al. Projected Financial Information (Exhibit D);

         o        Prime, et al. Liquidation Analysis (Exhibit E);

         o        Prime, et al. March 31, 2000 Form 10-Q (Exhibit F); and

         o        Prime, et al. Recovery Analysis (Exhibit G).

                  In addition, a Ballot for the acceptance or rejection of the Plan is enclosed with the Disclosure Statement submitted to the holders of Claims and Equity Interests that the Debtors believe are entitled to vote to accept or reject the Plan.

                  On August 21, 2000, after notice and a hearing, the Bankruptcy Court signed the Disclosure Statement Order approving this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtors' creditors and equity interest holders to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

                  The Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim or an Equity Interest entitled to vote on the Plan should read in their entirety the Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballots before voting on the Plan. These documents contain, among other things, important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

A.       HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE.

                  Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired are entitled to vote to accept or reject a proposed chapter 11 plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan.

                  Classes 4 (Prepetition Lender Claims), 5 (Senior Subordinated Note Claims, Rejected Former Owner Obligations, Other Rejected Obligations and Other General Unsecured Claims) and 6 (Old Preferred Stock) of the Plan are impaired. To the extent Claims and Old Preferred Stock in such Classes are Allowed Claims and Allowed Old Preferred Stock, the holders of such Claims and Old Preferred Stock are entitled to vote to accept or reject the Plan. Holders of Other Equity Interests in Class 7 shall receive no distribution under the Plan and pursuant to section 1126(g) of the Bankruptcy Code are therefore deemed to have rejected the Plan. Classes 1, 2 and 3 of the Plan are unimpaired. Holders of Claims in Classes 1, 2 and 3 are conclusively deemed to have accepted the Plan. Therefore, the Debtors are soliciting acceptances only from holders of Allowed Claims and Allowed Old Preferred Stock in Classes 4, 5 and 6.

                  The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. Acceptance of a plan by a class of interests requires acceptance by at least two-thirds of the number of shares in such class that cast ballots for acceptance or rejection of the plan. For a more detailed description of the requirements for confirmation of the Plan, see
Section X. "Confirmation Procedure."

                  As the holders of Other Equity Interests in Class 7 are deemed to reject the Plan, the Debtors intend to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. Section 1129(b) permits the confirmation of a plan of reorganization notwithstanding the nonacceptance of a plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. The determination as to whether to seek confirmation of the Plan under such circumstances will be announced before or at the Confirmation Hearing. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section X.C "Confirmation Procedure" and "Unfair Discrimination and Fair and Equitable Tests."

B.       VOTING PROCEDURES.

                  If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold Claims and Old Preferred

Stock you will receive separate Ballots which must be used for each separate Class of Claims or Old Preferred Stock. Please vote and return your Ballot(s) to:

                                    Donlin, Recano & Co., Inc.
                                    P.O. Box 2034
                                    Murray Hill Station
                                    New York, New York 10156-0701
                                    Attn:   Prime Succession, Inc.
                                            Ballot Tabulation

            DO NOT RETURN YOUR NOTES OR SECURITIES WITH YOUR BALLOT.

                  TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 5:00 P.M., EASTERN STANDARD TIME, ON SEPTEMBER 21, 2000. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN SHALL NOT BE COUNTED.

                  Any Claim or Old Preferred Stock in an impaired Class as to which an objection or request for estimation is pending or which is scheduled by the Debtors as unliquidated, disputed or contingent is not entitled to vote unless the holder of such Claim or Old Preferred Stock has obtained an order of the Court temporarily allowing such Claim or Old Preferred Stock for the purpose of voting on the Plan.

                  Pursuant to the Disclosure Statement Order, the Court set August 18, 2000 as the record date for voting on the Plan. Accordingly, only holders of record as of August 18, 2000 that are otherwise entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

                  If you are a holder of a Claim or Old Preferred Stock entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Donlin, Recano & Co., Inc. at (212) 481-1411 from 10:00 a.m. to 4:00 p.m. Monday through Friday.

C.       CONFIRMATION HEARING.

                  Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on September 28, 2000 at 2:00 p.m., Eastern Time, before the Honorable Peter J. Walsh, United States Bankruptcy Court, Marine Midland Plaza, 824 North Market Street, Wilmington, Delaware. The Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before September 21, 2000 at 4:00 p.m., Eastern Time, in the manner described below in Section X.B "The Confirmation Hearing." The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

                  THE DEBTORS BELIEVE THAT THE PLAN WILL ENABLE THEM TO SUCCESSFULLY REORGANIZE AND TO ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THEIR CREDITORS AND EQUITY INTEREST HOLDERS. THE DEBTORS URGE CREDITORS AND HOLDERS OF OLD PREFERRED STOCK TO VOTE TO ACCEPT THE PLAN.

                                       II.

                              OVERVIEW OF THE PLAN

                  The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan.

                     SUMMARY OF CLASSIFICATION AND TREATMENT
                 OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN 1/

------------------------
1/ This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests.

            Type of Claim or                                                                   Estimated
Class       Equity Interest                       Treatment                                    Recovery
-----       ------------------                    ---------                                    --------
--          Administrative              Unimpaired; paid in full, in Cash on the               100%
            Claims                      Effective Date, or in accordance with the
                                        terms and conditions of transactions or
                                        agreements relating to obligations
                                        incurred in the ordinary course of
                                        business during the pendency of the
                                        Chapter 11 Cases or assumed by the
                                        Debtors in Possession.  The DIP
                                        Financing Claims shall be deemed
                                        Allowed Administrative Claims and the
                                        holders thereof shall receive a Pro Rata
                                        share of the proceeds of the new Exit
                                        Financing Facility Revolving Notes.

--          Priority Tax                Unimpaired; at the option of the Debtors               100%
            Claims                      either (i) paid in full, in Cash, or (ii) paid
                                        over a six-year period from the date of
                                        assessment as provided in section
                                        1129(a)(9)(C) of the Bankruptcy Code
                                        with interest at the statutory rate
                                        provided for under applicable federal,
                                        state or local law.

1           Other Priority              Unimpaired; paid in full, in Cash on the               100%
            Claims                      Effective Date.

2           Other Secured               Unimpaired; at the option of the Debtors               100%
            Claims                      either (i) reinstated by curing all
                                        outstanding defaults with all legal,
                                        equitable and contractual rights
                                        remaining unaltered, (ii) paid in full,
                                        in Cash, plus any interest required to
                                        be paid pursuant to section 506(b) of
                                        the Bankruptcy Code, or (iii) fully and
                                        completely satisfied by delivery or
                                        retention of the collateral securing the
                                        Other Secured Claim and payment of any
                                        interest required to be paid pursuant to
                                        section 506(b) of the Bankruptcy Code.

            Type of Claim or                                                                   Estimated
Class       Equity Interest                       Treatment                                    Recovery
-----       ------------------                    ---------                                    --------
3           Trade Claims2/              Unimpaired; to the extent not paid in the              100%
                                        ordinary course of business, all legal,
                                        equitable and contractual rights will
                                        remain unaltered by the Plan.

4           Prepetition Lender          Impaired; distribution of proceeds of the              100%
            Claims                      New Exit Financing Facility Term Notes.

5           Senior                      Impaired; Distribution of $20 million of               29%
            Subordinated Note           New Senior Subordinated Notes and
            Claims, Rejected            5,000,000 shares of Reorganized Prime
            Former Owner                Holdings New Common Stock.
            Obligations, Other
            Rejected
            Obligations and
            Other General
            Unsecured Claims

6           Old Preferred               Impaired; distribution of pro rata share of            Deminimus
            Stock                       new warrants to purchase in the aggregate
                                        500,000 shares of New Common Stock of
                                        Reorganized Prime Holdings

7           Other Equity                Impaired; no distribution shall be made,               $0.00
            Interests                   and all existing Other Equity Interests
                                        will be canceled

------------------------
2/ "Trade Claim" means an unsecured Claim (other than a Senior Subordinated Note Claim, Rejected Former Owner Obligation, Other Rejected Obligation or Other General Unsecured Claim) of an entity against the Debtors for goods or services provided to the Debtors in the ordinary course of business; provided, however, that such entity has continued to provide goods and services to the Debtors before and after the Petition Date on customary terms and credit, or as otherwise acceptable to the Debtors.

                                      III.

                             OVERVIEW OF CHAPTER 11

                  Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors and equity interest holders. In addition to permitting rehabilitation of a debtor, another goal of chapter 11 is to promote equality of treatment for similarly situated creditors and equity interest holders with respect to the distribution of a debtor's assets.

                  The commencement of a chapter 11 case creates an estate that is comprised of all of the legal and equitable interests of the debtor as of the filing date. The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a "debtor in possession."

                  The consummation of a plan of reorganization is the principal objective of a chapter 11 reorganization case. A plan of reorganization sets forth the means for satisfying claims against and interests in the debtor. Confirmation of a plan of reorganization by the bankruptcy court makes the plan binding upon a debtor, any issuer of securities under the plan, any person acquiring property under the plan and any creditor or equity interest holder of a debtor. Subject to certain limited exceptions, the confirmation order discharges a debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan.

                  After a plan of reorganization has been filed, the holders of claims against or interests in a debtor are permitted to vote to accept or reject the plan. Before soliciting acceptances of the proposed plan, however, section 1125 of the Bankruptcy Code requires a debtor to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment about the plan. The Debtors are submitting this Disclosure Statement to holders of Claims against and Equity Interests in the Debtors to satisfy the requirements of section 1125 of the Bankruptcy Code.


                                       IV.

                     DESCRIPTION OF THE DEBTORS' BUSINESSES

         A.       General

                  Prime is one of the leading providers of funeral home and cemetery merchandise and services in the United States. In addition to providing merchandise and services at the time of need, it also makes funeral, cemetery and cremation arrangements on a pre-need basis. Prime, through its subsidiaries owns or operates 141 funeral homes and 19 cemeteries in 19 states, primarily in non-urban areas. Prime's principal executive offices are located at 3940 Olympic Boulevard, Suite 500, Erlanger, Kentucky 41018 and its telephone number is (606) 746-6800.

         B.       Properties

                  Set forth in the table below is the number, by state, of Prime's funeral homes and cemeteries:


State                      Number of                            Number of
                           Funeral Homes                        Cemeteries
-----                      -------------                        ----------

Alabama                    23                                   8

Arizona                    3                                    0

Arkansas                   3                                    0

California                 15                                   0

Florida                    21                                   4

Georgia                    6                                    1

Illinois                   15                                   0

Indiana                    7                                    0

Iowa                       1                                    0

Kentucky                   3                                    3

Michigan                   8                                    0

Minnesota                  10                                   0

Missouri                   5                                    0

Nebraska                   4                                    0

Ohio                       1                                    0

Tennessee                  7                                    3

Texas                      5                                    0

West Virginia              3                                    0

Wyoming                    1                                    0

Total                    ---                                   --
                         141                                   19

                  As of the Petition Date, all but 30 of Prime's 141 funeral home locations were owned by the Subsidiary Debtors. The leases with respect to the 30 leased properties have terms ranging from 5 to 21 years.

                  As of the Petition Date, Prime owned 19 cemeteries containing a total of approximately 772 acres. Approximately 63% of the total acreage is developed. Prime also owns six crematories, two of which are located in Illinois and the remaining four of which are located in California, Florida, Indiana and Tennessee.

                  Prime occupies 20,000 square feet of office space in a building in Erlanger, Kentucky under a lease agreement which expires in December 2007. The lease may be terminated in December 2004 by Prime under certain terms and conditions.

         C.       The Death Care Industry

                  According to the United States Bureau of the Census, the number of deaths in the United States is expected to increase by approximately 1% per year from 2.40 million in 1999 to 2.64 million in 2010. In addition, industry studies indicate that while the death rate is declining slightly, the average age of the population in the United States is increasing. The aging population, particularly the "baby boomers" who have recently begun to turn 50, represents a significant opportunity for firms such as Prime to expand their customer base and secure future market share by actively marketing prearranged sales of property, merchandise and services. According to the Bureau of the Census, the United States population, age 50 and over, will increase from 74.4 million in 1999 to 97.1 million in 2010. Prime's principal target market for sales of prearranged cemetery property, merchandise and services is customers who are age 50 and above.

                  The death care industry is largely comprised of small family-owned, locally operated entities that have been passed down through successive generations within a single family and have established goodwill and tradition over a period of time. For this reason, new competitors entering the market are at a disadvantage to those well established businesses who have earned a reputation for maintaining high professional standards, superior service, attractive facilities and offer a competitive pricing structure. Other barriers to market entry include zoning restrictions, regulatory complexities and the existence of an adequate number of facilities serving mature markets. The industry recently experienced a transition in which family-owned firms consolidate with larger organizations such as Prime due to the desire of owner to address management succession and estate planning issues as well as to achieve liquidity and diversification of their investments. A more recent trend has been the announcement by the larger publicly traded companies to either curtail or suspend acquisition activity and concentrate on maximizing profitability of properties already in their possession.

         D.       Operations

                  Clustering. Prime operates most of its funeral homes and cemeteries in "clusters" which are groups of funeral homes and cemeteries located close enough to each other that their operations can be integrated to achieve economies of scale. Clustered facilities share vehicles, employees, computer systems and some general administrative functions, centralized embalming services and inventory management. This allows Prime to decrease its overall operating costs.

                  Funeral Operations. Funeral operations accounted for approximately 82.4% of Prime's revenues for the fiscal year ended December 31, 1999. Prime's funeral homes offer a complete range of funeral services and products at the time of need or on a prearranged basis. Prime's services and products include family consultation, removal and preparation of remains, the use of funeral home facilities for visitation, worship and funeral services, transportation services, flowers and caskets. In addition to traditional funeral services, all of Prime's funeral homes offer cremation products and services. Most of Prime's funeral homes have a non-denominational chapel on the premise, which permits family visitation and religious services to take place at the same location. As of the Petition Date, Prime operated 141 funeral homes.

                  Cemetery Operations. Cemetery operations accounted for approximately 17.6% of Prime's revenues for the fiscal year ended December 31, 1999. Prime's cemetery operations involve the sale of cemetery property and related merchandise, including lots, lawn crypts, mausoleums, monuments, memorials, burial vaults, along with the sale of burial site openings and closings. Cemetery property and merchandise sales are made at the time of need or on a prearranged basis. Prearranged sales represented approximately 71.5% of cemetery revenue during the fiscal year ended December 31, 1999. As of the Petition Date Prime owned and operated approximately 19 cemeteries.

                  Combined Funeral Home and Cemetery Operations. A combined operation is a funeral home located on a cemetery site where both are operated under the same ownership. Combined operations help to increase market share by allowing

Prime to offer families the convenience of complete funeral home and cemetery planning and services from a single location at a competitive price at the time of need or on a prearranged basis. In addition, combined operations enhance Prime's margins, enabling it to employ more sophisticated management systems, and allowing it to share facilities, equipment, personnel and a prearrangement sales force, resulting in lower average operating costs as well as expanded marketing and sales opportunities. Of Prime's 19 cemeteries, 9 have a funeral home on site that is operated in conjunction with the cemetery. Many of these facilities are in Prime's key markets, including Fort Lauderdale, Birmingham and Memphis.

                  Prearrangement. Prearranged funeral planning allows families to specify in advance, and prepay, the services to be performed and the products to be used. Prime markets death care products and services on a prearranged basis through a staff of approximately 180 commissioned sales counselors. The cost of such products and services is set at prices prevailing at the time the agreement is signed, rather than when the products and services are delivered. Prearranged plans also permit the avoidance of the emotional strain of making death care decisions at the time of need. Prime believes that an aggressive marketing of prearranged products and services produces a backlog of future business and enhances current and future market share.

                  Trust Funds. Prearranged funeral plans are funded through trust funds, life insurance, or secured by surety bonds, depending on the regulatory requirements of the relevant jurisdiction. When trust funding is used, Prime places into a trust fund a percentage (which varies by jurisdiction) of the sale price, which is often paid in installments. It retains the remainder of the sale price to defray costs related to the sale. Prime withdraws the amount placed in the trust fund when the funeral service is performed to cover the costs of the service. Generally, principal and earnings (including interest, dividends and net realized capital gains) on the trust funds are paid to Prime only when the funeral service is performed. When insurance funding is used, Prime applies the customers' payments to pay premiums on life insurance policies designed to cover the cost of providing the funeral service in the future. Approximately 65% of all prearranged funeral plans sold by Prime are funded through insurance with the balance being funded through trust funds or secured by surety bonds. As of December 31, 1999, Prime's backlog of prearranged funerals totaled approximately $162 million with approximately $95 million funded by life insurance contracts.

                  Prime also establishes trust funds to fund the cost of delivering prearranged cemetery merchandise. Generally, Prime withdraws the principal and earnings from these funds only when the merchandise is delivered or contracts are canceled. As of December 31, 1999, Prime's cemetery merchandise trust funds totaled approximately $6.3 million.

                  Prime defrays its obligation to maintain cemetery grounds by placing a portion, generally 10%, of the proceeds from cemetery property sales into perpetual care trust funds. Income from these funds is withdrawn and used for maintenance of the cemeteries, but principal, including in some jurisdictions net realized capital gains, generally must be held in perpetuity. As of December 31, 1999, Prime's perpetual care trust funds totaled approximately $8.9 million.

                  Management believes that balances in Prime's trust funds, along with insurance proceeds, and installment payments due under contracts, will be sufficient to cover its estimated cost of providing the related prearranged services in products in the future.

         E.       Management and Employees

                  Management. Prime has an experienced team of managers. The management structure is designed to allow the managers of local funeral homes and cemeteries substantial flexibility in deciding how their firms will be operated as well as how their products and services will be priced and merchandised. At the same time, financial goals are established by management at the corporate level and Prime maintains centralized supervisory controls. In addition, Prime provides information systems support, accounting and payroll functions through its corporate office.

                  Currently, Prime is divided into a funeral division, a cemetery division, and a pre-arranged sales division. There are six Directors of Operations in the funeral division and one Director of Operations in the cemetery division, all of whom report directly to the Senior Vice President of Operations. The pre-need sales division has one Vice President of Funeral Sales and one vice President of Cemetery Sales, both of whom report to the President.

                  Employees. As of the Petition Date, Prime employed approximately 1,160 people in funeral and cemetery operations, approximately 180 commissioned sales people and 30 telemarketing staff. None of the employees of Prime or its subsidiaries are covered by a collective bargaining agreement.

         F.       History and Capital Structure

                  Prime was incorporated in Delaware as Blackhawk Acquisition Corp. in May 1996 as a precursor to the acquisition (the "Acquisition") of Holdings (formerly known as Prime Succession, Inc.) by Blackstone Capital Partners II Merchant Banking Fund L.P. and its affiliates (collectively, "Blackstone") and Loewen Group International, Inc. ("Loewen") a subsidiary of The Loewen Group Inc. ("Loewen Group"). The total purchase price was approximately $320 million of which approximately $130 million was contributed by Blackstone and Loewen, and $190 million was financed through bank borrowings and the issuance of senior subordinated notes.

                  All of the outstanding shares of common stock of Prime are held by Holdings.3/ Blackstone and certain of its affiliates including PSI Management Direct L.P. ("PSIM") are the holders of 78.2% of the common stock of Holdings. Loewen holds 21.8% of the common stock of Holdings.

                  In connection with the Acquisition, which was consummated on August 26, 1996 (the "Acquisition Closing Date"), Prime (i) received all of the assets and liabilities of, and became a wholly-owned subsidiary of, Holdings,
(ii) entered into credit facilities (collectively, the "Bank Credit Facilities") with a syndicate of financial institutions (the "Lenders"), Goldman Sachs Credit Partners, L.P., as syndication agent and The Bank of Nova Scotia, as administrative agent (the "Administrative Agent") providing a senior secured term loan facility in an aggregate principal amount of $90 million (the "Bank Term Facility") and a senior secured revolving credit facility in an aggregate principal amount of up to $25 million (the "Bank Revolving Facility") and (iii) privately placed $100 million aggregate principal amount of 10 3/4% Senior Subordinated Notes due 2004, which subsequently were exchanged for $100 million aggregate principal amount of publicly-registered notes with identical material terms (the "Notes").

                  The proceeds of the Bank Term Facility were used to finance the Acquisition and related transaction costs, to pre-fund certain capital expenditures and to refinance Prime's existing indebtedness. The proceeds of the Bank Revolving Facility may be used for general corporate purposes, a portion of which may be extended (as agreed upon) in the form of swing line loans or letters of credit for the account of Prime. The Bank Term Facility matures 7 years after the Acquisition Closing Date, and the Bank Revolving Facility matures 5 years after the Acquisition Closing Date.4/

                  The Bank Term Facility requires monthly interest payments and semi- annual principal payments from February 1, 1997 through August 1, 2003.5/ In

------------------------
3/ In connection with the Acquisition, Prime issued 100 shares of common stock to Holdings, which shares represent all of the outstanding common stock of Prime. There is no established public trading market for the common stock of Prime.

4/ As of December 31, 1999, Prime had $87,000,000 in term loans outstanding under the Bank Term Facility.

5/       The Bank Term Facility is subject to amortization, subject to certain
                                                                  (continued...)

October 1996 Prime entered into interest rate swap agreements to reduce the impact of changes in interest rates on its term loans from the period of February 26, 1997 to August 26, 2000. These agreements effectively limit Prime's interest rate exposure on $72,000,000 of its then $90,000,000 term loans to a fixed 7% during the term of the agreements. Prime is exposed to credit loss in the event of nonperformance by the other parties to the interest swap agreements.

                  The Bank Revolving Facility will be payable in full at maturity, with no prior amortizations. As of December 31, 1999 there was a commitment fee of 0.5% on the unused portion of the credit line. There were outstanding letters of credit of approximately $1,330,000 and borrowings of $22,000,000 on the line of credit bearing interest at 9.09%.

                  Prime also has a $500,000 bank credit line, renewable annually, for general corporate purposes exclusive of the Bank Revolving Facility. At December 31, 1998, there were borrowings of $500,000 on the line of credit bearing interest at 7.75% and no borrowings as of December 31, 1999.

                  All the obligations under the Bank Credit Facilities and any interest rate hedging agreements entered into with the Lenders or their affiliates in connection therewith are unconditionally guaranteed (the "Bank Guarantees") jointly and severally by Holdings and each of Prime's existing and future domestic subsidiaries (the "Bank Guarantors"). All of the obligations of Prime and the Bank Guarantors under the Bank Credit Facilities and the Bank Guarantees are secured by first priority security interests in all existing and future assets (other than real property and vehicles covered by certificates of title) of Prime and the Bank Guarantors. In addition, the Bank Credit Facilities are secured by a first priority security interest in 100% of the capital stock of Prime and each subsidiary thereof and all intercompany receivables.

                  The Notes mature on August 15, 2004. Interest on the Notes is payable semi-annually on February 15 and August 15 at the annual rate of 10 3/4%. The Notes are redeemable in cash at Prime's option, in whole or in part, at any time on or after August 15, 2000, at prices ranging from 105.375% with annual reductions

------------------------
5/       (continued...)
         conditions, in semi-annual installments in the amounts of $1 million in each of the first three years after the anniversary of the closing date of the Bank Term Facility (the "Bank Closing"); $4 million in the fourth year after the Bank Closing; $9 million in the fifth year after the Bank Closing; $12.5 million in the sixth year after the Bank Closing and $61.5 million upon the maturity of the Bank Term Facility.

to 100% in 2003 plus accrued and unpaid interest, if any, to the redemption date. The proceeds of the Notes were used, in part to finance the Acquisition.

                  Prime is subject to certain restrictive covenants contained in the Indenture relating to the Notes, including, but not limited to, covenants imposing limitations on the incurrence of additional indebtedness; certain payments, including dividends and investments; the creation of liens; sales of assets and preferred stock; transactions with interested persons; payment restrictions affecting subsidiaries; sale- leaseback transactions; and mergers and consolidations. In addition, the Bank Credit Agreement contains certain restrictive covenants that, among other things, limit the ability of Prime and its subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness, pay dividends or make certain restricted payments, create liens on assets, engage in mergers or acquisitions or enter into lease transactions with affiliates.

                  Prime also has approximately $4,100,000 of other debt outstanding as of December 31, 1999. Approximately $1,740,000 of other debt as of December 31, 1999 is due to former owners with rates ranging from 6% to 9%.

         G.       Put/Call Agreement and Related Party Transactions

                  Pursuant to an agreement executed by Blackstone, Loewen and PSIM, in connection with the Acquisition (the "Put/Call Agreement"), (i) Loewen has a call option (the "Call Option"), exercisable from and after the fourth anniversary of the Acquisition Closing Date until but excluding the sixth anniversary of the Acquisition Closing Date, to purchase the shares of common stock of Holdings held by Blackstone and/or PSIM and (ii) each of Blackstone and PSIM has a put option (the "Put Option"), exercisable from and after the sixth anniversary of the Acquisition Closing Date until but excluding the eighth anniversary of the Acquisition Closing Date, to sell such shares of common stock of Holdings held by Blackstone or PSIM, as the case may be, to Loewen. The option price in each case is derived from a formula based on earnings before interest, taxes, depreciation and amortization. The performance by Loewen of its obligations under the Put/Call Agreement will be guaranteed by the Loewen Group. In addition, pursuant to the terms of a stockholders' agreement entered into by Holdings, Blackstone, Loewen and PSIM on the Acquisition Closing Date (the "Stockholders Agreement"), neither Blackstone nor Loewen may transfer its shares of Holdings common stock without the prior written consent of the other party, subject to certain exceptions, and PSIM may not transfer its shares of Holdings common stock without the consent of Blackstone and Loewen.

                  Pursuant to the Stockholders' Agreement, Blackstone and Loewen may designate five and three nominees, respectively, to the board of directors of Holdings. Four of Holdings' current directors are the nominees designated by Blackstone. Three of Holdings' current directors are the nominees designated by Loewen (none of whom is an officer or director of Loewen). Each of Blackstone's and Loewen's nominees to the board of directors of Holdings also was nominated to the board of directors of Prime. The Stockholders' Agreement provides that Holdings shall cause Prime's board of directors at all times to consist of the same individuals who comprise Holdings' board of directors.

                  The Stockholders Agreement will terminate following the exercise by either Blackstone or Loewen of its option pursuant to the Put/Call Agreement or on such other date as Blackstone and Loewen may agree.

                  In connection with the Acquisition, Prime entered into an administrative services agreement with Loewen on August 26, 1996 (the "Administrative Services Agreement"). The Administrative Services Agreement requires Loewen to provide various administrative services and share certain resources with Prime. Such services include the licensing of, the maintenance of and the provision of training and other support services with respect to, software, hardware and other information systems; the provision of certain legal services, training and support services relating to certain types of regulatory compliance, risk management services, travel arrangement services and assistance and support with respect to environmental compliance and remediation efforts, and the granting of access to certain telecommunications equipment and services, as well as technical support therefor. In addition, Loewen is required to provide Prime with the ability to purchase supplies under certain of Loewen's supply agreements with third parties.

                  Prime is required to pay Loewen $250,000 annually as a prepayment for services. The term of the Administrative Services Agreement is eight years and allows for annual increases up to 2.5% on the $250,000 base fee each August 26. The Administrative Services Agreement also requires Prime to reimburse Loewen on a timely basis for all out of pocket costs and expenses incurred from third parties in connection with the provision of services described above.

                  The Administrative Services Agreement is subject to termination (i) automatically on the eighth anniversary of the Acquisition Closing Date; (ii) automatically upon closing following the exercise of the Call Option or the Put Option, (iii) if required pursuant to a legally binding order of a court or any other governmental agency with appropriate jurisdiction, (iv) subject to applicable grace periods and an arbitration requirement, in the event of a dispute, upon notice by either Prime or Loewen in the event of a material breach by the other party of any provision of the Administrative Services Agreement and (v) at the option of Prime.

                  Prime also advances funds to Holdings, its parent, in order to pay an annual monitoring fee of $250,000 to Blackstone, board of directors fees and related expenses.

         H.       Obligations Under Agreements with Former Owners

                  Prime has entered into consulting and noncompetition agreements (generally for ten years) with certain officers of Prime and former owners and key employees of businesses acquired. In addition, Prime has issued notes to certain former owners in connection with the purchase of their businesses. Prime's obligations under covenants not to compete amount to $9,190,000, its obligations under consulting agreements amount to $2,951,000 and its obligations under former owner notes amount to $1,742,000

         I.       Growth

                  General. Prime has employed a number of management initiatives designed to:

                  (a) Expedite collection of receivables by implementing a specialty on-site financing program with an independent agency during the year ended December 31, 1999. This program provides immediate need financing to families who qualify, with no recourse to Prime.

                  (b) Improve both revenues and profitability by capitalizing on the location and concentration of its properties.

                  (c) Improve merchandising.

                  (d) Enhance pre-need marketing and to increase pre-need sales.

                  (e) Maintain a management structure that encourages an entrepreneurial business culture.

                  Internal Growth.
                  ----------------

                           Prearranged Services. Prime believes that extensive
marketing of prearranged merchandise and services will produce a backlog of future business and will enhance current as well as future market share. Prime's prearranged funeral services increased from $151 million at December 31, 1998 to $162 million at December 31, 1999.

                           Improved Merchandising. Prime frequently expands its
product and service offerings, adjusts the mix of products and services offered in individual markets, takes advantage of enhanced pricing opportunities, and implements selective marketing programs to increase revenue and improve profit margins.

                           Alternative Service Firms. During fiscal year 1999,
Prime, through Aaron Cremation Services ("Aaron"), operated seven low cost funeral firms offering cremations and related products and services. Because these firms operate from leased locations with a small staff, they generally have lower overhead then traditional funeral homes. The cost to the family for death care arrangements at an Aaron location generally is less than the cost at a traditional home. The Aaron model is part of Prime's effort to address the growing cremation market, and it offers a cost- saving alternative to the construction of a traditional funeral home. Prime plans to open additional funeral stores similar to the Aaron model, although management expects this expansion to occur slowly while it further develops and tests the concept in new markets. Results from the funeral stores opened have generally met Prime's initial expectations.

                           Cost Control. In addition to its strategies for
increasing revenues, Prime plans to continue to improve its operating margins by achieving economies of scale, improving efficiencies and controlling costs through a variety of measures including the following:

                           -  Obtaining volume discounts from suppliers

                           - Leveraging operating costs through clustering and the development of combined operations.

                           -  Improving the utilization of its sales force.

                           -  Reducing reliance on telemarketing.

                  Prime is party to a supply agreement with Batesville Casket Company, Inc. ("BCC"), the Forethought Group and Forethought Life Insurance Company ("FLIC"), pursuant to which Prime must purchase caskets exclusively from BCC and, in connection with its pre-need sale of funeral services funded by insurance, Prime must offer to its customers in specified markets exclusively LFIC insurance products. The agreement expires on December 31, 2004. Management believes that the terms of the supply agreement are favorable to Prime.

                  External Growth.
                  ---------------

                  Prime's predecessor commenced operations in 1992 and expanded rapidly through the aggressive acquisition of funeral homes and cemeteries. It had no funeral homes when it began operations in 1992 and grew to 146 funeral homes in 1996. In order to achieve this rapid growth, former management was primarily focused on identifying funeral homes to be acquired and consummating acquisitions of such homes rather than on maximizing profitability of the funeral homes and cemeteries which it had acquired. As a result, former management did not take advantage of certain opportunities to improve the efficiency and performance of the funeral homes acquired. New management substantially eliminated the acquisition program. In addition, in order to improve present and long-term operating performance, new management took advantage of (i) the quality and size of Prime's portfolio of properties, (ii) the opportunity to operate more efficiently those properties located in close proximity to one another, and (iii) the shift in focus from acquisitions to profit maximization at existing locations.

         J.       Competition

                  Prime's funeral home and cemetery operations generally face competition in local markets that typically are served by a number of funeral homes and cemetery firms. To a lesser degree, Prime also competes with monument dealers, casket retailers and other non-traditional providers of limited services or products. Because the market for death care services is relatively stable, competition usually focuses on increasing market share and selling prearranged products and services. Market share is largely a function of goodwill and tradition, although competitive pricing, professional service and attractive, well-maintained, conveniently located facilities are also important. Because of the significant role played by goodwill and tradition, market share increases are usually gained over a long period of time. Extensive marketing through media advertising, direct mailings and personal sales calls has increased in recent years, especially with respect to the sale of prearranged funeral services.

                  Prime's traditional burial and funeral service operations face competition from the increasing number of cremations. Industry studies indicate that the percentage of cremations continue to increase and that cremation will represent approximately 38% of the United States burial market by the year 2010, compared with 24% in 1998. All of Prime's funeral homes offer cremation, and Prime believes that it will be able to maintain its competitive position by marketing full service cremations in combination with traditional funeral services and memorialization. Additionally, development of the Alternative Service Firms concept (as discussed above) by Prime represents another opportunity for Prime to serve cremation customers.

                  Prime also faces competition from large publicly-traded funeral service companies, including Service Corporation International, Loewen and Stewart Enterprises, Inc. as well as various smaller companies which compete with Prime on a regional or local basis.

         K.       Regulation

                  Prime's funeral home operations are regulated by the Federal Trade Commission (the "FTC") under the FTC's Trade Regulation Rule on Funeral Industry Practices, 16 CFR Part 453 (the "Funeral Rule"), which went into effect on April 30, 1984, and was revised effective July 19, 1994.

                  The Funeral Rule defines certain acts or practices as unfair or deceptive, and contains certain requirements to prevent these unfair or deceptive acts or practices. The preventive measures require a funeral provider to give consumers accurate, itemized price information and various other disclosures about funeral goods and services, and prohibits a funeral provider from: (i) misrepresenting legal, crematory and cemetery requirements; (ii) embalming for a fee without permission; (iii) requiring the purchase of a casket for direct cremation; and (iv) requiring consumers to buy certain funeral goods or services as a condition for furnishing other funeral goods or services.

                  Prime's operations are also subject to extensive regulation, supervision and licensing under numerous federal, state and local laws and regulations. Prime believes that it is in compliance with the Funeral Rule and all such laws and regulations. State legislatures and regulatory agencies frequently propose new laws and regulations, some of which, if enacted as proposed, could have a material effect on Prime's operations and on the death care industry in general. Prime cannot predict the outcome of any proposed legislation or regulation, or the effect that any such legislation or regulation might have on Prime.

         L.       Legal Proceedings

                  Gamble Settlement. On February 26, 1996, a lawsuit was filed (the "Alabama Litigation") against Prime by World Service Life Insurance Company of America ("World Service") and Jeffrey M. Gamble ("Gamble"), the former owner of a business located in Alabama which was acquired by a subsidiary of Prime, in connection with a pre-need funeral service funding agreement between Prime and World Service (the "Alabama Pre-need Agreement"). On February 29, 1996, a lawsuit (the "Texas Litigation") was filed against Prime by South Texas Bankers Life Insurance Company ("South Texas") and Gamble in connection with a pre-need funeral service funding agreement between Prime and South Texas (the "Texas Pre-need Agreement") together with the Alabama Pre-need Agreement, the "Pre-need Agreements".)

                  On April 11, 1996, Prime settled the Alabama Litigation and the Texas Litigation by entering into a Termination of Pre-need Funding Agreements and Release with World Service, Gamble and South Texas (the "Termination and Release"). Pursuant to the Termination and Release, (a) the Pre-need Agreements were immediately terminated, (b) each of the parties released the others from all claims under or with respect to the Pre-need Agreements and (c) the Alabama Litigation and the Texas Litigation were dismissed with prejudice. As consideration for such termination, release and dismissal, Prime paid Gamble approximately $6,300,000, which was recorded as a charge against income in Prime's financial statements.

                  On the Acquisition Closing Date, Prime funded the remaining obligation provided for in the Termination and Release. Management believes that Prime will recover a substantial portion of the cost of the settlement over time through higher commission rates and increased policy benefits with the purchase of pre-need insurance policies from an alternative insurance carrier.

                  Florida Subpoena. On February 25, 1999, the Department of Legal Affairs of the Office of the Attorney General of the State of Florida issued a subpoena duces tecum requiring that certain subsidiaries of Prime doing business in the state provide various described documents and materials regarding the compliance of their pre-need and at-need policies and procedures with Florida law. Prime has produced the information required to respond to the subpoena and those that have been issued subsequently. Management does not believe that this investigation will have a material adverse effect on Prime or its subsidiaries.

                  Other. Prime is a party to other legal proceedings in the ordinary course of its business but Management does not expect the outcome of any such proceeding will have a material adverse effect on Prime's financial condition.

                                       V.

                      KEY EVENTS LEADING TO COMMENCEMENT OF
                              THE CHAPTER 11 CASES

         A. Decrease in Overall Performance and Operating Results and Defaults under the Bank Credit Facilities and Notes

                  During its fiscal year 1999, Prime experienced significant declines in revenues, cash flow and profits due primarily to a reduction in the nationwide death rate and the continuing slowdown in cremations, which produce higher gross profit margins for Prime. This worsening financial performance began to affect Prime's continuing compliance with its existing Bank Credit Facilities and the indenture on its Notes during the fiscal year ended December 31, 1999. As of September 30, 1999, Prime was in default with respect to certain financial covenants set forth in the Bank Credit Agreement relating to the Bank Credit Facilities. On November 12, 1999, the Lenders granted Prime a conditional waiver of non-compliance until January 31, 2000 pursuant to a Limited Waiver and Amendment to Credit Agreement entered into among Prime, the Bank Guarantors, the Lenders and the Administrative Agent.

                  On January 31, 2000, Prime and the Bank Guarantors entered into a second Limited Waiver and Forbearance Agreement to Credit Agreement with the Lenders and the Administrative Agent pursuant to which the Lenders agreed to waive certain conditions to additional borrowings under the Revolving Credit Facility and to forbear from exercising certain rights and remedies under the Bank Credit Agreement through March 15, 2000. The Lenders have not granted Prime a further waiver beyond March 15, 2000 and have specifically reserved all of their rights and remedies under the Bank Credit Agreement with respect to the existing defaults. However, the Lenders have not accelerated the indebtedness outstanding under the Bank Credit Agreement or pursued any available remedies.

                  Pursuant to the Limited Waiver and Forbearance Agreement to the Credit Agreement dated January 31, 2000, on February 8, 2000, the Administrative Agent sent a Payment Blockage Notice to the Trustee under the Indenture relating to the Notes. As a consequence, Prime did not make the semi-annual interest payment due February 15, 2000 on the Notes. Prime has not received an acceleration notice from either the Trustee under the Indenture or the holders of the Notes, nor have the holders of the Notes otherwise pursued any remedies available to them. Certain of the Note holders have formed the Informal Committee to negotiate with Prime the terms of a consensual restructuring of their indebtedness.

         B.       Discussions with Financial Advisors, Regulatory
                  Authorities and Informal Committee

                  In response to Prime's deteriorating financial situation, Prime engaged Lazard Freres & Co. LLC ("Lazard") in December, 1999 to act as its financial advisor to explore its strategic alternatives and to assist it in negotiating a consensual restructuring.

                  Around the same time, institutions holding a substantial amount of Prime's Notes formed an Informal Committee to negotiate a consensual restructuring.

As of the Petition Date, the members of the Informal Committee, or certain funds managed or advised by them, held in the aggregate more than 662/3% of the outstanding principal amount of the Notes. The members of the Informal Committee are:

                  PPM America Inc
                  American Express Financial Corp.
                  Oaktree Capital Management L.L.C.
                  Merrill Lynch


                  The Informal Committee engaged Munger, Tolles & Olson LLC ("Munger") as its legal counsel and Chanin Capital Partners LLC ("Chanin") as its financial advisor.

                  In June, 2000, negotiations between the Debtors and the Informal Committee resulted in an agreement in principle on the terms of a restructuring. Thereafter and through the Petition Date, Prime and the Informal Committee continued to negotiate the definitive terms of the Plan and prepared the documentation necessary to effectuate it.

                  Prior to the Petition Date, certain members of the Informal Committee signed lock-up agreements (collectively, the "Lock-Up Agreements") making certain undertakings and representations for the benefit of the members of the Informal Committee and the Debtors. Pursuant to these Lock-Up Agreements, members of the Informal Committee have agreed that (i) they will support the Debtors in seeking confirmation of the Plan and (ii) they will not, directly or indirectly, sell or otherwise transfer any of the Notes held by them or any interest or participation therein, other than to a person who agrees in writing to be subject to the terms and undertakings contained in the Lock-Up Agreements.

         C. Steps Taken to Strengthen the Debtors' Operations and Financial Performance

                  In response to Prime's declining operating performance, management initiated certain strategic enhancements to improve sales and financial performance. Prime has identified and has taken a number of initiatives to expedite collection of receivables and increase revenues including numerous steps to increase pre-need sales. Prime will continue to focus on additional areas for reducing operating costs and endeavor to increase revenues and profitability by capitalizing on the locations and concentration of its properties, improved merchandising and a management structure that encourages an entrepreneurial business culture.

                                       VI.

                              THE CHAPTER 11 CASES

         A.       Disclosure Statement/Plan Confirmation Hearings

                  Simultaneously with the filing of their chapter 11 petitions, the Debtors filed a motion seeking an order from the Court scheduling a hearing to consider the adequacy of this Disclosure Statement. On August 21, 2000, the Court entered the Disclosure Statement Order. As provided by the Disclosure Statement Order, hearing on confirmation of the Plan is scheduled for September 28, 2000.

         B.       Significant "First Day" Motions During the Chapter 11 Cases

                  On the Petition Date and during the first few weeks of the Chapter 11 Cases, the Bankruptcy Court entered several orders authorizing the Debtors to pay various prepetition claims. These orders were designed to ease the strain on the Debtors' relationships with customers and employees as a consequence of the filings. The Bankruptcy Court entered orders authorizing the Debtors to, among other things, (i) pay prepetition compensation, benefits and employee reimbursement to employees and (ii) to honor certain prepetition customer obligations. The Debtors also obtained an Order from the Bankruptcy Court authorizing them to pay certain prepetition claims of trade creditors and service providers.

                  In addition, the Debtors filed numerous motions seeking orders from the Bankruptcy Court authorizing the Debtors to retain professionals. Specifically, the Debtors filed motions for authorization to retain (i) Paul, Weiss, Rifkind, Wharton & Garrison ("Paul Weiss") and Young, Conaway, Stargatt & Taylor ("Young Conaway"), as co-counsel, (ii) Lazard, as financial advisor,
(iii) certain ordinary course professionals, (iv) Ernst & Young LLP, as accountants, and (v) Donlin, Recano & Co., Inc., as voting, tabulation and noticing agent. The Debtors also filed motions seeking certain relief from administrative requirements of the Bankruptcy Code.

         C.       DIP Credit Facility

                  To provide the Debtors with the cash and liquidity necessary to continue operations and to maintain normal vendor relations, Prime (the "Borrower") has entered into a $10,000,000 debtor-in-possession facility (including a $2,000,000 reserve for amounts payable to The Bank of Nova Scotia arising out of the Borrower's cash management arrangements) in the form of a Debtor-in-Possession Credit and Guaranty Agreement (the "DIP Credit Facility"), dated as of July 13, 2000, among the Borrower, each of the other debtors, as guarantors, the lenders identified therein (the "Lenders"), Goldman Sachs Credit Partners, L.P., as syndication agent, and The Bank of Nova Scotia, as administrative agent (collectively, the "Agents"). All of the Borrower's obligations under the DIP Credit Facility are unconditionally guaranteed jointly and severally by Holdings and each of Prime's subsidiaries party thereto (the "DIP Guarantors"). The Bankruptcy Court entered a final order (the "Order") on August 3, 2000 approving the DIP Credit Facility. Pursuant to the Order, the Borrowers have been authorized to borrow up to an aggregate amount of $10,000,000.

                  The Borrower's obligations to the Agents and the Lenders under the DIP Credit Facility (the "DIP Obligations") are secured by a first priority security interest in all of Prime's, Holdings' and the DIP Guarantor's assets subject only to Permitted Encumbrances (as defined in the DIP Credit Facility), certain other permitted liens and Carve-Out Expenses (as defined below). In addition, pursuant to the Order, the DIP Obligations have been accorded administrative expense status with priority over all other administrative claims, other than certain agreed-to administrative claims, including the fees and expenses of professionals retained by the Debtors' and any official committees appointed in the Chapter 11 Cases and unpaid retention and stay bonuses payable to the Debtors' key employees (the "Carve-Out Expenses").


                  Proceeds of the revolving loans made under the DIP Credit Facility may be used by the Borrower solely in accordance with a budget approved by the requested Lenders.

                  The DIP Credit Facility expires on the earlier of (x) March 31, 2001 and (y) the Commitment Termination Date (as defined in the DIP Credit Facility).

         D.       Last Date to File Proofs of Claim

                  Simultaneously with the filing of their petitions, the Debtors filed a motion seeking an order (the "Bar Date Order") from the Court requiring any person or entity holding or asserting a Claim against the Debtors to file a written proof of claim with the Clerk of the Court, United States Bankruptcy Court for the District of Delaware, 824 Market Street, Wilmington, DE 19801, on or before 4:00 p.m. (EST) on August 31, 2000 (the "Bar Date"). Such motion requested that any person or entity (other than, among others, employees, individual holders of Prime's Notes and the Indenture Trustees) which fails to timely file a proof of claim will be forever barred, estopped and enjoined from voting on, or receiving a distribution under, the Plan and will be forever barred, estopped and enjoined from asserting a Claim against the Debtors, their estates, the Reorganized Debtors, and any of their successors or assigns. On July 13, 2000, the Court entered the Bar Date Order and established August 31, 2000 as the Bar Date.

         E.       Assumption/Rejection of Unexpired Leases and Executory
                  Contracts

                  Pursuant to the Bankruptcy Code, the Debtors have (a) 60 days after the entry of the order for relief (which is the Petition Date) to assume or reject unexpired leases of nonresidential real property and (b) until confirmation of the Plan to assume or reject executory contracts. The Debtors, in conjunction with their attorneys and financial advisors, together with the Informal Committee and their attorneys and financial advisors will review the Debtors' executory contracts and leases to determine which, if any, of such contracts should be assumed or rejected. The Debtors will make any appropriate motions with respect to assumed or rejected leases and existing contracts within the time period established by the Bankruptcy Code.

         F.       The Official Committee of Unsecured Creditors

                  On July 26, 2000, the United States Trustee appointed an Official Committee of Unsecured Creditors (the "Creditors Committee") in the Chapter 11 Cases. The Creditors Committee currently consists of United States Trust Company of New York, American Express Financial Corporation, PPM America Inc., Jeffrey Mark Gamble, Donald and Betty Taylor.

                  By separate applications each dated August 11, 2000, the Creditors Committee requested the retention of Munger, Tolles & Olson LLP and Pachulski, Stang, Ziehl, Young and Jones as co-counsel to the Creditors Committee and Chanin Capital Partners LLC as its financial advisor.

                                      VII.

                      SUMMARY OF THE PLAN OF REORGANIZATION

         A.       Introduction

                  The Debtors believe that confirmation of the Plan is critical to their continued survival and that the Plan provides the best opportunity for maximum recoveries for its Creditors and Equity Interestholders. The Debtors believe, and will demonstrate to the Court, that Creditors and Equity Interestholders will receive at least as much, if not more, in value under the Plan than they would receive in a liquidation under chapter 7 of the Bankruptcy Code.

                  The following is a summary of the Plan, in pertinent part. The Plan is attached as Exhibit A to this Disclosure Statement. The terms of the Plan govern in the event of any discrepancies with the following discussion.

         B. Classification and Treatment of Administrative Claims, Claims and Equity Interests Under the Plan

                  Only administrative expenses, claims and equity interests that are "allowed" may receive distributions under a chapter 11 plan. An "allowed" administrative expense, claim or equity interest simply means that the debtor agrees, or in the event of a dispute, that the court determines, that the administrative expense, claim or equity interest, including the amount, is in fact a valid obligation of the debtor. Section 502(a) of the Bankruptcy Code provides that a timely filed administrative expense, claim or equity interest is automatically "allowed" unless the debtor or another party in interest objects. However, section 502(b) of the Bankruptcy Code specifies certain claims that may not be "allowed" in a bankruptcy case even if a proof of claim is filed. These include, without limitation, claims that are unenforceable under the governing agreement or applicable non-bankruptcy law, claims for unmatured interest, property tax claims in excess of the debtor's equity in the property, claims for certain services that exceed their reasonable value, lease and employment contract rejection damage claims in excess of specified amounts, and late-filed claims. In addition, Bankruptcy Rule 3003(c)(2) prohibits the allowance of any claim or equity interest that either is not listed on the debtor's schedules or is listed as disputed, contingent, or unliquidated, if the holder has not filed a proof of claim or equity interest before the deadline to file proofs of claim and equity interests.

                  The Bankruptcy Code also requires that, for purposes of treatment and voting, a chapter 11 plan divide the different Claims against, and Equity Interests in, the debtor into separate classes based upon their legal nature. Claims of a substantially similar legal nature are usually classified together, as are equity interests of a substantially similar legal nature. Because an entity may hold multiple Claims and/or Equity Interests which give rise to different legal rights, the holders of such Claims and/or Equity Interests may find themselves members of multiple classes of Claims and/or Equity Interests. As a result, under the Plan, for example, a creditor that holds both a Claim based on a Note and Old Common Stock would have its Claim classified in Class 5 and its Other Equity Interest classified in Class 7. To the extent of this holder's Claim, the holder would be entitled to the voting and treatment rights that the Plan provides with respect to Class 5, and, to the extent of the holder's Other Equity Interest, the voting and treatment rights that the Plan provides with respect to Class 7.

                  Under a chapter 11 plan, the separate classes of claims and equity interests must be designated either as "impaired" (altered by the plan in any way) or

"unimpaired" (unaltered by the plan). If a class of claims is "impaired," the Bankruptcy Code affords certain rights to the holders of such claims, such as the right to vote on the plan (unless the plan provides for no distribution to the holder, in which case, the holder is deemed to reject the plan), and the right to receive an amount under the chapter 11 plan that is not less than the value that the holder would receive if the debtor were liquidated under chapter
7. Under section 1124 of the Bankruptcy Code, a class of claims or interests is "impaired" unless, with respect to each claim or interest of such class, the plan (i) does not alter the legal, equitable, and contractual rights of the holders of such claims or interests or (ii) irrespective of the holder's right to receive accelerated payment of such claims or interests after the occurrence of a default, cures all defaults (other than those arising from, among other things, the debtor's insolvency or the commencement of a bankruptcy case), reinstates the maturity of the claims or interests in the class, compensates the holders of such claims or interests for any damages incurred as a result of their reasonable reliance upon any acceleration rights, and does not otherwise alter their legal, equitable or contractual rights. Typically, this means that the holder of an unimpaired claim will receive on the later of the effective date of the plan of reorganization or the date on which amounts owing are due and payable, payment in full, in cash, with postpetition interest to the extent permitted and provided under the governing agreement between the parties (or if there is no agreement, under applicable non-bankruptcy law), and the remainder of the debtor's obligations, if any, will be performed as they come due in accordance with their terms. Thus, other than its right to accelerate the debtor's obligations, the holder of an unimpaired claim will be placed in the position it would have been in had the debtor's case not been commenced.

                  Consistent with these requirements, the Plan divides the Claims against, and Equity Interests in, the Debtors into the following Classes:

Unclassified      Administrative Claims                          Paid in full

Unclassified      Priority Tax Claims                            Unimpaired

Class 1           Other Priority Claims                          Unimpaired

Class 2           Other Secured Claims                           Unimpaired

Class 3           Trade Claims                                   Unimpaired

Class 4           Prepetition Lender Claims                      Impaired

Class 5           Senior Subordinated Note Claims,               Impaired
                  Rejected Former Owner Obligations,
                  Other Rejected Obligations and Other
                  General Unsecured Claims

Class 6           Old Preferred Stock                            Impaired

Class 7           Other Equity Interests                         Impaired

                  For purposes of computing distributions under the Plan, Allowed Claims do not include postpetition interest unless otherwise specified in the Plan.

                  1        Unclassified -- Administrative Claims

                  Administrative Claims are Claims constituting a cost or expense of administration of the Chapter 11 Cases allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code. Such Claims include any actual and necessary costs and expenses of preserving the estates of the Debtors, any actual and necessary costs and expenses of operating the Debtors in Possession's businesses, any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their businesses including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, the reasonable fees and expenses of the Indenture Trustee, all compensation and reimbursement of expenses to the extent Allowed by the Court under section 330, 331 or 503 of the Bankruptcy Code, and any fees or charges assessed against the estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

                  Except as provided for below with respect to Professional Compensation and Reimbursement Claims, pursuant to the Plan, Administrative Claims will be paid in full, in Cash, on the later of the Effective Date and the date such Administrative Claim becomes an Allowed Claim, or as soon thereafter as is practicable. Allowed Administrative Claims representing obligations incurred in the ordinary course of business by the Debtors in Possession (including amounts owed to vendors and suppliers that have sold goods or furnished services to the Debtors in Possession since the Petition Date) will be assumed and paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. On the Effective Date, all obligations of the Debtors in Possession to the DIP Lenders under the DIP Credit Documents shall be paid in full in cash in immediately available funds or otherwise satisfied in a manner acceptable to the DIP Lenders in their sole discretion in accordance with the terms of the DIP Credit Documents. Such payment shall be made to the DIP Agents for further distribution to the holders of the DIP Facility Claims. Upon compliance with the foregoing sentence, all Liens granted to secure such obligations shall be deemed canceled and shall be of no further force and effect without the necessity of any further action on behalf of the DIP Lenders or the Debtors. The reasonable fees and expenses of the Indenture Trustee and its attorneys will be paid in full on the Effective Date.

                  Except for the Claims arising from the DIP Credit Facility, the Debtors anticipate that most Administrative Expenses will be paid as they come due during the Chapter 11 Cases and that the Administrative Claims to be paid on the Effective Date essentially will comprise the Allowed fees and expenses incurred by professionals in the Chapter 11 Cases, the costs attendant to the Debtors' assumption of executory contracts and unexpired leases under the Plan, the reasonable fees and expenses of the Indenture Trustee and the claims of DIP Lenders.

                  2 Unclassified -- Professional Compensation and Reimbursement Claims

                  Compensation and Reimbursement Claims are Administrative Claims for the compensation of professionals and reimbursement of expenses incurred by such professionals pursuant to sections 503(b)(2), 503(b)(3), 503(b)(4) and 503(b)(5) of the Bankruptcy Code (the "Compensation and Reimbursement Claims"). All payments to professionals for Compensation and Reimbursement Claims will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court relating to the payment of interim and final compensation for services rendered and reimbursement of expenses. The Bankruptcy Court will review and determine all applications for compensation for services rendered and reimbursement of expenses.

                  Section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors and other entities making a "substantial contribution" to a reorganization case, and to attorneys for and other professional advisors to such entities. The amounts, if any, which may be sought by entities for such compensation are not known by the Debtors at this time. Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which the Debtors and other parties in interest may participate and, if appropriate, object to the allowance of any compensation and reimbursement of expenses.

                  Pursuant to the Plan, each holder of a Compensation and Reimbursement Claim (i) shall file its respective final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by the date that is 30 days after the Effective Date or such other date as may be fixed by the Bankruptcy Court, and
(ii) if granted such an award by the Court, shall be paid in full in such amounts as are Allowed by the Bankruptcy Court (a) on the date such Compensation and Reimbursement Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable, or (b) upon such other terms as may be mutually agreed upon between such holder of such Compensation and Reimbursement Claim and the Debtors in Possession or, on and after the Effective Date, the Reorganized Debtors. The Debtors estimate that

Allowed Compensation and Reimbursement Claims should not exceed $4 million in the aggregate.

                  The reasonable fees and expenses incurred after the Petition Date by the Informal Committee's counsel and financial advisors, including, without limitation, the success fee payable to Chanin pursuant to its engagement letter with the Debtors (who were retained by agreement with the Debtors prior to the Petition Date (together with the reasonable fees and expenses of local counsel) with respect to these Chapter 11 Cases) shall be paid (without application by or on behalf of any such professionals to the Bankruptcy Court and without notice and a hearing) by the Reorganized Debtors as an Administrative Claim under the Plan. Such claims shall be deemed to satisfy the requirements of section 503(b) of the Bankruptcy Code. If the Reorganized Debtors and any such professional retained by the Informal Committee cannot agree on the amount of fees and expenses to be paid to such professional, the amount of any such fees and expenses shall be determined by the Bankruptcy Court.

                  3        Unclassified -- Priority Tax Claims

                  A Priority Tax Claim consists of any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code. These unsecured Claims are given a statutory priority in right of payment. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim will receive, at the sole option of the Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to the statutory rate provided for under applicable federal, state or local law, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, commencing on the first anniversary of the Effective Date, or upon such other terms as may be determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.

                  The Debtors are essentially current with respect to all Priority Tax Claims and estimate that on the Effective Date, the allowed amount of such Claims will be de minimis, if any.

                  Under applicable law, the Debtors' tax returns are subject to review for at least three years after filing. This means that the Debtors' and Prime's non-debtor

Subsidiaries that file consolidated tax returns may have contingent tax obligations which have not been determined at the time of the Petition Date. The Plan provides that each Priority Tax Claim that is not payable on or before the Effective Date will survive confirmation of the Plan, remain unaffected thereby, and be paid as and when due, except to the extent any holder of such a Claim agrees to a different treatment.

                  4        Class 1 -- Other Priority Claims
                           (Unimpaired; therefore, deemed to have accepted the Plan and not entitled to vote.)

                  Other Priority Claims are Claims which are entitled to priority in accordance with section 507(a) of the Bankruptcy Code (other than Administrative Claims and Priority Tax Claims). Such Claims include (i) Unsecured Claims for accrued employee compensation earned within 90 days prior to the commencement of the Chapter 11 Cases to the extent of $4,300 per employee and (ii) contributions to employee benefit plans arising from services rendered within 180 days prior to the commencement of the Chapter 11 Cases, but only for each such plan to the extent of (a) the number of employees covered by such plan multiplied by $4,300, less (b) the aggregate amount paid to such employees from the estate for wages, salaries or commissions. Pursuant to the Plan, holders of Allowed Other Priority Claims, if any exist, will be paid in full, in Cash on the later of the Effective Date and the date such Other Priority Claim becomes an Allowed Claim, or as soon thereafter as is practicable. The legal, equitable and contractual rights of the holders of Other Priority Claims, if any exist, are not altered by the Plan. Because the Bankruptcy Court entered an order authorizing the Debtors to pay, among other things, prepetition compensation and benefits, the Debtors estimate that the Allowed Claims in Class 1 that are due and payable pursuant to the Plan on or before the Effective Date will be de minimis, if any.

                  5        Class 2 -- Other Secured Claims
                           (Unimpaired; therefore, deemed to have accepted the Plan and not entitled to vote.)

                  Other Secured Claims include Claims (other than the DIP Financing Claims), to the extent reflected in the Schedules or a proof of claim as a Secured Claim which is secured by a Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff. The Other Secured Claims consist mainly of capitalized leases. The Debtors believe that such claims are fully secured.

                  Except to the extent that a holder of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Debtors, (i) each Allowed

Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) each holder of an Allowed Other Secured Claim shall receive the collateral securing its Allowed Other Secured Claim and any interest on such Allowed Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

                  6        Class 3 -- Trade Claims
                           (Unimpaired; therefore, deemed to have accepted the Plan and not entitled to vote.)

                  Trade Claims consist of Unsecured Claims of entities against the Debtors for (i) goods and services provided prior to the Petition Date by such entities to the Debtors in the ordinary course of business; provided, however, that such entities have continued to provide such goods and services to the Debtors before and after the Petition Date on customary terms and credit or as otherwise acceptable to the Debtors.

                  To the extent not satisfied by the Debtors in the ordinary course of business prior to the Effective Date, in full and final satisfaction of such Claims, the legal, equitable, and contractual rights to which such Allowed Trade Claim entitles the holder thereof shall be left unaltered and, accordingly, shall be satisfied on the latest of (i) the Effective Date, (ii) the date a Trade Claim becomes an Allowed Claim, (iii) the date an Allowed Trade Claim becomes due and payable in the ordinary course of business consistent with the Debtors' ordinary payment practices, and (iv) the date on which the Debtors and the holder of such Allowed Trade Claim agree in writing.

                  7        Class 4 -- Prepetition Lender Claims
                           (Impaired; therefore, entitled to vote to accept or reject the Plan.)

                  The Prepetition Lender Claims consist of the Claims of the Prepetition Lenders arising under the Prepetition Credit Documents and all agreements and instruments relating thereto, which claims are secured by a security interest in all of the Debtors' assets (other than the real property and vehicles covered by certificates of title).

                  Each holder of a Prepetition Lender Claim (which shall be deemed allowed) shall receive payment in full in Cash. The Prepetition Lender Claims shall be Allowed in the aggregate amount of $108,500,000.

                  8 Class 5 -- Senior Subordinated Note Claims, Rejected Former Owner Obligations, Other Rejected Obligations and Other General Unsecured Claims (Impaired; therefore, entitled to vote to accept or reject the Plan.)

                  Class 5 includes all claims against the Debtors based upon (i) Prime's 10 3/4% Notes due August 15, 2004, (ii) claims arising from (a) the rejection pursuant to sections 365 or 1123(b) of the Bankruptcy Code of (x) a non-compete agreement with the Debtors, or any of them, (y) a consulting agreement with the Debtors, or any of them, or (z) a lease of real or personal property entered into by the Debtors, or any of them, with a former owner of any of the Debtors' property, or (b) a note or other financial instrument entered into by the Debtors, or any of them, in connection with the purchase by the Debtors, or any of them, before the Petition Date, of a funeral home or other property, (iii) claims arising from the rejection pursuant to sections 365 or 1123(b) of the Bankruptcy Code of a lease of real or personal property entered into with any of the Debtors or any other agreement with the Debtors, or (iv) any other unsecured claim (other than a Trade Claim). The Senior Subordinated Note Claims shall be Allowed in the aggregate amount of $109,854,000.

                  On the Effective Date, or as soon thereafter as practicable, in full and final satisfaction of such Class 5 Claims, each holder of an Allowed Class 5 Claim will receive its Pro Rata share of (i) $20 million principal amount of New Senior Subordinated Notes, and (ii) 5,000,000 shares of New Common Stock.

                  9        Class 6 -- Old Preferred Stock
                           (Impaired; therefore, entitled to vote to accept or reject the Plan.)

                  Class 6 consists of the Old Preferred Stock interests of Prime Holdings.

                  On the Effective Date or as soon thereafter as practicable, each holder of Allowed Old Preferred Stock will receive its Pro Rata share of new warrants to purchase in the aggregate 500,000 shares of New Common Stock of Reorganized Prime Holdings.

                  10       Class 7 -- Other Equity Interests
                           (Impaired; no distributions shall be made, therefore deemed to have rejected the Plan and not entitled to vote.

                  Class 7 includes the outstanding common stock of Prime Holdings and any option, warrant or right, contractual or otherwise, to acquire any such interest.

                  All Other Equity Interests shall be canceled on the Effective Date and the holders thereof shall receive no distributions.

         C.       Substantive Consolidation

                  Substantive consolidation is an equitable remedy that a bankruptcy court may be asked to apply in chapter 11 cases involving affiliated debtors. Substantive consolidation involves the pooling and merging of the assets and liabilities of the affected debtors. All of the debtors in the substantively consolidated group are treated as if they were a single corporate and economic entity. Consequently, a creditor of one of the substantively consolidated debtors is treated as a creditor of the substantively consolidated group of debtors and issues of individual corporate ownership of property and individual corporate liability on obligations are ignored.

                  Substantive consolidation of two or more debtors' estates generally results in the deemed consolidation of the assets and liabilities of the debtors, the deemed elimination of intercompany claims, subsidiary equity or ownership interests, multiple and duplicative creditor claims, joint and several liability claims and guarantees, and the payment of allowed claims from a common fund.

                  At the Confirmation Hearing, the Debtors will seek the substantive consolidation of the Chapter 11 Cases for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution. Subject to the occurrence of the Effective Date, (i) all assets and liabilities of the Subsidiaries and Prime Holdings shall be deemed merged or treated as though they were merged into and with the assets and liabilities of Prime, (ii) no distributions shall be made under the Plan on account of intercompany claims among the Debtors,
(iii) no distributions under the Plan shall be made on account of Subsidiary Equity Interests or Prime Equity Interests, (iv) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors, and (v) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors. Such substantive consolidation shall not (other than for purposes related to the Plan) affect (i) the legal and corporate structures of the Reorganized Debtors, (ii) intercompany claims by and among the Debtors or Reorganized Debtors, (iii) Subsidiary Equity Interests or Prime Equity Interests and (iv) pre- and post-Petition Date guarantees that are required to be maintained (a) in connection with executory contracts, unexpired leases or credit facilities that were entered into during the Chapter 11 Cases or that have been or will be assumed, or (b) pursuant to the Plan, or (c) in connection with any financing entered into by the Reorganized Debtors on the Effective Date.

         D. Provisions Regarding Corporate Governance and Management of the Reorganized Debtors

                  1 Directors and Officers of Reorganized Prime and Reorganized Prime Holdings

                           (a) The Initial Board of Directors. The initial
Boards of Directors of Reorganized Prime Holdings and Reorganized Prime will consist of five (5) members, four (4) of whom will be designated by former members of the Informal Committee and whose names shall be disclosed on or before the date of the Confirmation Hearing; and one (1) of whom shall be Gary Wright, who currently serves as Prime's President and Chief Executive Officer. The respective Boards of Directors will select a Chairman at their initial meeting.

                           (b) Management of Reorganized Prime Holdings and
Reorganized Prime. The officers of Prime Holdings and Prime immediately prior to the Effective Date shall serve as the initial officers of Reorganized Prime Holdings and Reorganized Prime, respectively, on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with Reorganized Prime Holdings or Reorganized Prime and applicable nonbankruptcy law, as the case may be. New employment agreements for Gary Wright, Prime's President and Chief Executive Officer; Arthur Ansin, Prime's Chief Financial Officer and Executive Vice President; Greg Hilgendorf, Prime's Senior Vice President Funeral Operations; Brian Clary, Prime's Corporate Controller; and Peter Cooper, Prime's General Counsel, to the extent such officers remain with the Reorganized Debtors, shall be in the forms contained in the Plan Supplement and shall become effective on the Effective Date (the "New Senior Management Employment Contracts").

                  2        Directors and Officers of the Reorganized
                           Subsidiaries

                  The initial board of directors of the Reorganized Subsidiaries shall be Gary Wright and Arthur Ansin.

                  The officers of the Reorganized Subsidiaries immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Subsidiaries on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with the Reorganized Subsidiaries and applicable nonbankruptcy law.

                  3        Corporate Action

                           (a) Amended Prime Holdings Certificate of
Incorporation and Amended Prime Holdings By-Laws. The adoption of the Amended Prime Holdings Certificate of Incorporation and Amended Prime Holdings By-Laws will be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of the Debtors or the Reorganized Debtors. The Amended Prime Holdings Certificate of Incorporation will, among other things, contain appropriate provisions (i) governing the authorization of up to 6,000,000 shares of New Common Stock (up to 5,000,000 will be issued on the Effective Date), that will be available for issuance and whose terms and conditions may be established by the Board of Directors, (ii) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, and (iii) implementing such other matters as stockholders and directors of Reorganized Prime Holdings believe are necessary and appropriate to effectuate the terms and conditions of the Plan. On or prior to the Effective Date, Prime Holdings will file with the Secretary of State of the State of Delaware, in accordance with sections 103 and 303 of the Delaware General Corporation Law, the Amended Prime Holdings Certificate of Incorporation and such certificate shall be the certificate of incorporation for Reorganized Prime Holdings. The Amended Prime Holdings Certificate of Incorporation shall be substantially in the form contained in the Plan Supplement.

                           (b) Amended Prime Certificate of Incorporation and
Amended Prime By-Laws. The adoption of the Amended Prime Certificate of Incorporation and Amended Prime By-Laws will be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of the Debtors or the Reorganized Debtors. The Amended Prime Certificate of Incorporation will, among other things, contain appropriate provisions

(i) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, and (ii) implementing such other matters as stockholders and directors of Reorganized Prime believe are necessary and appropriate to effectuate the terms and conditions of the Plan. On or prior to the Effective Date, Prime will file with the Secretary of State of the State of Delaware, in accordance with sections 103 and 303 of the Delaware General Corporation Law, the Amended Prime Certificate of Incorporation and such certificate shall be the certificate of incorporation for Reorganized Prime. The Amended Prime Certificate of Incorporation shall be substantially in the form contained in the Plan Supplement.

                           (c) Amended Subsidiaries Certificates of
Incorporation and Amended Subsidiaries By-Laws. The adoption of the Amended Subsidiaries Certificates of Incorporation and Amended Subsidiaries By-Laws will be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of the Debtors, the Reorganized Debtors, the Subsidiaries or the Reorganized Subsidiaries, as the case may be. The Amended Subsidiaries Certificates of Incorporation will, among other things, contain appropriate provisions (i) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, and (ii) implementing such other matters as stockholders and directors of the Reorganized Subsidiaries believe are necessary and appropriate to effectuate the terms and conditions of the Plan. On or prior to the Effective Date, the Subsidiaries will file with the Secretary of State in the State in which they are incorporated, the Amended Subsidiaries Certificate of Incorporation and such certificates shall be the certificates of incorporation for the Reorganized Subsidiaries. The Amended Subsidiaries Certificates of Incorporation shall be substantially in the forms contained in the Plan Supplement.

                  4        Securities to Be Issued Pursuant to the Plan

                           (a) New Common Stock

                  On the Effective Date, pursuant to the Plan, Reorganized Prime Holdings will issue 5,000,000 shares of New Common Stock without further act or action under applicable law, regulation, rule or order. Each share of New Common Stock will entitle its holder to one vote. Holders of New Common Stock will have the right to participate proportionately in any dividends distributed by Reorganized Prime Holdings.

                           (b) New Senior Subordinated Notes

                  The New Senior Subordinated Notes will be issued by Reorganized Prime Holdings pursuant to an indenture (the "New Senior Subordinated Notes Indenture"), which will be qualified under the Trust Indenture Act of 1939, as amended. An indenture trustee will be selected by Prime prior to the Confirmation Hearing. The New Senior Subordinated Notes will be issued on substantially the following terms:

                           o $20MM principal amount, subordinated in right of payment to the New Exit Financing Facility.

                           o Interest shall accrue at the rate of 14.25% per annum payable in kind; provided that interest may be paid in cash annually on February 28 (for the prior fiscal year) to the extent of 50% of the amount, if any, of Actual ECF (as defined below) above the Projected ECF (as defined below) amount.

                           o Maturity: Earlier of August 29, 2004 or 4 years from the Effective Date.

                           o New Senior Subordinated Notes and New Common Stock may only be transferred together.

                           o        No covenants, security or amortization.

                           o All but $7.5 million of the outstanding New Senior Subordinated Notes will be convertible into equity of Reorganized Prime Holdings, at the option of Lenders to the Exit Credit Facility holding at least 662/3% of the commitments under the Exit Credit Facility (other than lenders, or their affiliates, who are also shareholders of Reorganized Prime Holdings) if (i) the Exit Credit Facility has not been repaid in full on or before May 31, 2003, (ii) the borrower is in non-compliance for two consecutive quarters with financial covenants contained in the Exit Credit Facility, or (iii) following a payment event of default under the Exit Credit Facility which is not cured upon 30 days notice or (iv) upon the occurrence of (x) a voluntary or involuntary bankruptcy filing (with 30 days grace for involuntary filings unless filed by a holder(s) of New Senior Subordinated Notes) or (y) the acceleration of the New Senior Subordinated Notes. Upon any such conversion, the New Senior Subordinated Notes maturity date of the remaining $7.5 million of New Senior Subordinated Notes will be extended by five years.

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

                  A copy of the New Senior Subordinated Notes Indenture will be included in the Plan Supplement.

                           (c) The New Warrants

                  On the Effective Date, the issuance of Warrants to purchase up to 500,000 shares of New Common Stock (without giving effect to any options that may be issued under the Equity Incentive Plan) will be authorized under the Plan without further act or action under applicable law, regulation, rule or order. The Warrants will entitle the holders thereof to purchase New Common Stock, on a one-for-one basis, at an initial exercise price of $16.76 per share. The Warrants will be subject to customary anti-dilution provisions and will expire on the fifth (5th) anniversary of the Effective Date. The Plan contemplates, subject to certain conditions, that on the Effective Date, the New Warrants will be issued to the Class 6 holders. A copy of the Warrant Agreement will be included in the Plan Supplement.

         E.       Equity Incentive Plan

                  1        Reorganized Prime Holdings Equity Incentive Plan

                  On the Effective Date, Reorganized Prime Holdings will adopt a stock option plan which permits Reorganized Prime Holdings to grant to its officers and directors shares of New Common Stock. Such stock option plan shall be in substantially the form contained in the Plan Supplement.

                  2 Description of Reorganized Prime Holdings Equity Incentive Plan.

                  The purposes of the Reorganized Prime Holdings Equity Incentive Plan (the "Equity Plan") are to promote the interests of Reorganized Prime Holdings and its shareholders by (i) attracting and retaining exceptional officers, directors and key employees of Reorganized Prime Holdings and its subsidiaries and (ii) enabling such individuals to participate in the long-term growth and financial success of Reorganized Prime Holdings. In connection with and pursuant to the Plan, the Equity Plan will be adopted and certain shares of New Common Stock will be granted to certain persons under the Equity Plan, effective as of the Effective Date. The Equity Plan makes available for grant up to 289,474 shares of the New Common Stock which equals 5% of the New Common Stock on a fully diluted basis.

                           o Shares shall be granted as follows: 25% of the shares to be granted ("To Be Granted Shares") shall be granted, vested and allocated 60 days following the Effective Date and 25% of the To Be Granted Shares shall be granted, vested and allocated each year thereafter on the anniversary of the Effective Date; allocations of the To Be Granted Shares to be made annually by New Board.

                           o Each grant and allocation of To Be Granted Shares ("Granted Shares") shall vest immediately upon such grant.

                           o An employee terminated for cause shall lose all of his or her Granted Shares and shall not receive any further grant of To Be Granted Shares, with such previously Granted Shares to be reallocated at the discretion of the New Board.

                           o An employee terminated without cause shall not receive any additional grant of To Be Granted Shares after termination.

                           o Upon sale of the Company, the grant and allocation of all remaining To Be Granted Shares shall be accelerated. Undistributed To Be Granted Shares shall be granted and allocated pro rata based on the allocation of Granted Shares then outstanding, except with respect to employees that are no longer entitled to receive additional Granted Shares pursuant to the proceeding subsections.

         F.       Postpetition Financing.

                  The Debtors anticipate entering into the Exit Credit Facility in order to obtain the working capital and cash necessary to satisfy in full the Debtors' obligations under the DIP Credit Facility, to make other payments required to be made on the Effective Date and to maintain their operations. The Exit Credit Facility, among other things, shall (a) be effective on the Effective Date; (b) be a senior secured credit facility; (c) provide for aggregate borrowings of up to $118.5 million, consisting of (i) a $10.0 million revolving credit facility (including a $3.0 million sub-limit for letters of credit and a $2.0 million cash management indemnity facility) and (ii) a 108.5 million term loan facility. The collateral for the revolving credit facility will consist of a first priority perfected security interest in (a) the stock of Prime and its subsidiaries and (b) all assets and properties of Prime Holdings, Prime and its subsidiaries. The collateral for the term loan facility will consist of a second priority perfected security interest in the collateral for the revolving credit facility. The revolving credit facility shall bear an interest rate equal to LIBOR (to be defined in the Exit Credit Facility documents) plus 350 basis points or the Base Rate (to be defined in the Exit Credit Facility documents) plus 250 basis points, at the option of the Debtors, paid monthly in arrears. The term loan facility shall bear an interest rate equal to LIBOR plus 400 basis points or the Base Rate plus 300 basis points, at the option of the Debtors, paid monthly in arrears. The Exit Credit Facility's maturity date will be the earlier of August 29, 2003 or three years from the Effective Date.

                  The Exit Credit Facility documents, or a commitment letter with respect thereto, shall be filed by the Debtors with the Bankruptcy Court no later than a date which is five (5) days prior to the deadline for submitting ballots accepting or rejecting the Plan. In the Confirmation Order, the Bankruptcy Court shall approve the Exit Credit Facility in substantially the form filed with the Bankruptcy court and authorize the Debtors to execute the same together with such other documents as the Exit Credit Facility Agents may reasonably require in order to effectuate the treatment afforded to the lenders under the Exit Credit Facility.

         G.       Distributions Under the Plan

                  1        Method of Distribution Under the Plan

                           (a) Date and Delivery of Distributions. Distributions
under the Plan shall be made by the Reorganized Debtors or their designee to the holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed DIP Financing Claims, Allowed Other Secured Claims, Allowed Trade Claims and Allowed Old Preferred Stock at the addresses set forth on the Schedules, unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001 (or at the last known addresses of such holders if the Debtors or the Reorganized Debtors have been notified in writing of a change of address). Distributions under the Plan to the holders of Allowed Senior Subordinated Note Claims, Rejected Former Owner Obligations, Other Rejected Obligations and Other General Unsecured Claims shall be made to the New Senior Subordinated Notes Indenture Trustee or a disbursing agent who shall make the distributions to the holders of Allowed Senior Subordinated Note Claims, Allowed Rejected Former Owner Obligations, Allowed Other Rejected Obligations and Allowed Other General Unsecured Claims. New Senior Subordinated Notes (including any interest earned thereon) and New Common Stock (including dividends paid on account thereof) held by the Reorganized Debtors for the benefit of holders of Disputed Other General Unsecured Claims, Disputed Rejected Former Owner Obligations and Disputed Other Rejected Obligations shall be held in trust by the Reorganized Debtors for the benefit of the potential claimants of such securities and shall not constitute property of the Reorganized Debtors.

                           (b) Distribution of Cash. Any payment of Cash by the
Reorganized Debtors pursuant to the Plan shall be made at the option and in the sole discretion of the Reorganized Debtors by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtors.

                           (c) Distribution of Unclaimed Property. Any
distribution of Cash under the Plan which is unclaimed after the later to occur of (a) two years after distribution and (b) six months after the date on which such claimant's Claim is Allowed shall be transferred to the Reorganized Debtors notwithstanding state or other escheat or similar laws to the contrary. Distributions under the Plan consisting of New Senior Subordinated Notes, New Common Stock or New Warrants that are unclaimed for a period of two years after distribution shall be canceled and any dividends or interest which has been paid with respect to such securities shall be transferred to the Reorganized Debtors and entitlement by the holder of a Claim or Old Preferred Stock to such distribution shall be extinguished and forever barred. The Debtors shall file with the Court a list of holders of unclaimed distributions of Cash, New Senior Subordinated Notes, New Common Stock and New Warrants on the third, fourth and fifth anniversaries of the Effective Date.

                           (d) Saturdays, Sundays, or Legal Holidays. If any
payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

                           (e) Fractional Notes and Fractional Shares and
Warrants.

                                    (i) Fractional Notes. Whenever the issuance
         of any New Senior Subordinated Note would otherwise call for the issuance in an amount for a fraction of a denomination of a New Senior Subordinated Note, the actual issuance of such New Senior Subordinated Note shall reflect a rounding of such fraction to the nearest whole denomination (up or down), with fifty percent being rounded down.

                                    (ii) Fractional Shares and Warrants.
         Whenever any distribution of shares of New Common Stock or New Warrants to a holder would otherwise call for the distribution of a fractional share or warrant, the Transfer Agent or Warrant Agent shall allocate one whole share or one whole warrant to holders in order of the fractional portion of their entitlements, starting with the largest fractional portion until all remaining shares and warrants have been allocated. Upon the allocation of a whole share or a whole warrant to a holder in respect of the fractional portion of its entitlement, such fractional portion shall be canceled. If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole shares or whole warrants, as the case may be, which remain to be allocated, the Transfer Agent or Warrant Agent shall allocate the remaining whole shares or whole warrants to such holders by random lot or such other impartial method as the Transfer Agent or Warrant Agent deems fair, in the Transfer Agent's or Warrant Agent's sole discretion. Upon the allocation of all of the whole shares or whole warrants authorized under the Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.

                           (f) Distributions to Holders as of the Record Date.
As at the close of business on the Record Date, the claims register (for Claims) and transfer ledger (for Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. The Debtors and the Reorganized Debtors shall have no obligation to recognize any transfer of any Claims or Equity Interests occurring after the Record Date. The Debtors and the Reorganized Debtors shall instead be entitled to recognize and deal for purposes under the Plan (except as to voting to accept or reject the Plan) with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Equity Interests) as of the close of business on the Record Date.

                  2        Disputed Trade Claims

                           (a)      Distributions Withheld For Disputed Trade
                                    Claims.

                                    (i) Establishment And Maintenance Of
         Reserve. On the Effective Date, the Reorganized Debtors shall place into a reserve an amount of Cash equal to 100% of the distributions to which holders of Disputed Trade Claims would be entitled under the Plan as of such date if such Disputed Trade Claims were Allowed Claims (the "Reserve").

                                    (ii) Property Held in Reserve. Cash held in
         the Reserve, if any, shall be deposited in a segregated bank account or accounts in the name of the Reorganized Debtors and designated as held in trust for the benefit of holders of Allowed Trade Claims. Cash held in the Reserve shall not constitute property of the Reorganized Debtors. The Reorganized Debtors shall invest the Cash held in the Reserve in a manner consistent with the investment guidelines set forth in the Plan Supplement. The Reorganized Debtors shall pay, or cause to be paid, out of the funds held in the Reserve, any tax imposed on the Reserve by any governmental unit with respect to income generated by the property held in the Reserve. The yield earned on such invested Cash (net of applicable taxes) shall be distributed to the Reorganized Debtors on the last Subsequent Distribution Date under the Plan.

                                    (iii) Distributions Upon Allowance of
         Disputed Trade Claims. The holder of a Disputed Trade Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive a distribution of Cash from the Reserve on the next Subsequent Distribution Date that follows the Quarter during which such Disputed Trade Claim becomes an Allowed Claim pursuant to a Final Order. Such distributions shall be made in accordance with the Plan based upon the distributions that would have been made to such holder under the Plan if the Disputed Trade Claim had been an Allowed Claim on or prior to the Effective Date. Any Cash held in the Reserve after all Trade Claims have been Allowed or disallowed shall be transferred to and become the property of the Reorganized Debtors.

         H. Objections To And Resolution Of Administrative Claims and Claims; Administrative and Priority Claims Reserve

                  1 Objections To And Resolution of Administrative Claims and Claims

                           Except as to applications for allowances of
compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtors and the Reorganized Debtors shall have the exclusive right to make and file objections to Administrative Claims, Claims and Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to Final Order; provided, however, that the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtors and the Reorganized Debtors shall file all objections to Administrative Claims, Claims and Equity Interests that are the subject of proofs of claims or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses) or proofs of interest and serve such objections upon the holder of the Administrative Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than 60 days after the Effective Date or such later date as may be approved by the Bankruptcy Court. The DIP Lenders shall not be required to file proofs of claims with respect to the DIP Facility Claims. The Debtors shall have no right to object to the DIP Facility Claims except as set forth in the DIP Facility Order. The outstanding amount of the DIP Facility Claims shall be paid in full on the Effective Date as provided in the Plan.

         I.       Allocation of Consideration

                  The aggregate consideration to be distributed to the holders of Allowed Claims in each Class under the Plan (other than the Claims, if any, of the Internal Revenue Service) shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and any remaining consideration as satisfying accrued, but unpaid, interest and costs, if any, and attorneys' fees where applicable.

         J.       Cancellation and Surrender of Existing Securities and
                  Agreement

                  On the Effective Date, the Senior Subordinated Notes and Equity Interests shall be deemed canceled and such agreements and securities, together with all instruments issued pursuant thereto, shall have no further legal effect other than as evidence of any right to receive distributions under the Plan. In addition, the Senior Subordinated Note Indenture shall be terminated and the Indenture Trustee's obligations shall be discharged.

                  Notwithstanding any other provision of the Plan, as a condition precedent to receiving any distribution under the Plan, each holder of a promissory note, share certificate, or other instrument or security evidencing a Claim or Equity Interest must surrender such promissory note, share certificate, or other instrument or security to the Reorganized Debtors or their designee or must execute and deliver an affidavit of loss and furnish an indemnity or bond in substance and amount reasonably satisfactory to the Reorganized Debtors.

                  Any holder of a Claim or Equity Interest that fails to surrender such instrument or security or to provide the affidavit and indemnity or bond, before the later to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such holder's Claim becomes an Allowed Claim or Equity Interest, shall be deemed to have forfeited all rights, Claims, and/or Equity Interests and may not receive or participate in any distribution under the Plan.

         K.       Implementation of the Plan

                  1 New Senior Subordinated Notes Indenture, the Amended Prime Certificate of Incorporation, the Amended Prime By- Laws, the Amended Prime Holdings By-Laws, the Amended Prime Holdings Certificate of Incorporation, the Amended Subsidiaries Certificates of Incorporation, the Amended Subsidiaries By-Laws, the Amended Subsidiary Limited Partnership Agreement, the Equity Incentive Plan, the Warrant Agreement, the New Senior Management Employment Contracts, the New Exit Financing Facility Documents and Other Implementation Documents.

                  On or before the Effective Date, the Reorganized Debtors will execute the New Senior Subordinated Notes Indenture, the Amended Prime Certificate of Incorporation, the Amended Prime By-Laws, the Amended Prime Holdings By-Laws, the Amended Prime Holdings Certificate of Incorporation, the Amended Subsidiaries Certificates of Incorporation, the Amended Subsidiaries By-Laws, the Amended Subsidiary Limited Partnership Agreement, the Equity Incentive Plan, the Warrant Agreement, the Senior Management Employment Contracts, the New Exit Financing Facility Documents and all other documents required and necessary to implement the Plan, without the requirement of any further corporate action.

                  2        The Debtors' Release

                  On the Effective Date, pursuant to the Plan, the Debtors and the Reorganized Debtors on behalf of themselves, and their estates, shall be deemed to release unconditionally all of their respective officers, directors, employees, advisors, attorneys, financial advisors, accountants, and other professionals, the Indenture Trustee, the Prepetition Lenders, the DIP Lenders, counsel to the Prepetition Lenders and the DIP Lenders, the Creditors' Committee members, counsel to the Creditors' Committee, the Informal Committee members, counsel to the Informal Committee, financial advisors to the Creditors' Committee and Informal Committee and each of their representatives and agents (including any professionals retained by such persons or entities) (the "Released Parties") from any and all Claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken in their respective capacities described above or any omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Chapter 11 Cases or the Plan, except that (i) no individual shall be released from any act or omission that constitutes gross negligence or willful misconduct and (ii) the Reorganized Debtors shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such persons asserted against the Debtors.

                  The Debtors do not believe that they have any Claims against any of their current officers and directors or against the members of the Informal Committee or their advisors.

         L.       Effect of Confirmation of the Plan

                  1 Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors

                  The Debtors, as the Reorganized Debtors, shall continue to exist after the Effective Date with all powers of a corporation under the laws of their state of incorporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise expressly provided in the Plan, on the Effective Date, the Reorganized Debtors shall be vested with all of the property of their estates free and clear of all claims, liens, encumbrances, charges and other interests of creditors and equity security holders, and the Reorganized Debtors may operate their businesses free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Rules or by the Court, subject only to the terms and conditions of the Plan.

                  2        Discharge of the Debtors

                  The rights afforded in the Plan and the treatment of all Claims and Equity Interests in the Plan shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, the Debtors in Possession, the Reorganized Debtors or any of their assets or properties arising prior to the Effective Date. Except as otherwise expressly specified in the Plan, the Confirmation Order shall act as of the Effective Date as a discharge of all debts of, Claims against, liens on, and Equity Interests in the Debtors, their assets and properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of claim or interest with respect thereto was filed, whether the Claim or Equity Interest is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution thereunder. After the Effective Date, any holder of such discharged Claim or Equity Interest shall be precluded from asserting against the Debtors, the Reorganized Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the entry of the Confirmation Order. Except as set forth in the Plan or the Confirmation Order, nothing in the Plan or the Confirmation Order (including without limitation any discharge of Claims or cancellation of debts or Equity Interests or the instruments evidencing same) is intended, or shall be construed, to alter or affect the liability or obligation of any person or entity against any other person or entity (other than the Debtors, the Debtors in Possession and the Reorganized Debtors) in respect of such claims, debts or Equity Interests.

                  3        Injunction

                  Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate order of the Court, all entities who have held, hold, or may hold Claims against or Equity Interests in the Debtors which arose before or were held as of the Effective Date, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

                  4        Release of Collateral

                  Unless a particular Secured Claim is reinstated (i) each holder of: (A) a Secured Claim and/or (B) a Claim that is purportedly secured shall on or immediately before the Effective Date: (x) turn over and release to the relevant Debtor (or its successor, as the case may be) any and all property of the relevant Debtor that secures or purportedly secures such claim; and (y) execute such documents and instruments as such Reorganized Debtor requires to evidence such claimant's release of such property; and (ii) on the Effective Date, all claims, right, title and interest in such property shall revert to the relevant Reorganized Debtor (or the successor to any Debtor that does not survive) free and clear of all Claims and Interests, including (without limitation) liens, charges, pledges, encumbrances and/or security interests of any kind. No distribution hereunder shall be made to or on behalf of any holder of such Claim unless and until such holder executes and delivers to the relevant Debtor or Reorganized Debtor such release of liens. Any such holder that fails to execute and deliver such release of liens within 180 days of the Effective Date shall be deemed to have no further Claim against the relevant Debtor, Reorganized Debtor or their property in respect of such Claim and shall not participate in any distribution hereunder. Notwithstanding the immediately preceding sentence, any such holder of a Disputed Claim shall not be required to execute and deliver such release of liens until the time such Claim is allowed or disallowed.

                  5        Preservation of Rights

                  Pursuant to the Plan and sections 544, 548, 549, 550, 551, 553 and 1123(b)(3)(B) of the Bankruptcy Code, the Debtors and the Reorganized Debtors shall retain all rights and all Causes of Action accruing to the Debtors, their estates, or the Reorganized Debtors, including, without limitation, (i) the avoidance of any transfer of an interest of the Debtors in property or any obligation incurred by the Debtors or (ii) the turnover of any property to the estates, and except as expressly provided in the Plan or the Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any such rights or Causes of Action. Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date which is not expressly waived or relinquished pursuant to the Plan or the Confirmation Order. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such Claims, Causes of Action, rights of setoff and other legal or equitable defenses which the Debtors had immediately prior to the Petition Date as fully as if the Chapter 11 Cases had not been commenced; and all of the Reorganized Debtors' legal and equitable rights respecting any Claim which are not expressly waived or relinquished pursuant to the Plan or the Confirmation Order may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

                  6        Votes Solicited in Good Faith

                  The Plan provides that pursuant to section 1125(e) of the Bankruptcy Code, the Debtors have, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Plan further provides that pursuant to section 1125(e) of the Bankruptcy Code, the Debtors (and each of their respective affiliates, agents, directors, officers, employees, advisors, and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under the Plan and therefore are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of the securities offered and sold under the Plan.

                  7        Administrative Claims Incurred after the Confirmation
                           Date

                  Administrative Claims incurred by the Reorganized Debtors after the date and time of the entry of the Confirmation Order, including (without limitation) Claims for professionals' fees and expenses incurred after such date, shall not be subject to application and may be paid by the Reorganized Debtors in the ordinary course of business and without application for or Court approval.

                  8        Exculpation and Release of Released Parties;
                           Injunction

                  The Plan provides that the Debtors and the Reorganized Debtors and the Released Parties shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission in connection with, or arising out of, the negotiation of the Plan, the negotiation of the other documents included in the Plan Supplement, the pursuit of approval of the Disclosure Statement or the solicitation of votes for or confirmation of the Plan, the Chapter 11 Cases, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, or the various management, employee and director incentive bonus and stock option plans, employment contracts, programs and arrangements adopted in connection with the Plan or the Chapter 11 Cases, except for willful misconduct or gross negligence as determined by a Final Order, and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Released Parties from liability.

                  The Plan provides that pursuant to section 105 of the Bankruptcy Code, no holder or purported holder of an Administrative Claim, Claim or Equity Interest shall be permitted to commence or continue any action, employment of process, or an act to collect, offset, or recover any Claim against a Released Party that accrued prior to the Effective Date and has been released or waived pursuant to the Plan.

                  9        Preservation of Insurance

                  The Plan provides that the Debtors' discharge and release from all Claims as provided in the Plan, except as necessary to be consistent with the Plan, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtors, the Reorganized Debtors (including, without limitation, their officers and directors) or any other person or entity.

                  10       Term of Bankruptcy Injunction or Stays

                  The Plan provides that all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

                  11       Officers' and Directors' Indemnification Rights and
                           Insurance

                  The Plan provides that notwithstanding any other provision of the Plan, the obligations of the Debtors to indemnify their directors, officers, and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation or by-laws of the Debtors, applicable state law, specific agreement, or any combination of the foregoing, shall survive the Effective Date. In addition, the Reorganized Debtors shall obtain tail coverage under their existing directors and officers insurance policy covering their existing directors and officers for any and all claims brought against them, which coverage shall extend for a period of not less than 6 years after the Effective Date.

                  12       Limitation of Governmental Release

                  Notwithstanding Sections VIII.H. and I. of the Plan, the Plan shall not release, discharge, or exculpate any non-debtor party from any debt owed to the Government, or from any liability arising under the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or environmental laws, securities laws or criminal laws of the United States. In addition, notwithstanding Sections VIII.I.1 and 2 of the Plan, the Plan shall not enjoin or prevent the Government from collecting any such liability from any such non-debtor party.

         M.       Retention of Jurisdiction

                  The Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, section 105(a) and section 1142 of the Bankruptcy Code and for, among other things, the following purposes: (1) to hear and determine applications for the assumption or rejection of executory contracts or unexpired leases pending on the date the Plan is confirmed, and the allowance of Claims resulting therefrom; (2) to determine any other applications, adversary proceedings, and contested matters pending on the Effective Date; (3) to ensure that distributions to holders of Allowed Claims and Allowed Old Preferred Stock are accomplished as provided by the Plan; (4) to resolve disputes as to the ownership of any Claim or Equity Interest; (5) to hear and determine timely objections to Administrative Claims and Claims; (6) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified or vacated; (7) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (8) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order; (9) to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code; (10) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan; (11) to hear and determine any issue for which the Plan requires a Final Order of the Court; (12) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code; (13) to hear any other matter not inconsistent with the Bankruptcy Code; (14) to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Confirmation Date through and including the Effective Date; (15) to hear and determine disputes arising in connection with any fees and expenses of the Indenture Trustee for services rendered through and including the Effective Date; and (16) to enter a final decree closing the Chapter 11 Cases.

         N.       Miscellaneous Provisions

                  1        Payment of Statutory Fees

                  All fees payable on or before the Effective Date (i) pursuant to section 1930 of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, and (ii) to the United States Trustee, shall be paid by the Debtors on or before the Effective Date and all such fees payable after the Effective Date shall be paid by the Reorganized Debtors.

                  2        Dissolution of Creditors Committee

                  The Creditors Committee shall terminate on the Effective Date.

                  3        Modification of the Plan

                  The Debtors reserve the right, in accordance with the Bankruptcy Code, upon the consent of the DIP Agents, to amend or to modify the Plan prior to the entry of the Confirmation Order. After entry of the Confirmation Order, the Reorganized Debtors or the Debtors may amend or modify the Plan, upon the consent of the DIP Agents, or remedy any defect or omission or reconcile any inconsistency in the Plan in such a manner as may be necessary to carry out the purpose and intent of the Plan.

                  4        Governing Law

                  Unless a rule of law or procedure is supplied by Federal law (including the Bankruptcy Code and Bankruptcy Rules) or the Delaware General Corporation Law or such other corporate law that may apply to the Subsidiaries, the laws of the

State of New York (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan.

                  5        Filing or Execution of Additional Documents

                  On or before the Effective Date, the Debtors or the Reorganized Debtors, shall file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

                  6        Withholding and Reporting Requirements

                  In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions thereunder shall be subject to any such withholding and reporting requirements.

                  7        Exemption From Transfer Taxes

                  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of New Senior Subordinated Notes, New Common Stock or New Warrants under the Plan, the making or assignment of any lease or sublease or the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan shall not be subject to any stamp, real estate transfer, recording or other similar tax.

                  8        Section 1145 Exemption

                  Pursuant to, in accordance with, and solely to the extent provided under section 1145 of the Bankruptcy Code, the issuance of the New Senior Subordinated Notes, New Common Stock and New Warrants under the Plan is exempt from the registration requirements of Section 5 of the Securities Act, as amended, and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in such New Senior Subordinated Notes, New Common Stock or New Warrants and is deemed to be a public offering of New Senior Subordinated Notes, New Common Stock and New Warrants.

                  9        Waiver of Federal Rule of Civil Procedure 62(a)

                  The Debtors may request that the Confirmation Order include
(a) a finding that Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order and (b) authorization for the Debtors to consummate the Plan immediately after entry of the Confirmation Order.

                  10       Plan Supplement

                  Forms of the documents relating to the Amended Prime Certificate of Incorporation, the Amended Prime By-laws, the Amended Prime Holdings By-Laws, the Amended Prime Holdings Certificate of Incorporation, the Amended Subsidiaries Certificates of Incorporation, the Amended Subsidiaries By-Laws, the Amended Subsidiary Limited Partnership Agreement, the New Senior Subordinated Notes Indenture, the New Warrant Agreement, the form of the New Warrants, investment guidelines referred to in Section VII.C.2.(a)(ii) and C.3(b)(ii), Equity Incentive Plan, New Exit Financing Facility Documents and New Senior Management Employment Contracts shall be contained in the Plan Supplement which will be filed with the Clerk of the Court. The Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section X.L. of the Plan. The forms of documents to be included in the Plan Supplement shall be reasonably acceptable to the Prepetition Agents, the DIP Agents and the Informal Committee.

         O.       Executory Contracts and Unexpired Leases

                  The Bankruptcy Code grants the Debtors the power, subject to the approval of the Court, to assume or reject executory contracts and unexpired leases. If an executory contract or unexpired lease is rejected, the other party to the agreement may file a claim for damages, if any, incurred by reason of the rejection. In the case of rejection of leases of real property and employment agreements, such damage claims are subject to certain limitations imposed by the Bankruptcy Code.

                  Other than (i) executory contacts or unexpired leases which
(x) are the subject of a motion to reject pending on the Confirmation Date, (y) were previously assumed or rejected by the Debtors, or (z) have expired or terminated pursuant to their own terms during the pendency of the Chapter 11 Cases, and (ii) employment agreements, if any, terminated prior to or in connection with the Plan, all of the executory contracts, unexpired leases and employment agreements that exist between the Debtors and any person are specifically assumed as of the Effective Date pursuant to the Plan. All Claims for damages arising from the rejection of executory contracts or unexpired leases must be filed with the Court in accordance with the terms of the order authorizing such rejection. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates and the Reorganized

Debtors. All Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Class 5 Claims. The Reorganized Debtors, except as otherwise agreed by the parties, will cure any and all undisputed defaults within 60 days of the Effective Date under any executory contract, unexpired lease or employment agreement assumed pursuant to the Plan in accordance with section 365 of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtors or the Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.

         P.       Benefit Plans

                  The Plan provides that all employment and severance agreements and policies, and all employee compensation and benefit plans, policies, and programs of the Debtors applicable generally to its employees, including agreements and programs subject to section 1114 of the Bankruptcy Code, as in effect on the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan, but only to the extent that rights under such agreements and programs are held by the Debtors or individuals who are the Reorganized Debtors' employees as of and after the Effective Date, and the Debtors' obligations under such agreements and programs to individuals who are employees of the Debtors on and after the Effective Date shall survive the Effective Date of the Plan, without prejudice to the Reorganized Debtors' rights under applicable non-bankruptcy law to modify, amend, or terminate the foregoing arrangements, except for (i) such executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate section 1114 of the Bankruptcy Code) and (ii) such executory contracts or plans as have previously been terminated, or rejected, pursuant to a Final Order, or specifically waived by the beneficiaries of such plans, contracts, or programs.

                                      VIII.

                       PROJECTIONS AND VALUATION ANALYSIS

                  The Debtors and their advisors developed a set of financial projections (summarized below and in Exhibit D) to assess the value of the Reorganized Debtors generally, and specifically the value of the New Common Stock to be distributed to Class 5 under the Plan. The projections and valuations set forth below and in Exhibit D are based on a number of significant assumptions including, among other things, the successful reorganization of the Debtors, an assumed Effective Date of

December 31, 2000 and no significant downturn in the specific markets in which the Debtors operate.

                  THE PROJECTIONS ARE BASED UPON A NUMBER OF SIGNIFICANT ASSUMPTIONS. ACTUAL OPERATING RESULTS AND VALUES MAY VARY.

         A.       Projections

                  As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtors. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtors' management with the assistance of Lazard has, through the development of financial projections (the "Projections"), analyzed the Debtors' ability to meet their obligations under the Plan to maintain sufficient liquidity and capital resources to conduct its business. The Projections were also prepared to assist each holder of a Claim or Old Preferred Stock in Class 5 or 6 in determining whether to accept or reject the Plan.

                  The Projections should be read in conjunction with the assumptions, qualifications and footnotes to tables containing the Projections set forth herein and in Exhibit D, the historical consolidated financial information (including the notes and schedules thereto) and the other information set forth in Prime's Form 10K for the fiscal year ended December 31, 1999 and Prime's Quarterly Report on Form 10Q for the period ended March 31, 2000 annexed hereto as Exhibits C and G, respectively, the full texts of which are incorporated herein by reference. The Projections were prepared in good faith based upon assumptions believed to be reasonable. The Projections, which were prepared in July, 2000, were based, in part, on economic, competitive, and general business conditions prevailing at the time. While as of the date of this Disclosure Statement such conditions have not materially changed, any future changes in these conditions may materially impact the ability of the Debtors to achieve the Projections.

                  THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE DEBTORS' INDEPENDENT ACCOUNTANT, KPMG LLP, HAS NEITHER COMPILED NOR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAS

NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

                  THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH PROJECTIONS OF THEIR ANTICIPATED FINANCIAL POSITION, RESULTS OF OPERATIONS OR CASH FLOWS. ACCORDINGLY, THE DEBTORS DO NOT INTEND TO, AND DISCLAIM ANY OBLIGATION TO (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO HOLDERS OF NEW COMMON STOCK OR ANY OTHER PARTY AFTER THE EFFECTIVE DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SEC, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

                  THE PROJECTIONS PROVIDED IN THE DISCLOSURE STATEMENT HAVE BEEN PREPARED EXCLUSIVELY BY THE DEBTORS' MANAGEMENT WITH THE ASSISTANCE OF LAZARD. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS' CONTROL. THE DEBTORS CAUTION THAT NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO THE REORGANIZED DEBTORS' ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

                  FINALLY, THE PROJECTIONS INCLUDE ASSUMPTIONS AS TO THE ENTERPRISE VALUE OF THE REORGANIZED DEBTORS, THE FAIR VALUE OF THEIR ASSETS AND THEIR ACTUAL LIABILITIES AS OF THE EFFECTIVE DATE. THE REORGANIZED DEBTORS WILL BE REQUIRED TO MAKE SUCH ESTIMATIONS AS OF THE EFFECTIVE DATE. SUCH DETERMINATION WILL BE BASED UPON THE FAIR VALUES AS OF THAT

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DATE, WHICH COULD BE MATERIALLY GREATER OR LOWER THAN THE VALUES ASSUMED IN THE
FOREGOING ESTIMATES.

         B.       Valuation

                  Two methodologies were used to derive the value of the Reorganized Debtors based on the Projections: (i) a comparison of the company and its projected performance to how the market values comparable companies, and
(ii) a calculation of the present value of the free cash flows under the Projections, including an assumption for a terminal value.

                  The market based approach involves identifying a group of publicly traded companies whose businesses or product lines are comparable to those of the Debtors as a whole or significant portions of the company's operations, and then calculating ratios of various financial results to the public market values of these companies. The ranges of ratios derived are then applied to the Debtors' projected financial results to derive a range of implied values. The discounted cash flow approach involves deriving the unlevered free cash flows that the Debtors would generate assuming the projections were realized. These cash flows, and an estimated value of the company at the end of the projected period (the "Terminal Value"), are discounted to the present at the Debtors' estimated post-restructuring weighted average cost of capital to determine the company's enterprise value.

                  ESTIMATES OF VALUE DO NOT PURPORT TO BE APPRAISALS NOR DO THEY NECESSARILY REFLECT THE VALUES WHICH MAY BE REALIZED IF ASSETS ARE SOLD. THE ESTIMATES OF VALUE REPRESENT HYPOTHETICAL REORGANIZED ENTERPRISE VALUES ASSUMING THE IMPLEMENTATION OF MANAGEMENT'S BUSINESS PLAN AS WELL AS OTHER SIGNIFICANT ASSUMPTIONS. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF FORMULATING AND NEGOTIATING A PLAN OF REORGANIZATION AND ANALYZING THE PROJECTED RECOVERIES THEREUNDER.

                  Based upon the methods described above, the estimated enterprise value for the Reorganized Debtors is between $140.0 million and $160 million, with a midpoint value of $150.0 million. After deducting the Debtors' estimated, long-term indebtedness at the Effective Date of approximately $136.2 million, the estimated total equity value is between $3.8 million and $23.8 million, with a midpoint value of $13.8 million. Therefore, assuming 5,000,000 shares of New Common Stock will be issued on the Effective Date, the midpoint value of New Common Stock is estimated to be $2.76 per share, before the impact, if any, on the value of the stock from the issuance of the New Warrants. The Debtors have estimated the value of the New Warrants to be deminimus, using the Black-Scholes option pricing method; the

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valuation of the New Warrants was based upon, among other things, estimates of volatility of the New Common Stock.

                  THE ESTIMATED ENTERPRISE VALUE IS HIGHLY DEPENDENT UPON ACHIEVING THE FUTURE FINANCIAL RESULTS SET FORTH IN THE PROJECTIONS AS WELL AS THE REALIZATION OF CERTAIN OTHER ASSUMPTIONS WHICH ARE NOT GUARANTEED.

                  THE VALUATIONS SET FORTH HEREIN REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET VALUE. SUCH TRADING VALUE, IF ANY, MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZATION EQUITY VALUE RANGES ASSOCIATED WITH THE VALUATION ANALYSIS.

                                       IX.

                      CERTAIN RISK FACTORS TO BE CONSIDERED

                  HOLDERS OF CLAIMS AGAINST, AND EQUITY INTERESTS IN, THE DEBTORS SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

                  The ultimate recoveries under the Plan to holders of Claims and Equity Interests (other than those holders who are paid solely in cash under the Plan) depend upon the realizable value of the New Senior Subordinated Notes, New Common Stock and the New Warrants. The securities to be issued pursuant to the Plan are subject to a number of material risks, including, but not limited to, those specified below. The factors specified below assume that the Plan is approved by the Bankruptcy Court and that the Effective Date occurs on or about December 31, 2000. Although such risk factors are based upon a December 31, 2000 Effective Date, the Debtors believe that an actual Effective Date in the fourth
(4th) quarter of fiscal 2000 or in the first (1st) quarter of fiscal 2001 would not have any material effect on the risk factors.

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                  1        Projected Financial Information

                  The financial projections included in this Disclosure Statement are dependent upon the successful implementation of the business plan and the validity of the other assumptions contained therein. These projections reflect numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, and anticipated future performance of the Debtors, death care industry performance, certain assumptions with respect to the Debtors' competitors, general business and economic conditions and other matters, many of which are beyond the Debtors' control. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the projections may affect the Debtors' actual financial results. Although the Debtors believe that the projections are reasonably attainable, variations between the actual financial results and those projected may occur and be material.

                  2 Ability to Refinance Certain Indebtedness and Restrictions Imposed by Indebtedness

                  Following the Effective Date of the Plan, the Reorganized Debtors' working capital borrowings and letters of credit requirements are anticipated to be funded by a new credit facility (the "New Credit Facility"), a portion of the proceeds of which will be used to repay in full the DIP Financing Facility. There can be no assurance that the Reorganized Debtors will be able to obtain such financing or that such financing may be obtained on acceptable terms.

                  The New Credit Facility and the New Senior Subordinated Notes Indenture will restrict, among other things, the Company's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, create liens on assets, enter into transactions with affiliates, make investments, loans or advances, consolidate or merge with or into any other person or convey, transfer or lease all or substantially all of its assets or change the business conducted by the Reorganized Debtors. In addition, the New Credit Facility will contain certain other and more restrictive covenants and will prohibit the Reorganized Debtors from prepaying certain indebtedness, including the New Senior Subordinated Notes. A breach of any of these covenants could result in a default under the New Credit Facility or the New Senior Subordinated Notes Indenture. Further, the restrictions in the New Senior Subordinated Notes Indenture and the New Credit Facility will therefore restrict the Debtors' ability to obtain additional financing for working capital, capital expenditures or general corporate purposes.

                  The Reorganized Debtors' indebtedness will also require substantial debt service payments which will restrict their ability to use their operating cash flow for capital expenditures and other working capital requirements. In addition,

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substantially all of the Reorganized Debtors' assets will be pledged as security under the New Credit Facility.

                  3        Significant Holders

                  If holders of significant numbers of shares of New Common Stock were to act as a group, such holders could be in a position to control the outcome of actions requiring stockholder approval, including the election of directors. This concentration of ownership could also facilitate or hinder a negotiated change of control of the Reorganized Debtors and, consequently, have an impact upon the value of the New Common Stock.

                  Further, the possibility that one or more of the holders of significant numbers of shares of New Common Stock may determine to sell all or a large portion of their shares of New Common Stock in a short period of time may adversely affect the market price of the New Common Stock.

                  4 Lack of Established Market for New Common Stock and New Warrants

                  The New Common Stock will be issued to holders of pre-Petition Date Claims, some or all of whom may prefer to liquidate their investment rather than to hold it on a long-term basis. There currently is no trading market for the New Common Stock nor is it known whether or when one would develop. Further, there can be no assurance as to the degree of price volatility in any such market. While the Plan was developed based on an assumed reorganization value of $2.76 per share of the New Common Stock (which was calculated based on the Company's mid-point enterprise valuation), such valuation is not an estimate of the price at which the New Common Stock may trade in the market. The Debtors have not attempted to make any such estimate in connection with the development of the Plan. No assurance can be given as to the market prices that will prevail following the Effective Date.

                  5        Lack of Trading Market for New Senior Subordinated
                           Notes

                  After the issuance of the New Senior Subordinated Notes pursuant to the Plan, there can be no assurance that an active trading market will develop therefor. Further, there can be no assurance as to the degree of price volatility in any such market. Accordingly, no assurance can be given that any holder of such securities will be able to sell such securities or as to the price at which any sale may occur. If such market were to exist, such securities could trade at prices higher or lower than the value attributed to such securities hereunder, depending upon many factors, including, without limitation, the prevailing interest rates, markets for similar securities, industry conditions and the performance of, and investor expectations for, the Debtors on a reorganized basis.

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

                  6        Dividend Policies

                  The Debtors do not anticipate paying any dividends on the New Common Stock in the foreseeable future. In addition, the covenants in certain debt instruments to which the Reorganized Debtors will be a party (including the New Credit Facility) may limit the ability of the Reorganized Debtors to pay dividends. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions which may prohibit or limit their ability to invest in New Common Stock.

                  7        Certain Bankruptcy Law Considerations

                           (a)      Risk of Non-Confirmation of the Plan

                  Although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion. Moreover, there can be no assurance that modifications of the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes.

                           (b)      Risk of Non-Occurrence of the Effective Date

                  Although the Debtors believe that the Effective Date may occur as soon as 10 days after the entry of the Confirmation Order, there can be no assurance as to such timing or that such conditions will ever occur.

                  8        Certain Tax Matters

                  For a summary of certain federal income tax consequences of the Plan to holders of Claims and Equity Interests and to the Debtors, see
Section XV. "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN."

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                                       X.

                             CONFIRMATION PROCEDURE

                  Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

         A.       Solicitation of Votes

                  In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims and Equity Interests in Classes 4, 5, 6 and 7 of the Plan are impaired. The holders of Allowed Claims and Allowed Equity Interests in Classes 4, 5 and 6 are entitled to vote to accept or reject the Plan. As the holders of Class 7 Other Equity Interests shall receive no distributions under the Plan, the holders of such claims are presumed to have voted to reject the Plan and the solicitation of acceptances with respect to such class is therefore not required under section 1126(g) of the Bankruptcy Code. Claims in Classes 1, 2 and 3 are unimpaired. The holders of Allowed Claims in each of such Classes are conclusively presumed to have accepted the Plan and the solicitation of acceptances with respect to such Classes therefore is not required under section 1126(f) of the Bankruptcy Code.

                  As to classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan.

                  As to classes of interests entitled to vote on a plan, acceptance is defined as acceptance by holders of at least two-thirds of the number of shares in such class that have timely voted to accept or reject a plan.

                  A vote may be disregarded if the Court determines, after notice and a hearing, that acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Code.

                  Any creditor in an impaired Class (i) whose Claim has been listed by the Debtors in the Debtors' Schedules filed with the Court (provided that such Claim has not been scheduled as disputed, contingent or unliquidated) or (ii) who filed a proof of claim on or before August 31, 2000 (or, if not filed by such date, any proof of claim filed within any other applicable period of limitations or with leave of the Court), which Claim is not the subject of an objection or request for estimation, is entitled to vote. Pursuant to the Disclosure Statement Order, holders of Allowed Old Preferred Stock as of August 18, 2000, are entitled to vote their Old Preferred Stock.

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

         B.       The Confirmation Hearing

                  The Bankruptcy Code requires the Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for September 28, 2000 at 2:00 p.m., Eastern Time, before the Honorable Peter J. Walsh at the United States Bankruptcy Court for the District of Delaware, Marine Midland Plaza, 824 North Market Street, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of common stock of the Debtors or other Interests held by the objector. Any such objection must be filed with the Court and served so that it is received by the Court and the following parties on or before September 21, 2000 at 4:00 p.m., Eastern Time:


Paul, Weiss, Rifkind, Wharton & Garrison    Young Conaway Stargatt & Taylor, LLP
Attorneys for the Debtors                   Attorneys for the Debtors
1285 Avenue of the Americas                 1110 North Market Street
New York, New York  10019-6064              Rodney Square North, 11th Floor
Attn:    Alan W. Kornberg, Esq.             Wilmington, Delaware  19801
         Jeffrey D. Saferstein, Esq.        Attn:    Pauline K. Morgan, Esq.

Munger, Tolles & Olson LLP                  Skadden, Arps, Slate, Meagher & Flom
Attorneys for the Informal Committee        Attorneys for the DIP Agents
355 South Grand Avenue, 35th Floor          333 West Wacker Drive
Los Angeles, CA 90071                       Chicago, IL 60606
Attn:    Thomas B. Walper, Esq.             Attn:    J. Eric Ivester, Esq.

Office of the United States Trustee         Mayer, Brown & Platt
601 Walnut Street                           Attorneys for the DIP Agents
Curtis Center, Suite 950 West               1675 Broadway
Philadelphia, Pennsylvania  19106           New York, New York 10019-5820
Attn:                                       Attn:    Raniero D'Aversa, Jr., Esq.

Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014 and orders of the Bankruptcy Court.

         C.       Confirmation

                  At the Confirmation Hearing, the Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all

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impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible and (iii) in the "best interests" of creditors and stockholders that are impaired under the plan.

                  1        Acceptance

                  Classes 4, 5 and 6 of the Plan are impaired under the Plan and are entitled to vote to accept or reject the Plan. Classes 1, 2 and 3 of the Plan are unimpaired and, therefore, are conclusively presumed to have voted to accept the Plan. Class 7 is presumed to have rejected the Plan.

                  2        Unfair Discrimination and Fair and Equitable Tests

                  To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cram down" tests for creditors and equity holders, as follows:

                  (a) Secured Creditors. Either (i) each impaired creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) of this subparagraph.

                  (b) Unsecured Creditors. Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

                  (c) Equity Interests. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of its interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

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

                  3        Feasibility

                  The Bankruptcy Code permits a plan to be confirmed if it is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan. As part of this analysis, the Debtors have prepared projections of their financial performance for each of the five fiscal years for the period ending December 31, 2005 (the "Projection Period"). These projections, and the assumptions on which they are based, are included in the Projected Financial Information, annexed hereto as Exhibit D. Based upon such projections, the Debtors believe that they will be able to make all payments required pursuant to the Plan and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

                  The financial information and projections appended to the Disclosure Statement include for the five fiscal years in the Projection Period:

                  o Pro-Forma Reorganized Prime Succession balance sheet at December 31, 2000, including all reorganization and fresh-start adjustments.

                  o Projected balance sheets for fiscal years ending in 2001, 2002, 2003, 2004 and 2005.

                  o Projected income statements for fiscal years ending in 2001, 2002, 2003, 2004 and 2005.

                  o Projected statements of cash flow for fiscal years ending in 2001, 2002, 2003, 2004 and 2005.

                  The pro forma financial information and the projections are based on the assumption that the Plan will be confirmed by the Court and, for projection purposes, that the Effective Date under the Plan will occur on December 31, 2000. Although the projections and information are based upon a December 31, 2000 Effective Date, the Debtors believe that an actual Effective Date in the fourth (4th) quarter of fiscal 2000 or first (1st) quarter of fiscal 2000 would not have any material effect on the projections.

                  The Debtors have prepared these financial projections based upon certain assumptions that they believe to be reasonable under the circumstances. Those assumptions considered to be significant are described in the financial projections, which are annexed hereto as Exhibit D. The financial projections have not been examined or compiled by independent accountants. The Debtors make no

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representation as to the accuracy of the projections or their ability to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results and the variations may be material. All holders of Claims and Old Preferred Stock that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the financial projections are based in evaluating the Plan.

                  4        Best Interests Test

                  With respect to each impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each holder of a Claim or Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. To determine what holders of Claims and Equity Interests of each impaired Class would receive if the Debtors were liquidated under chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtors' assets and properties in the context of a chapter 7 liquidation case. The Cash amount that would be available for satisfaction of Unsecured Claims and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets and properties of the Debtors, augmented by the unencumbered Cash held by the Debtors at the time of the commencement of the liquidation case. Such Cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that might result from the termination of the Debtors' businesses and the use of chapter 7 for the purposes of liquidation.

                  The Debtors' costs of liquidation under chapter 7 would include the fees payable to a chapter 7 trustee, as well as those fees that might be payable to attorneys and other professionals that such a trustee might engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtors during the pendency of the Chapter 11 Cases. The foregoing types of claims and other claims that might arise in a liquidation case or result from the pending Chapter 11 Cases, including any unpaid expenses incurred by the Debtors and the Creditors' Committee during the Chapter 11 Cases such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Unsecured Claims.

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

                  To determine if the Plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of a liquidation of the Debtors' unencumbered assets and properties, after subtracting the amounts attributable to the foregoing claims, are then compared with the value of the property offered to such Classes of Claims and Equity Interests under the Plan.

                  After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Cases, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail and (iii) the substantial increases in Claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Cases, the Debtors have determined that confirmation of the Plan will provide each holder of an Allowed Claim or Equity Interest with a recovery that is not less than such holder would receive pursuant to liquidation of the Debtors under chapter 7.

                  The Debtors also believe that the value of any distributions to each class of Allowed Claims in a chapter 7 case, including all Secured Claims, would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed for two years after the completion of such liquidation in order to resolve Claims and prepare for distributions. In the likely event litigation were necessary to resolve Claims asserted in the chapter 7 case, the delay could be prolonged.

                  The Debtors' Liquidation Analysis is attached hereto as Exhibit E. The information set forth in Exhibit E provides a summary of the liquidation values of the Debtors' assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors' estates. Reference should be made to the Liquidation Analysis for a complete discussion and presentation of the Liquidation Analysis. The Liquidation Analysis was prepared by the Debtors with the assistance of Lazard.

                  Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtors and their management. The Liquidation Analysis is also based on assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected might not be realized if the Debtors were, in fact, to undergo such a liquidation. The chapter 7 liquidation period is assumed to be a period of more than one year, allowing for, among other

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things, the (i) discontinuation of operations, (ii) selling of assets and (iii)
collection of receivables.

                                       XI.

                            EFFECTIVENESS OF THE PLAN

         A.       Conditions Precedent to Effectiveness

                  The Plan shall not become effective unless and until it has been confirmed and the following conditions have been satisfied in full or waived pursuant to Section XIII.B.2 thereof: (1) the Confirmation Order in a form satisfactory to the Debtors, the DIP Lenders and the Creditors Committee shall have become a Final Order; (2) the Amended Prime Holdings and Amended Prime Certificates of Incorporation and Amended Subsidiaries Certificates of Incorporation shall have been properly filed with the Secretary of State in their respective state of incorporation; (3) all authorizations, consents and regulatory approvals required (if any) for the Plan's effectiveness shall have been obtained; (4) the Court shall have ordered the substantive consolidation of the Chapter 11 Cases as provided in Section VI of the Plan; (5) on the Effective Date, the Reorganized Debtors have entered into a senior secured credit facility acceptable to the Creditors Committee; (6) the Plan Documents shall be in a form acceptable to the Debtors, the DIP Agents and the Creditors Committee and shall have been executed and delivered; (7) all of the Debtors' obligations owing to any DIP Lender pursuant to the DIP Credit Documents shall have been paid in full, in cash, in immediately available funds, and any commitments in respect of the DIP Credit Documents shall have been terminated; and (8) the Reorganized Debtors shall have sufficient cash on hand to make timely distributions as may be required hereunder.

         B.       Waiver of Conditions

                  The Debtors, with the written consent of the DIP Agents and the Creditors Committee (which consent shall not be unreasonably withheld), may waive any or all of the other conditions set forth in Section XIII.B.1 of the Plan without leave of or order of the Court and without any formal action.

         C.       Effect of Failure of Conditions

                  In the event that the Effective Date does not occur on or before one hundred and twenty (120) days after the Confirmation Date, upon notification submitted by the Debtors to the Court: (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of

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Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

         D.       Vacatur of Plan

                  If an order denying confirmation of the Plan is entered, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against or Equity Interests in the Debtors; (b) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, the Debtors; (c) prejudice in any manner any right, remedy or claim of the Debtors; or (d) be deemed an admission against interest by the Debtors.

                                      XII.

                             SECURITIES LAWS MATTERS

                  No registration statement will be filed under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws with respect to the offer and distribution under the Plan of New Common Stock, New Senior Subordinated Notes and New Warrants (including the New Common Stock issuable upon exercise thereof) (collectively, the "Plan Securities"). The Debtors believe that the provisions of section 1145(a)(1) (and, with respect to the New Common Stock issuable upon exercise of the New Warrants, section 1145(a)(2)) exempt the offer and distribution of the Plan Securities from federal and state securities registration requirements.

         A.       Bankruptcy Code Exemptions from
                  Registration Requirements

                  1        Initial Offer and Sale of Plan Securities

                  Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state laws if three principal requirements are satisfied:
(i) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, of an affiliate participating in a joint plan with the debtor or of a successor to the debtor under the plan; (ii) the recipients of the securities must each hold a prepetition

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or administrative expense claim against the debtor or an interest in the debtor;
and (iii) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or principally in such exchange and partly for cash or property. The Debtors believe that the offer and sale of the Plan Securities under the Plan satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and are, therefore, exempt from registration under the Securities Act and state securities laws.

                  Section 1145(a)(2) of the Bankruptcy Code exempts the offer of a security through any warrant, option or right to subscribe that was sold in the manner specified in section 1145(a)(1) of the Bankruptcy Code and the sale of a security upon the exercise of such a warrant, option or right to subscribe. The Debtors believe that the offer and sale of New Common Stock pursuant to the New Warrants, satisfy the requirements of section 1145(a)(2) of the Bankruptcy Code and are, therefore, exempt from registration under the Securities Act and state securities laws.

                  2        Subsequent Transfers of Plan Securities

                  In general, all resales and subsequent transactions in (i) the New Common Stock, New Senior Subordinated Notes and New Warrants distributed under the Plan and (ii) the New Common Stock issued upon the exercise of New Warrants will be exempt from registration under the Securities Act pursuant to section 4(1) of the Securities Act, unless the holder thereof is deemed to be an "underwriter" with respect to such securities, an "affiliate" of the issuer of such securities or a "dealer." Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

                  (i) persons who purchase a claim against, an interest in or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such a claim or interest ("accumulators");

                  (ii) persons who offer to sell securities offered under a plan for the holders of such securities ("distributors");

                  (iii) persons who offer to buy securities from the holders of such securities, if the offer to buy is (a) with a view to distributing such securities and (b) made under a distribution agreement; and

                  (iv) a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the Securities Act.

Under section 2(11) of the Securities Act, an "issuer" includes any "affiliate" of the issuer, which means any person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with the issuer.

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Under section 2(12) of the Securities Act, a "dealer" is any person who engages either for all or part of his or her time, directly or indirectly, as agent, broker or principal, in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person. Whether or not any particular person would be deemed to be an "underwriter" or an "affiliate" with respect to any Plan Security or to be a "dealer" would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any person would be an "underwriter" or an "affiliate" with respect to any Plan Security or would be a "dealer."

                  The SEC has taken the position that resales by accumulators and distributors of securities distributed under a plan of reorganization who are not affiliates of the issuer of such securities are exempt from registration under the Securities Act if effected in "ordinary trading transactions." The staff of the SEC has indicated in this context that a transaction by such non-affiliates may be considered an "ordinary trading transaction" if it is made on an exchange or in the over-the-counter market and does not involve any of the following factors:

                  (i) (a) concerted action by the recipients of securities issued under a plan in connection with the sale of such securities or (b) concerted action by distributors on behalf of one or more such recipients in connection with such sales;

                  (ii) the use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a bankruptcy court-approved disclosure statement and supplements thereto, and documents filed with the SEC pursuant to the Exchange Act; or

                  (iii) the payment of special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid pursuant to arm's-length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

The views of the SEC on the matter have not, however, been sought by the Debtors and, therefore, no assurance can be given regarding the proper application of the "ordinary trading transaction" exemption described above. Any person intending to rely on such exemption is urged to consult his or her counsel as to the applicability thereof to his or her circumstances.

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

                  Securities Act Rule 144 provides an exemption from registration under the Securities Act for certain limited public resales of unrestricted securities by "affiliates" of the issuer of such securities. Rule 144 allows a holder of unrestricted securities that is an affiliate of the issuer of such securities to sell, without registration, within any three-month period a number of shares of such unrestricted securities that does not exceed the greater of one percent (1%) of the number of outstanding securities in question or the average weekly trading volume in the securities in question during the four calendar weeks preceding the date on which notice of such sale was filed pursuant to Rule 144, subject to the satisfaction of certain other requirements of Rule 144 regarding the manner of sale, notice requirements and the availability of current public information regarding the issuer. The Debtors believe that, pursuant to section 1145(c) of the Bankruptcy Code, the Plan Securities will be unrestricted for purposes of Rule 144.

                  GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN THE PLAN SECURITIES. THE DEBTORS RECOMMEND THAT HOLDERS OF CLAIMS AND INTERESTS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

                  State securities laws generally provide registration exemptions for subsequent transfers by a bona-fide owner for his or her own account and subsequent transfers to institutional or accredited investors. Such exemptions are generally expected to be available for subsequent transfers of New Common Stock, New Senior Subordinated Notes and New Warrants.

                  3        Certain Transactions by Stockbrokers

                  Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers effecting transactions in the New Common Stock, New Senior Subordinated Notes or New Warrants prior to the expiration of 40 days after the Confirmation Date are required to deliver to the purchaser of such securities a copy of this Disclosure Statement (and supplements hereto, if any, if ordered by the Court) at or before the time of delivery of such securities to such purchaser. In connection with prior cases under the Bankruptcy Code, the staff of the SEC has taken so-called "no-action" positions with respect to noncompliance by stockbrokers with such requirement in circumstances in which the debtor was, and the reorganized debtor was to continue to be, subject to and in compliance with the periodic reporting requirements of the Exchange Act. The Debtors were and will continue to be subject to the periodic reporting requirements of the Exchange Act. The views of the SEC on the matter have not, however, been sought by the Debtors and, therefore, no assurance can be

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

given regarding the possible consequences of noncompliance by stockbrokers with the disclosure statement delivery requirements of section 1145(a)(4). Stockbrokers are urged to consult their own counsel with respect to such requirements.

                  THE DEBTORS DO NOT PRESENTLY INTEND TO SUBMIT ANY NO-ACTION OR INTERPRETATIVE REQUESTS TO THE SEC WITH RESPECT TO ANY SECURITIES LAWS MATTERS DISCUSSED HEREIN.

                                      XIII.

                              FINANCIAL INFORMATION

         A.       Financial Statements

                  The audited consolidated balance sheets of the Debtors for the fiscal years ended December 31, 1998 and December 31, 1999 and the related consolidated statements of operations, cash flows and shareholders' equity (deficit) for the same years are contained in "Financial Statements" in the Form 10-K, a copy of which is annexed as Exhibit C to this Disclosure Statement and the full text of which is incorporated herein by reference. This financial information is provided to permit the holders of Claims and Equity Interests to better understand the Debtors' historical business performance and the impact of the Chapter 11 Cases on the Debtors' businesses. During the Chapter 11 Cases, the Debtors are required to file monthly operating reports with the Court. Such financial information is on file with the Court and available to the public for review.

         B. Management's Discussion and Analysis of Financial Condition and Results of Operations

                  For a detailed discussion by management of the Debtors' financial condition, most recent results of operations, liquidity, and capital resources, see Item 7 -- "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K and the Form 10-Q for the quarter ended on March 31, 2000, annexed as Exhibits C and G, respectively, to this Disclosure Statement.

         C.       Recent Performance

                  See the Form 10-K for the fiscal year ended December 31, 1999 and the Form 10-Q for the quarter ended on March 31, 2000 annexed as Exhibits C and G, respectively, to this Disclosure Statement.

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                                      XIV.

                        ALTERNATIVES TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

                  If the Plan is not confirmed and consummated, the alternatives to the Plan include (i) liquidation of the Debtors under chapter 7 of the Bankruptcy Code and (ii) an alternative plan of reorganization.

         A.       Liquidation Under Chapter 7

                  If no plan is confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which one or more trustees would be elected to liquidate the Debtors' assets for distribution in accordance with the priorities established by chapter 7. A discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of Claims and Equity Interests and the Debtors' liquidation analysis are set forth herein. The Debtors believe that liquidation under chapter 7 would result in (i) smaller distributions being made to creditors than those provided for in the Plan because of (a) the likelihood that the Debtors' assets would have to be sold or otherwise disposed of over a relatively short period of time, (b) additional administrative expenses involved in the appointment of one or more trustees, and (c) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtors' operations, and (ii) no distributions being made to the holders of Equity Interests.

         B.       Alternative Plan of Reorganization

                  If the Plan is not confirmed, the Debtors (or if the Debtors' exclusive period in which to file a plan of reorganization has expired, any other party in interest) could attempt to formulate a different plan. Such a plan might involve either a reorganization and continuation of the Debtors' businesses or an orderly liquidation of their assets. With respect to an alternative plan, the Debtors have explored various alternatives in connection with the formulation and development of the Plan. The Debtors believe that the Plan, as described herein, enables creditors and Equity Interest holders to realize the most value under the circumstances. In a liquidation under chapter 11, the Debtors' assets would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7, possibly resulting in somewhat greater (but indeterminate) recoveries than would be obtained in chapter 7. Further, if a trustee were not appointed, because such appointment is not required in a chapter 11 case, the expenses for professional fees would most likely be lower than those incurred in a chapter 7 case. Although preferable to a chapter 7 liquidation, the

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Debtors believe that any alternative liquidation under chapter 11 is a much less attractive alternative to creditors and Equity Interest holders than the Plan because of the greater returns provided by the Plan.

                                       XV.

               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

                  The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to holders of Senior Subordinated Notes and to the Debtors. It does not address the federal income tax consequences to holders whose secured or priority Claims are entitled to reinstatement or payment in full in cash under the Plan.

                  The following summary is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), Treasury regulations promulgated and proposed thereunder, judicial decisions, and published administrative rules and pronouncements of the IRS in effect on the date hereof. Changes in, or new interpretations of, such rules may have retroactive effect and could significantly affect the federal income tax consequences described below.

                  The federal income tax consequences of the Plan are complex and are subject to uncertainties. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt. In addition, this summary does not address foreign, state, or local tax consequences of the Plan, and it does not purport to address the federal income tax consequences of the Plan to special classes of taxpayer (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities).

                  ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF A HOLDER OF A CLAIM OR EQUITY INTEREST. EACH HOLDER OF A CLAIM OR EQUITY INTEREST IS URGED TO CONSULT ITS OWN TAX ADVISOR FOR THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.

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         A.       Consequences to Creditors

                  1        Tax Securities

                  The federal income tax consequences of the Plan may vary depending upon, among other things, whether a holder's Claim being exchanged constitutes a "security" of the Debtors for federal income tax purposes (a "Tax Security"). The term "security" is not defined in the Tax Code but is generally understood to include stock, rights to purchase stock, and debt instruments with a maturity more than 10 years from the date of issuance, although the determination whether a particular claim or debt constitutes a Tax Security depends upon an overall evaluation of the nature of the claim or debt. An instrument with an original term of as little as 5 years may qualify. Under these principles, the New Common Stock and New Warrants will be characterized as Tax Securities, and it is likely that the Senior Subordinated Notes and the New Senior Subordinated Notes will be characterized as Tax Securities. However, each holder should consult its tax advisor regarding the tax status of its Claim or Claims.

                  The Tax Security issue arises because the Tax Code's corporate reorganization provisions generally provide that a holder recognizes no gain or loss upon exchanging an issuer's Tax Securities for other Tax Securities of such issuer (except that consideration received for a claim for accrued but unpaid interest must be included as current income). By contrast, a holder will recognize gain upon exchanging (i) an issuer's obligations that are not Tax Securities for Tax Securities of such issuer, or (ii) an issuer's Tax Securities for obligations of such issuer that are not Tax Securities. See also subsection
A.3 below ("Consequences to Creditors--Claims or Consideration Not Constituting Tax Securities").

                  To the extent a Claim holder's receipt of the New Senior Subordinated Notes, New Common Stock, or New Warrants is attributable to accrued interest, the exchanging holder will recognize current income.

                  2        Claims and Consideration Constituting Tax Securities

                  In general, each holder of a Claim that constitutes a Tax Security will not recognize any gain or loss upon implementation of the Plan, but may recognize gain (computed as described below in section A.3), to the extent of any consideration other than Tax Securities issued by the Debtors in satisfaction of its Claim. The character of any such gain or loss would be determined in accordance with the principles discussed below in subsection A.3. See also section C below ("Additional Tax Considerations for All Holders of Claims").

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

                  A holder's tax basis in New Senior Subordinated Notes, New Common Stock, and New Warrants received in satisfaction of a Claim represented by a Tax Security of the Debtors will be such holder's adjusted tax basis in such Claim, decreased by the sum of the cash and the fair market value of any notes received that are not Tax Securities, and increased by any gain recognized by such holder on the exchange. A holder that receives Tax Securities of the Debtors and whose exchanged Claim constitutes a Tax Security must apportion its adjusted tax basis in such Claim (decreased by any cash received and the fair market value of any obligations received that are not Tax Securities, and increased by any gain recognized) between the New Senior Subordinated Notes, the New Common Stock, and the New Warrants it receives in accordance with their relative fair market values.

                  If a holder of a Claim constituting a Tax Security receives Debtors' obligations that are Tax Securities, such holder may have a tax basis in the new obligations that exceeds the stated principal amount of such obligations. In such case, the excess basis may be the subject of annual deductions to the holder under the bond premium amortization rules of the Tax Code, or the holder may be entitled to exclude from income all or a portion of any original issue discount income on the obligations. See the discussion of the OID rules in subsection A.4 below ("Consequences to Creditors--Application of OID Rules").

                  A holder's holding period for New Senior Subordinated Notes, New Common Stock, and New Warrants received in exchange for the Debtors' Tax Securities will include such holder's holding period for the obligations so exchanged, except to the extent the New Senior Subordinated Notes, New Common Stock, or New Warrants were issued in respect of such holder's Claim for accrued interest. A holder's holding period for New Senior Subordinated Notes, New Common Stock, or New Warrants issued in respect of its Claim for accrued interest (or in respect of which the holder is otherwise required to recognize gain) will begin on the day after their issuance.

                  3        Claims or Consideration Not Constituting Tax
                           Securities

                  If any of the Senior Subordinated Notes, the New Senior Subordinated Notes, the New Common Stock, or the New Warrants were not treated as Tax Securities, all or a portion of the exchange of Senior Subordinated Notes for New Senior Subordinated Notes and New Common Stock would constitute a taxable transaction. See also subsection C.1 below ("Additional Tax Considerations for All Holders of Claims--Distributions in Discharge of Accrued Interest").

                  If the Senior Subordinated Notes were not treated as Tax Securities, an exchange relating to such notes that were not treated as Tax Securities would constitute a taxable event in which a holder of Senior Subordinated Notes would

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generally recognize gain or loss in an amount equal to the difference between
(a) the "amount realized," i.e., the cash and/or aggregate fair market value of all property received by the Claim holder in exchange for its Claim (other than a Claim for interest), and (b) its adjusted basis in the exchanged debt instruments (exclusive of any basis attributable to accrued interest).

                  If the Senior Subordinated Notes were characterized as Tax Securities but the New Senior Subordinated Notes were not, a holder of Senior Subordinated Notes would recognize gain upon receipt of New Senior Subordinated Notes equal to the lesser of (a) the fair market value of such New Senior Subordinated Notes received in exchange for its Senior Subordinated Notes, and
(b) the total gain realized in the exchange, which amount would equal the difference between the Senior Subordinated Note holder's tax basis in its Senior Subordinated Note and the aggregate fair market value of the New Senior Subordinated Notes and New Common Stock received in the exchange.

                  The character of any gain or loss recognized as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the claim constitutes a capital asset in the hand of the holder, whether the claim has been held for more than twelve months, whether the claim was purchased at a discount (in which case the market discount rules of the Tax Code may apply to recharacterize a portion of any gain as ordinary income), and whether and to what extent the holder has previously claimed a bad debt deduction in respect of such Claim. Also in this regard, Tax Code Section 582(c) provides that the sale or exchange of a bond, debenture, note, certificate, or other evidence of indebtedness by certain financial institutions will be considered the sale or exchange of a non-capital asset. Accordingly, any gain or loss recognized by such financial institutions as a result of the implementation of the Plan will be ordinary gain or loss, regardless of the nature of their claims. See also section C below ("Additional Tax Considerations for All Holders of Claims").

                  A holder's tax basis in any New Senior Subordinated Notes, New Common Stock, or New Warrants will be the fair market value thereof included in the holder's amount realized on the exchange. The holding period for the New Senior Subordinated Notes, New Common Stock, or New Warrants so received will begin on the day following the exchange.

                  4        Application of OID Rules

                  Under the Tax Code, a holder of a debt instrument that has original issue discount ("OID") must include a portion of the OID in gross income in each taxable year or portion thereof in which the holder holds the debt instrument, even if the holder has not received a cash payment in respect of such OID. In general, OID

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is equal to the excess of (i) an instrument's "stated redemption price at maturity" over (ii) its "issue price."

                  The "issue price" of a debt instrument issued for property (such as an outstanding debt instrument) depends upon the circumstances surrounding its issuance. The issue price of a debt instrument that is publicly traded is generally the fair market value of the debt instrument when issued. The fair market value is generally determined from the price at which such debt instrument trades on the first day after issuance. If the new debt instrument is not publicly traded and is issued for property (such as an outstanding debt instrument) that is publicly traded, then the issue price is generally determined from the price at which such property trades on the issue date. Although the matter is not free from doubt, the Debtors expect that the outstanding Senior Subordinated Notes will constitute publicly traded property for purposes of applying the foregoing rules. Accordingly, the issue price of the New Senior Subordinated Notes is expected to be their fair market value, as described above. Although the Debtors believe that such fair market value will be the face value of the New Senior Subordinated Notes, their fair market value will be determined by the actual trading prices at the time the New Senior Subordinated Notes are issued. If the New Senior Subordinated Notes are issued at a discount from face value, they would have OID of at least the amount of such discount.

                  The "stated redemption price at maturity" of a debt instrument is the sum of all payments to be made on such instrument, other than certain interest payments based on a fixed rate payable unconditionally at fixed periodic intervals of one year or less during the entire term of the instrument. Under the applicable regulations, payments on the New Senior Subordinated Notes will not be treated as such qualified periodic interest payments. Accordingly, in all events, the New Senior Subordinated Notes will have OID and each holder will be required to include a portion thereof in gross income for each taxable year even if the holder receives no payments during that year or only receives payment in the form of additional New Senior Subordinated Notes. However, the precise amount and timing of inclusions will depend on a number of factors, including whether the New Senior Subordinated Notes are treated as issued at a discount or at par and accordingly will not be determinable until the New Senior Subordinated Notes are issued. The Debtors will furnish annually to the Internal Revenue Service (other than with respect to certain exempt holders) and to holders of New Senior Subordinated Notes information with respect to the OID accruing while such New Senior Subordinated Notes are held by such holders.

                  Treasury regulations provide that a holder acquiring a debt instrument in a reorganization exchange may exclude all of the OID on such debt instrument from such holder's taxable income if it is acquired at a "premium" (i.e., if the adjusted tax basis in the acquired debt instrument exceeds the sum of all payments due

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on the instrument after the acquisition date, less certain stated interest) and may exclude a part of the OID on such debt instrument from such holder's taxable income if it is acquired at an "acquisition premium" (i.e., if the adjusted tax basis in the acquired debt instrument exceeds its adjusted issue price).


         B.       Consequences to the Debtors

                  The Debtors have reported for federal income tax purposes substantial consolidated net operating loss ("NOL") carryforwards. In addition, the Debtors have substantial tax basis in their assets. As discussed below, certain tax attributes of the Debtors, such as NOLs and tax basis, will be subject to reduction and limitation as a result of implementing the Plan.

                  1        Cancellation of Debt

                  In general, the Tax Code provides that a debtor in a bankruptcy case does not include cancellation of debt ("COD") income in its gross income, but rather must reduce its tax attributes, to the extent it has such attributes to reduce, by the amount of COD that otherwise would have been recognized. The amount of COD is the amount by which the indebtedness discharged exceeds the consideration for which it is exchanged. A debtor's tax attributes are generally reduced in the following order until COD is exhausted: NOLs, general business credits, alternative minimum tax credits, capital losses, the tax basis of its assets, passive activity losses, and credits and foreign tax credits. Losses (and tax credits) are reduced only after the debtor's tax liability for the current year is determined (with, in each case, current-year losses being reduced before any carryforwards from prior years), and tax basis is reduced as of the first day of the succeeding year. A debtor's tax basis in its assets will not be reduced below the amount of its liabilities (as defined) outstanding immediately after the COD is recognized. Any COD remaining after exhausting available tax attributes is simply forgiven. Any reduction of tax attributes generally occurs on a separate company basis, even though the Debtors file a consolidated federal income tax return.

                  As a result of the reduction of the Debtors' indebtedness pursuant to the Plan, the Debtors will suffer attribute reduction. The Debtors believe they will have significant COD. The extent of resulting attribute reduction to the Debtors will depend, however, primarily upon the amount of its liabilities outstanding on the Effective Date. The attribute reduction is expected to eliminate NOL carryforwards that otherwise might be available to the Debtors and substantially all of the tax basis of the Debtors' long-term assets. This will reduce the amount of tax depreciation and amortization that the Company will be able to utilize on its tax returns starting in the fiscal year ending December 31, 2001, and therefore potentially may increase taxes due in future tax periods.

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                  2        Applicable High-Yield Discount Obligations

                  If the yield to maturity of the New Senior Subordinated Notes (as determined for U.S. federal income tax purposes) exceeds the "applicable federal rate" ("AFR") plus 500 basis points, the New Senior Subordinated Notes will be subject to the applicable high-yield discount obligation ("AHYDO") rules of the Code. The AFR will be determined according to the month in which the New Senior Subordinated Notes are issued. The yield to maturity of the New Senior Subordinated Notes is expected to exceed the appropriate AFR for the month of issue plus 500 basis points. In such case, under the AHYDO rules the Debtors' deductions with respect to OID will be suspended until such amounts are actually paid, and the "disqualified portion" of such OID (defined as the portion that is attributable to the yield on such New Senior Subordinated Note in excess of the AFR plus 600 basis points), if any, will be permanently nondeductible. The AHYDO rules generally do not affect the amount, timing, or character of a holder's income. However, domestic corporate holders of New Senior Subordinated Notes may be eligible for a dividends-received deduction with respect to their inclusion in income of the "disqualified portion" if such amount, if paid with respect to stock, would have constituted a dividend for U.S. federal income tax purposes. The availability of a dividends-received deduction is subject to a number of complex limitations.

                  3        Alternative Minimum Tax

                  In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income ("AMTI") at a 20-percent rate to the extent such tax exceeds the corporation's regular federal income tax. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. In particular, even though a corporation otherwise might be able to offset all its taxable income for regular tax purposes by available NOL carryforwards, only 90 percent of AMTI may be offset by available NOL carryforwards (as computed for AMT purposes). Any AMT a corporation pays will generally be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to AMT.

         C.       Additional Tax Considerations for All Claim Holders

                  1        Distributions in Discharge of Accrued Interest

                  A Claim holder that receives stock or other property in discharge of a Claim for interest accrued during the period the holder owned such Claim and not previously included in such holder's income will be required to recognize ordinary income equal to the fair market value of the New Senior Subordinated Notes, New Common Stock, and New Warrants, as the case may be, received in respect of such

Claim. A holder generally will recognize a deductible loss (or, possibly, a write-off against a reserve for bad debts) to the extent any accrued interest claimed was previously included in its gross income and is not paid in full by the Debtors. The tax basis of any New Senior Subordinated Notes, New Common Stock, or New Warrants received in exchange for Claims for accrued interest will be the fair market value of the New Common Stock and New Warrants on the day of the exchange or the issue price of the New Senior Subordinated Notes, as the case may be. The holding period for such New Senior Subordinated Notes, New Common Stock, and New Warrants will begin the day after the exchange.

Under the Plan, distributions in respect of Allowed Claims will be allocated first to the stated principal amount of such Claims, with any excess allocated to interest. However, there can be no assurance that the IRS or the courts will respect the Plan allocation for federal income tax purposes.

                  2 Subsequent Sale of New Senior Subordinated Notes, New Common Stock, or New Warrants

                  Any gain recognized by a holder upon a subsequent taxable disposition of New Senior Subordinated Notes, New Common Stock, or New Warrants received pursuant to the Plan in satisfaction of a Claim (or any stock or other property received for them in a later tax-free exchange) may be treated as ordinary income to the extent of (i) any bad debt deductions (or additions to a bad debt reserve) previously claimed with respect to its Claim and any ordinary loss deduction incurred upon satisfaction of its Claim, less any income (other than interest income) recognized by the holder upon satisfaction of its Claim,
(ii) with respect to a cash-basis holder, any amounts that would have been included in its gross income if the holder's Claim had been satisfied in full but were not included by reason of the cash method of accounting, and (iii) any accrued market discount that is assigned to the New Senior Subordinated Notes, New Common Stock, or New Warrants, as discussed in subsection C.3 below ("Additional Tax Considerations for All Claim Holders--Market Discount").

                  3        Market Discount

                  The Treasury Department is expected to promulgate regulations that will provide that any accrued "market discount" not treated as ordinary income upon a tax-free exchange of market-discount bonds (generally, bonds acquired for less than their issue price) would carry over to any nonrecognition property received in the exchange. If such regulations are promulgated and applicable to the Plan, any accrued but unrecognized market discount on an exchanged Claim that constitutes a Tax Security would carry over to any New Senior Subordinated Notes, New Common Stock, or New Warrants received pursuant to the Plan. Any gain recognized by a holder upon a subsequent disposition of such New Senior Subordinated Notes, New Common Stock, or New Warrants also would be treated as ordinary income to the extent of any accrued market discount not previously included in such holder's income. Holders are urged to consult their tax advisors as to the application of the market discount rules.

                  4        Withholding

                  All distributions to holders of Allowed Claims and Allowed Old Preferred Stock under the Plan are subject to applicable withholding (including employment tax withholding). Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at a 31% rate. Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails to report properly interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding.

                  THE FOREGOING FEDERAL INCOME TAX SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. ALL CREDITORS AND EQUITY HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES OF THE PLAN.


                           [INTENTIONALLY LEFT BLANK]

                                      XVI.

                                   CONCLUSION

                  The Debtors believe the Plan is in the best interests of all Creditors and Equity Interest holders and urge those entitled to vote to accept the Plan.

Dated:   Wilmington, Delaware
            August 21, 2000


                                        PRIME SUCCESSION HOLDINGS, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        AARON CREMATION & BURIAL SERVICES,
                                        INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        AARON CREMATION & BURIAL SERVICES,
                                        P.C.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        BUCKNER-RUSH ENTERPRISES, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        BURY-PINE FUNERAL HOME, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PINE FUNERAL HOME, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        CLARY-GODWIN FUNERAL HOME, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        CLAYTON FRANK & SONS, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        COMANDER FUNERAL HOME, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        CREMATION SOCIETY OF AMERICA,
                                        INCORPORATED


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        FRASER FUNERAL HOME, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        FRED HUNTER MEMORIAL SERVICES, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        GROTEWOLD SIMI VALLEY
                                        MORTUARY, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        HUGHES FUNERAL CHAPEL


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        J&W, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        JOHN A. BECK COMPANY


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        LAMBERT CORPORATION, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        McWANE FAMILY FUNERAL HOME, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        NEAL-TARPLEY, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME BUSINESS SOLUTIONS, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME BUSINESS SOLUTIONS OF
                                        KENTUCKY, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME ENTERPRISES OF CALIFORNIA, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME HOLDINGS OF ARKANSAS, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME HOLDINGS OF CALIFORNIA, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME HOLDINGS OF MINNESOTA, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME HOLDINGS OF NEBRASKA, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME HOLDINGS OF OHIO, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME HOLDINGS OF WEST VIRGINIA, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME INDIANA LIMITED PARTNERSHIP


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF ALABAMA, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF ARIZONA, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF ARKANSAS, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF CALIFORNIA, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF FLORIDA, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF GEORGIA, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF ILLINOIS, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF IOWA, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF KENTUCKY, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF MINNESOTA, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF MISSOURI, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF NEBRASKA, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF NEW YORK, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF TENNESSEE, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF TEXAS, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        PRIME SUCCESSION PARTNERS, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        ROSELAWN MEMORIAL GARDENS, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        ROSTAD MORTUARY, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        TALISMAN ENTERPRISES, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        THE FUNERAL OUTLET STORE, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                                        WHITNEY & MURPHY FUNERAL
                                        HOMES, INC.


                                        By:  /s/Arthur J. Ansin
                                             -------------------
                                             Name:
                                             Title:

                      EXHIBITS TO THE DISCLOSURE STATEMENT


A        Proposed Plan of Reorganization

B        Disclosure Statement Order

C        Annual Report on Form 10-K

D        Financial Projections

E        Liquidation Analysis

                                   SCHEDULE A

                           List of Subsidiary Debtors

Aaron Cremation & Burial Services, Inc., Aaron-Cremation & Burial Services, P.C., Buckner-Rush Enterprises, Inc., Bury-Pine Funeral Home, Inc., Pine Funeral Home, Inc., Clary-Godwin Funeral Home, Inc., Clayton Frank & Sons, Inc., Comander Funeral Home, Inc., Cremation Society of America, Incorporated, Fraser Funeral Home, Inc., Fred Hunter Memorial Services, Inc., Grotewold Simi Valley Mortuary, Inc., Hughes Funeral Chapel, J&W, Inc., John A. Beck Company, Lambert Corporation, Inc., McWane Family Funeral Home, Inc., Neal-Tarpley, Inc., Prime Business Solutions, Inc., Prime Business Solutions of Kentucky, Inc., Prime Enterprises of California, Inc., Prime Holdings of Arkansas, Inc., Prime Holdings of California, Inc., Prime Holdings of Minnesota, Inc., Prime Holdings of Nebraska, Inc., Prime Holdings of Ohio, Inc., Prime Holdings of West Virginia, Inc., Prime Indiana Limited Partnership, Prime Succession of Alabama, Inc., Prime Succession of Arizona, Inc., Prime Succession of Arkansas, Inc., Prime Succession of California, Inc., Prime Succession of Florida, Inc., Prime Succession of Georgia, Inc., Prime Succession of Illinois, Inc., Prime Succession of Iowa, Inc., Prime Succession of Kentucky, Inc., Prime Succession of Minnesota, Inc., Prime Succession of Missouri, Inc., Prime Succession of Nebraska, Inc., Prime Succession of New York, Inc., Prime Succession of Tennessee, Inc., Prime Succession of Texas, Inc., Prime Succession Partners, Inc., Roselawn Memorial Gardens, Inc., Rostad Mortuary, Inc., Talisman Enterprises, Inc., The Funeral Outlet Store, Inc. and Whitney & Murphy Funeral Homes, Inc.

                                                                       Exhibit A
                                                                       ---------

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE


                                                     Chapter 11
In re:                                          )
                                                )    Case No. 00-2969 (PJW)
PRIME SUCCESSION, INC., et al.,                 )
                                                )    (Jointly Administered)
                                                )
                              Debtors.          )

                  AMENDED JOINT PLAN OF REORGANIZATION OF PRIME
            SUCCESSION HOLDINGS, INC. AND PRIME SUCCESSION, INC. AND ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                    Alan W. Kornberg
                    Jeffrey D. Saferstein
                    1285 Avenue of the Americas
                    New York, New York  10019-6064
                    (212) 373-3000

                                      -and-

                    YOUNG CONAWAY STARGATT & TAYLOR, LLP
                    Pauline K. Morgan
                    Michael Nestor
                    1110 N. Market Street
                    P.O. Box 391
                    Rodney Square North, 11th Floor
                    Wilmington, Delaware 19801
                    (302) 571-6600

                    Attorneys for the Debtors

Dated:     Wilmington, Delaware
           August 21, 2000

                                Table of Contents
                                -----------------

                                                                                                  Page
I.       DEFINITIONS AND CONSTRUCTION OF TERMS........................................................1
         A.   Definitions.............................................................................1
         B.   Interpretation, Application of Definitions and Rules of
              Construction...........................................................................18

II.      CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS...............................................19
         A.   Introduction...........................................................................19
              1.  Unclassified Claims (not entitled to vote on the Plan).............................19
              2.  Unimpaired Classes Of Claims (deemed to have accepted the
                  Plan and, therefore, not entitled to vote on the Plan).............................20
              3.  Impaired Classes of Claims and Equity Interests (entitled to vote on the Plan)..................................................................20

III.     TREATMENT OF ADMINISTRATIVE
         EXPENSE CLAIMS AND PRIORITY TAX CLAIMS......................................................21
         A.   Administrative Claims. ................................................................21
         B.   Professional Compensation And Reimbursement Claims.....................................21
         C.   Priority Tax Claims....................................................................22

IV.      TREATMENT OF CLAIMS AND
         EQUITY INTERESTS............................................................................23
         A.   Class 1 - Other Priority Claims........................................................23
              1.  Distributions......................................................................23
              2.  Impairment and Voting..............................................................23
         B.   Class 2 - Other Secured Claims.........................................................23
              1.  Distributions......................................................................23
              2.  Impairment and Voting..............................................................23
         C.   Class 3 - Trade Claims.................................................................24
              1.  Distributions......................................................................24
              2.  Impairment and Voting..............................................................24
         D.   Class 4 - Prepetition Lender Claims....................................................24
         E.   Class 5 - Senior Subordinated Note Claims, Rejected Former
              Owner Obligations, Other Rejected Obligations and Other General
              Unsecured Claims.......................................................................24
              1.  Distributions......................................................................24
              2.  Impairment and Voting..............................................................25
         F.   Class 6 - Old Preferred Stock..........................................................25
              1.  Distributions......................................................................25
              2.  Impairment and Voting..............................................................25

         G.   Class 7 - Other Equity Interests.......................................................25
              1.  Distributions......................................................................25
              2.  Impairment and Voting..............................................................25

V.       PROVISIONS REGARDING CORPORATE GOVERNANCE
         AND MANAGEMENT OF THE REORGANIZED DEBTORS...................................................25
         A.   Directors and Officers of Reorganized Prime Holdings and
              Reorganized Prime; Amended Certificates of Incorporation and
              Amended By-Laws........................................................................25
              1.  The Initial Board of Directors.....................................................25
              2.  Management of Reorganized Prime Holdings and Reorganized
                  Prime..............................................................................26
              3.  Amended Prime Holdings Certificate of Incorporation and
                  Amended Prime Holdings By-Laws.....................................................26
              4.  Amended Prime Certificate of Incorporation and Amended
                  Prime By-Laws......................................................................26
         B.  Directors and Officers of the Reorganized Subsidiaries..................................27
              1.  The Initial Board of Directors.....................................................27
              2.  Management of the Reorganized Subsidiaries.........................................27
              3.  Amended Subsidiaries Certificates of Incorporation and
                  Amended Subsidiaries By-Laws.......................................................27
         C.   Securities to Be Issued Pursuant to the Plan...........................................27
              1.  New Common Stock...................................................................27
              2.  New Senior Subordinated Notes......................................................28
              3.  The New Warrants...................................................................28
         D.   Reorganized Prime Holdings Equity Incentive Plan.......................................28
         E.   Postpetition Financing.................................................................28

VI.      SUBSTANTIVE CONSOLIDATION OF THE DEBTORS....................................................29

VII.     PROVISIONS REGARDING VOTING AND
         DISTRIBUTIONS UNDER THE PLAN AND TREATMENT
         OF DISPUTED, CONTINGENT AND UNLIQUIDATED
         ADMINISTRATIVE CLAIMS, CLAIMS AND EQUITY
         INTERESTS...................................................................................30
         A.   Voting of Claims and Equity Interests..................................................30
         B.   Nonconsensual Confirmation.............................................................30
         C.   Distributions..........................................................................30
              1.  Method of Distributions Under the Plan.............................................30
              2.  Disputed Trade Claims..............................................................32
                  (a)      Distributions Withheld For Disputed Trade Claims..........................32
              3.  Objections To And Resolution Of Administrative Claims,
                  Claims and Equity Interests........................................................33
              4.  Allocation of Consideration........................................................34

              5.  Cancellation and Surrender of Existing Securities and
                  Agreements.........................................................................34

VIII.    IMPLEMENTATION AND EFFECT OF CONFIRMATION OF
         THIS PLAN...................................................................................35
         A.   New Senior Subordinated Notes Indenture, the Amended Prime
              Certificate of Incorporation, the Amended Prime By-Laws, the
              Amended Prime Holdings By-Laws, the Amended Prime Holdings
              Certificate of Incorporation, the Amended Subsidiaries
              Certificates of Incorporation, the Amended Subsidiaries By-Laws,
              the Amended Subsidiary Limited Partnership Agreement, the Equity
              Incentive Plan, the Warrant Agreement, the New Senior Management
              Employment Contracts, the New Exit Financing
              Facility Documents and Other Implementation Documents..................................35
         B.   Continued Corporate Existence and Vesting of Assets in
              Reorganized Debtors....................................................................35
         C.   Discharge of the Debtors...............................................................36
         D.   Injunction.............................................................................36
         E.   Release of Collateral..................................................................37
         F.   Preservation/Waiver of Causes of Action................................................37
              1.  Preservation of Rights.............................................................37
         G.   Votes Solicited in Good Faith..........................................................38
         H.   Administrative Claims Incurred after the Confirmation Date.............................38
         I.   The Debtors' Release...................................................................38
         J.   Exculpation, Release and Injunction of Released Parties................................39
              1.  Exculpation........................................................................39
              2.  Injunction.........................................................................39
              3.  Limitation of Governmental Releases................................................39
         K.   Term of Bankruptcy Injunction or Stays.................................................40
         L.   Preservation of Insurance..............................................................40
         M.   Officers' and Directors' Indemnification Rights and Insurance..........................40

IX.      RETENTION OF JURISDICTION...................................................................40

X.       MISCELLANEOUS PROVISIONS....................................................................41
         A.   Payment of Statutory Fees..............................................................41
         B.   Dissolution of Creditors Committee.....................................................41
         C.   Modification of the Plan...............................................................41
         D.   Governing Law..........................................................................42
         E.   Filing or Execution of Additional Documents............................................42
         F.   Withholding and Reporting Requirements.................................................42
         G.   Exemption From Transfer Taxes..........................................................42
         H.   Section 1145 Exemption.................................................................42

         I.   Waiver of Federal Rule of Civil Procedure 62(a)........................................43
         J.   Headings...............................................................................43
         K.   Exhibits/Schedules.....................................................................43
         L.   Notices................................................................................43
         M.   Plan Supplement........................................................................44
         N.   Conflict...............................................................................44
         O.   Setoff by the United States............................................................44

XI.      EXECUTORY CONTRACTS AND UNEXPIRED LEASES....................................................44

XII.     BENEFIT PLANS...............................................................................45

XIII.    EFFECTIVENESS OF THE PLAN...................................................................45
         A.   Confirmation of the Plan...............................................................45
         B.   Effectiveness of the Plan..............................................................46
              1.  Conditions Precedent to Effectiveness..............................................46
              2.  Waiver of Conditions...............................................................46
              3.  Effect of Failure of Conditions....................................................46
              4.  Vacatur of Plan....................................................................48

                  Prime Succession Holdings, Inc., Prime Succession, Inc., Aaron Cremation & Burial Services, Inc., Aaron-Cremation & Burial Services, P.C., Buckner-Rush Enterprises, Inc., Bury-Pine Funeral Home, Inc., Pine Funeral Home, Inc., Clary-Godwin Funeral Home, Inc., Clayton Frank & Sons, Inc., Comander Funeral Home, Inc., Cremation Society of America, Incorporated, Fraser Funeral Home, Inc., Fred Hunter Memorial Services, Inc., Grotewold Simi Valley Mortuary, Inc., Hughes Funeral Chapel, J&W, Inc., John A. Beck Company, Lambert Corporation, Inc., McWane Family Funeral Home, Inc., Neal- Tarpley, Inc., Prime Business Solutions, Inc., Prime Business Solutions of Kentucky, Inc., Prime Enterprises of California, Inc., Prime Holdings of Arkansas, Inc., Prime Holdings of California, Inc., Prime Holdings of Minnesota, Inc., Prime Holdings of Nebraska, Inc., Prime Holdings of Ohio, Inc., Prime Holdings of West Virginia, Inc., Prime Indiana Limited Partnership, Prime Succession of Alabama, Inc., Prime Succession of Arizona, Inc., Prime Succession of Arkansas, Inc., Prime Succession of California, Inc., Prime Succession of Florida, Inc., Prime Succession of Georgia, Inc., Prime Succession of Illinois, Inc., Prime Succession of Iowa, Inc., Prime Succession of Kentucky, Inc., Prime Succession of Minnesota, Inc., Prime Succession of Missouri, Inc., Prime Succession of Nebraska, Inc., Prime Succession of New York, Inc., Prime Succession of Tennessee, Inc., Prime Succession of Texas, Inc., Prime Succession Partners, Inc., Roselawn Memorial Gardens, Inc., Rostad Mortuary, Inc., Talisman Enterprises, Inc., The Funeral Outlet Store, Inc., and Whitney & Murphy Funeral Homes, Inc. propose the following joint plan of reorganization under section 1121(a) of the Bankruptcy Code.

                                       I.

                      DEFINITIONS AND CONSTRUCTION OF TERMS

                  A. Definitions. Unless otherwise defined herein, or the context otherwise requires, the following terms shall have the respective meanings set forth below:

Administrative Claim                    means any right to payment constituting
                                        a cost or expense of administration of
                                        the Chapter 11 Cases of a kind specified under section 503(b) of the Bankruptcy
                                        Code and entitled to priority under
                                        section 507(a)(1), 507(b) or 1114(e)(2)
                                        of the Bankruptcy Code, including,
                                        without limitation, any actual and
                                        necessary costs and expenses of
                                        preserving the Debtors' estates, any
                                        actual and necessary costs and expenses
                                        of operating the Debtors' businesses,
                                        any indebtedness or obligations incurred or assumed by the Debtors in Possession in connection with the conduct of their businesses, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent awarded by the Court under sections 330, 331 or 503 of the Bankruptcy Code, any fees or charges assessed against the Debtors' estates under section 1930 of chapter 123 of title 28 of the United States Code, and DIP Facility Claims.

Allowed Claim or Allowed Interest       means, with reference to any Claim or
                                        Equity Interest, (a) any Claim against
                                        or Equity Interest in the Debtors which
                                        has been listed by the Debtors in their
                                        Schedules, as such Schedules may be
                                        amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent, and with respect to which no contrary proof of claim or interest has been filed, (b) any Claim or Equity
                                        Interest specifically allowed under the
                                        Plan, (c) any Claim or Equity Interest
                                        which is not Disputed or (d) any Claim
                                        or Equity Interest the amount or
                                        existence of which, if Disputed, (i) has been determined by a Final Order of a court of competent jurisdiction other than the Court, or (ii) has been allowed by Final Order of the Court; provided, however, that any Claims or Equity
                                        Interests allowed solely for the purpose of voting to accept the Plan pursuant to an order of the Court shall not be considered "Allowed Claims" or "Allowed
                                        Equity Interests" hereunder.

Amended Prime By-Laws means the Amended and Restated By-Laws of Reorganized Prime, which shall be in substantially the form contained in the Plan Supplement.

Amended Prime Certificate of            means the amended and restated
                                        Certificate of Incorporation
                                        Incorporation of Reorganized Prime,
                                        which shall be in substantially the form contained in the Plan Supplement.

Amended Prime Holdings By-Laws          means the Amended and Restated By-Laws
                                        of Reorganized Prime Holdings, which
                                        shall be in substantially the form
                                        contained in the Plan Supplement.

Amended Prime Holdings Certificate of   means the amended and restated
                                        Certificate of Incorporation
                                        Incorporation of Reorganized Prime
                                        Holdings which shall be in substantially the form contained in the Plan
                                        Supplement.

Amended Subsidiaries By-Laws            means the Amended and Restated By-Laws
                                        of the Reorganized Subsidiaries, which
                                        shall be in substantially the form
                                        contained in the Plan Supplement.

Amended Subsidiaries Certificates of    means the amended and restated
                                        Certificates of Incorporation
                                        Incorporation of the Reorganized
                                        Subsidiaries, which shall be in
                                        substantially the form contained in the
                                        Plan Supplement.

Amended Subsidiary Limited              means the amended and restated Limited
                                        Partnership Agreement Partnership
                                        Agreement of Prime Indiana Limited
                                        Partnership, which shall be in
                                        substantially the form contained in the
                                        Plan Supplement.

Ballots means each of the ballot forms distributed with the Disclosure Statement to each holder of an Impaired Claim or Equity Interest (other than to holders not entitled to vote on the
                                        Plan) upon which is to be indicated,
                                        among other things, acceptance or
                                        rejection of the Plan.

Bankruptcy Code                         means title 11 of the United States
                                        Code, 11 U.S.C.ss.ss. 101 et seq., as in effect on the date hereof.

Bankruptcy Court                        means the United States Bankruptcy Court
                                        for the District of Delaware or such
                                        other court as may have jurisdiction
                                        over the Chapter 11 Cases.

Bankruptcy Rules                        means the Federal Rules of Bankruptcy
                                        Procedure as promulgated by the United
                                        States Supreme Court under section 2075
                                        of title 28 of the United States Code,
                                        and local rules of the Court, as the
                                        context may require.

Business Day                            means any day on which commercial banks
                                        are open for business, and not
                                        authorized to close, in the City of New
                                        York, New York, except any day
                                        designated as a legal holiday by
                                        Bankruptcy Rule 9006(a).

Cash                                    means legal tender of the United States
                                        of America.

Causes of Action                        means all claims, choses in action and
                                        causes of action (including those
                                        assertable derivatively), liabilities,
                                        obligations, suits, debts, sums of
                                        money, damages, demands, judgments,
                                        whether known or unknown, now owned or
                                        hereafter acquired by the Debtors, and
                                        the Cash and non-Cash proceeds thereof,
                                        whether arising under the Bankruptcy
                                        Code or other Federal, state or foreign
                                        law, in equity or otherwise, including,
                                        without limitation, any causes of action arising under sections 510, 544, 547, 548, 549, 550, 551 or any other section of the Bankruptcy Code.

Chapter 11 Cases                        means the chapter 11 cases commenced by
                                        the Debtors.

Collateral                              means any property or interest in
                                        property of the Debtors' estates subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

Confirmation Date                       means the date on which the Confirmation
                                        Order is entered by the Court.

Confirmation Hearing                    means the hearing to consider
                                        confirmation of the Plan pursuant to
                                        section 1128 of the Bankruptcy Code, as
                                        it may be adjourned or continued from
                                        time to time.

Confirmation Order                      means the order entered by the Court
                                        confirming the Plan pursuant to section
                                        1129 of the Bankruptcy Code.

Court means, (a) the United States Bankruptcy Court for the District of Delaware, having jurisdiction over the Chapter 11 Cases; (b) to the extent there is no reference pursuant to section 157 of title 28 of the United States Code, the United States District Court for the District of Delaware; and (c) any other court having jurisdiction over the Chapter 11 Cases.

Creditors Committee                     means the Official Committee of
                                        Unsecured Creditors appointed by the
                                        United States Trustee in the Chapter 11
                                        Cases, as constituted from time to time.

Debtors means Prime Succession Holdings, Inc., Prime Succession, Inc., Aaron Cremation & Burial Services, Inc., Aaron-Cremation & Burial Services, P.C., Buckner-Rush Enterprises, Inc., Bury-Pine Funeral Home, Inc., Pine Funeral Home, Inc., Clary-Godwin Funeral Home, Inc., Clayton Frank & Sons, Inc., Comander Funeral Home, Inc., Cremation Society of America, Incorporated, Fraser Funeral Home, Inc., Fred Hunter Memorial Services, Inc., Grotewold Simi Valley Mortuary, Inc., Hughes Funeral Chapel, J&W, Inc., John A. Beck Company, Lambert Corporation, Inc., McWane Family Funeral Home, Inc., Neal-Tarpley, Inc., Prime Business Solutions, Inc., Prime Business Solutions of Kentucky, Inc., Prime Enterprises of California, Inc., Prime Holdings of Arkansas, Inc., Prime Holdings of California, Inc., Prime Holdings of Minnesota, Inc., Prime Holdings of Nebraska, Inc., Prime Holdings of Ohio, Inc., Prime Holdings of West Virginia, Inc., Prime Indiana Limited Partnership, Prime Succession of Alabama, Inc., Prime Succession of Arizona, Inc., Prime Succession of Arkansas, Inc., Prime Succession of California, Inc., Prime Succession of Florida, Inc., Prime Succession of Georgia, Inc., Prime Succession of Illinois, Inc., Prime Succession of Iowa, Inc., Prime Succession of Kentucky, Inc., Prime Succession of Minnesota, Inc., Prime Succession of Missouri, Inc., Prime Succession of Nebraska, Inc., Prime Succession of New York, Inc., Prime Succession of Tennessee, Inc., Prime Succession of Texas, Inc., Prime Succession Partners, Inc., Roselawn Memorial Gardens, Inc., Rostad Mortuary, Inc., Talisman Enterprises, Inc., The Funeral Outlet Store, Inc., and Whitney & Murphy Funeral Homes, Inc.

Debtors in Possession                   means the Debtors in their capacity as
                                        debtors in possession in the Chapter 11
                                        Cases pursuant to sections 1107(a) and
                                        1108 of the Bankruptcy Code.

DIP Agents                              means The Bank of Nova Scotia and
                                        Goldman Sachs Credit Partners, L.P. in
                                        their capacity as agents under the DIP
                                        Credit Documents.

DIP Credit Agreement                    means the Debtors in Possession Credit
                                        and Guaranty Agreement dated as of July
                                        13, 2000 among Prime Succession, Inc.,
                                        as borrower, the parent and subsidiaries of the borrower named therein, as guarantors, the DIP Lenders and Goldman
                                        Sachs Credit Partners, L.P., and The
                                        Bank of Nova Scotia, as DIP Agents.

DIP Credit Documents                    means the DIP Credit Agreement and any
                                        and all documents executed in connection therewith, including, without limitation, all security agreements, pledge agreements and mortgages.

DIP Credit Facility                     means the postpetition financing
                                        facility in the committed amount of
                                        $10,000,000 provided by the DIP Lenders.

DIP Facility Claims                     means all Claims arising under or
                                        relating to the DIP Credit Documents
                                        and/or the DIP Credit Facility, which
                                        shall be paid in full on the Effective
                                        Date in accordance with the terms of the DIP Credit Facility.

DIP Facility Order                      means, collectively, the interim order
                                        entered by the Bankruptcy Court on July
                                        13, 2000, and the final order entered by the Bankruptcy Court on August 3, 2000, whereby the DIP Credit Facility was authorized and approved.

DIP Lenders                             means the Persons who are from time to
                                        time lenders under the DIP Credit
                                        Documents.

Disclosure Statement                    means the written disclosure statement
                                        that relates to this Plan, as approved
                                        by the Court pursuant to section 1125 of the Bankruptcy Code, as such disclosure statement may be amended, modified or supplemented from time to time.

Disputed means any Claim, or Equity Interest, or any portion thereof, that is not an Allowed Claim or Allowed Interest, including, but not limited to, Claims or Interests (a)(i) that have not been Scheduled by the Debtors or (ii) have been Scheduled at zero or as contingent, unliquidated or disputed, or (b) that are the subject of a proof of claim that differs in nature, amount or priority from the Debtors' Schedules, and (c) in either case, the allowance or disallowance of which is not yet the subject of a Final Order.

Effective Date                          means the first Business Day on which
                                        all of the conditions specified in
                                        Section XIII.B.1 of the Plan have been
                                        satisfied or waived in accordance with
                                        Section XIII.B.2 of the Plan; provided,
                                        however, that if a stay of the
                                        Confirmation Order is in effect on such
                                        date, the Effective Date will be the
                                        first Business Day after such stay is no longer in effect.

Equity Incentive Plan                   has the meaning assigned to such term in
                                        Section V.E. of the Plan.

Equity Interest                         means Old Preferred Stock and Other
                                        Equity Interests.

Exit Credit Facility                    means the revolving credit and term loan
                                        facility to be entered into as a means
                                        of implementing the Plan, all as is more specifically described in Article V.E.
                                        of the Plan.

Exit Facility Documents                 means the documents to be entered into
                                        by the Reorganized Debtors on the
                                        Effective Date pursuant to which the
                                        Reorganized Debtors will obtain
                                        financing to (i) fund consummation of
                                        the Plan, (ii) pay in full the DIP
                                        Financing Claims, (iii) pay in full the
                                        Prepetition Lender Claims, and (iv) fund certain working capital and general corporate requirements of the
                                        Reorganized Debtors.

Final Order                             means an order or judgment of the Court,
                                        or other court of competent
                                        jurisdiction, as entered on the docket
                                        in the Chapter 11 Cases, the operation
                                        or effect of which has not been stayed,
                                        reversed, vacated or amended, and as to
                                        which order or judgment (or any
                                        revision, modification, or amendment
                                        thereof) the time to appeal, petition
                                        for certiorari, or seek review or
                                        rehearing has expired and as to which no appeal, petition for certiorari, or petition for review or rehearing was filed or, if filed, remains pending.

Government                              has the meaning assigned to such term in
                                        Section VIII.I.3 of the Plan.

Impaired means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

Indenture Trustee                       means United States Trust Company of New
                                        York, in its capacity as trustee under
                                        the Senior Subordinated Note Indenture.

Informal Committee                      means the informal committee of certain
                                        holders of Senior Subordinated Notes
                                        that was formed prior to the Petition
                                        Date.

Initial Distribution Date               means the Effective Date or as soon
                                        thereafter as practicable.

Initial Holder                          means, (a) any person or entity who will
                                        initially hold shares of New Common
                                        Stock on the Effective Date, (b) any
                                        investment fund for which any person
                                        thereof acts as manager, (c) any
                                        partnership or other entity for which
                                        any person thereof acts directly or
                                        indirectly as a general partner,
                                        managing member or controlling
                                        stockholder, and (d) any person
                                        otherwise affiliated with any of the
                                        foregoing individuals or entities.

Intercompany Claims                     means any Claim held by one of the
                                        Debtors against any other Debtor,
                                        including, without limitation, (a) any
                                        account reflecting intercompany book
                                        entries by such Debtor with respect to
                                        any other Debtor, (b) any Claim not
                                        reflected in book entries that is held
                                        by such Debtor, and (c) any derivative
                                        Claim asserted or assertable by or on
                                        behalf of such Debtor against any other
                                        Debtor.

Lien has the meaning set forth in Section 101 of the Bankruptcy Code.

New Common Stock                        means the common stock of Reorganized
                                        Prime Holdings, par value $.01 per
                                        share, to be authorized and issued by
                                        Reorganized Prime Holdings on the
                                        Effective Date pursuant to the Plan.

New Exit Financing Facility
Documents                               means the documents pursuant to which
                                        the New Exit Financing Facility will be
                                        provided to Reorganized Prime, and which shall be in substantially the form contained in the Plan Supplement.

New Senior Management Employment
Contracts                               has the meaning assigned to such term in
                                        Section V.A.2. of the Plan.

New Senior Subordinated Notes           means the promissory notes authorized
                                        and to be issued pursuant to the Plan
                                        and the New Senior Subordinated Notes
                                        Indenture, and which shall be in
                                        substantially the form contained in the
                                        Plan Supplement.

New Senior Subordinated Notes
Indenture                               has the meaning assigned to such term in
                                        Section V.C.2. of the Plan.

New Senior Subordinated Notes
Indenture Trustee                       means the bank or trust company that
                                        will serve as trustee under the New
                                        Senior Subordinated Notes Indenture.

New Warrants                            means the warrants to purchase in the
                                        aggregate 500,000 shares of New Common
                                        Stock, which shall be issued pursuant to the terms of the Warrant Agreement.

Old Preferred Stock                     means the 20,000 authorized shares of
                                        10% pay- in-kind cumulative preferred
                                        stock par value $.01 issued by Prime
                                        Holdings and outstanding on the Petition
                                        Date.

Other Equity Interest or Interest       means any share of common stock or other
                                        instrument evidencing an ownership
                                        interest in Prime Holdings, whether or
                                        not transferable, and any option,
                                        warrant, or right, contractual or
                                        otherwise, to acquire, sell or subscribe for any such interest; provided, however, that Other Equity Interests shall not include Old Preferred Stock.

Other General Unsecured Claims          means an Unsecured Claim (other than a
                                        Senior Subordinated Note Claim, Rejected
                                        Former Owner Obligation, Other Rejected
                                        Obligation or Trade Claim).

Other Priority Claim                    means Claims entitled to priority
                                        pursuant to section 507(a) of the
                                        Bankruptcy Code (other than
                                        Administrative Claims and Priority Tax
                                        Claims), including, without limitation,
                                        certain allowed employee compensation
                                        and benefit claims of the Debtors'
                                        employees incurred within ninety (90)
                                        and one hundred eighty (180) days,
                                        respectively, prior to the Petition
                                        Date.

Other Rejected Obligations              means any Unsecured Claim of any entity
                                        against the Debtors arising from the
                                        rejection pursuant to sections 365 or
                                        1123(b) of the Bankruptcy Code of (a) a
                                        lease of real or personal property
                                        entered into with the Debtors, or any of them, or (b) any other agreement with the Debtors, or any of them.

Other Secured Claims                    means any Claim, other than a DIP
                                        Financing Claim, to the extent reflected in the Schedules or a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy code, to
                                        the extent of such setoff.

Petition Date                           means July 12, 2000 the date on which
                                        the Debtors filed their petitions for
                                        relief commencing the Chapter 11 Cases.

Person means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity.

Plan means this Plan, as it may be amended or modified from time to time, together with all addenda, exhibits, schedules or other attachments, if any.

Plan Documents                          means the documents to be included in
                                        the Plan Supplement.

Plan Supplement                         means the forms of documents specified
                                        in Section X.M. of the Plan.

Prepetition Credit Agreement            means that certain Credit Agreement
                                        dated as of August 26, 1996 among Prime, Prime Holdings, the Prepetition Lenders,
                                        The Bank of Nova Scotia, as
                                        administrative agent and Goldman Sachs
                                        Credit Partners, L.P., as syndication
                                        agent.

Prepetition Credit Documents            means the Prepetition Credit Agreement
                                        and any and all documents executed in
                                        connection therewith, including, without limitation, all security agreements, pledge agreements and mortgages.

Prepetition Credit Facility Agents      means The Bank of Nova Scotia and
                                        Goldman Sachs Credit Partners, L.P. in
                                        their capacity as agents under the
                                        Prepetition Credit Documents.

Prepetition Lender Claims               means the claims of the Prepetition
                                        Lenders arising under the Prepetition
                                        Credit Agreement.

Prepetition Lenders                     means the Persons who are from time to
                                        time lenders under the Prepetition
                                        Credit Documents.

Prime                                   means Prime Succession, Inc.

Prime Equity Interests                  means any share of common stock or other
                                        instrument evidencing a present
                                        ownership interest in Prime, whether or
                                        not transferrable, and any options,
                                        warrants or rights contractual or
                                        otherwise, to acquire any such interest.

Prime Holdings                          means Prime Succession Holdings, Inc.

Pro Rata                                means, at any time, the proportion that
                                        (x) with respect to Claims, the amount
                                        of a Claim in a particular Class bears
                                        to the aggregate amount of all Claims
                                        (including Disputed Claims) in such
                                        Class and (y) with respect to Equity
                                        Interests, the number of shares or other equity interests held by a particular holder in a particular Class bears to the aggregate number of all shares and other equity interests in a particular Class, unless in each case the Plan provides otherwise.

Priority Tax Claim                      means any unsecured Claim held by a
                                        governmental unit entitled to a priority in right of payment under section
                                        507(a)(8) of the Bankruptcy Code.

Quarter means the period beginning on the Effective Date and ending on the immediately succeeding June 30, September 30, December 31 or March 31, and each three-month period thereafter, as the context may require.

Record Date                             means the record date for purposes of
                                        making distributions under the Plan on
                                        account of Allowed Claims and Allowed
                                        Equity Interests, which date shall be
                                        the Confirmation Date.

Rejected Former Owner Obligations       means any Unsecured Claim of an entity
                                        against the Debtors arising from (a) the rejection pursuant to sections 365 or 1123(b) of the Bankruptcy Code of (i) a non-compete agreement with the Debtors, or any of them, (ii) a consulting agreement with the Debtors, or any of them, or (iii) a lease of real or personal property entered into by the Debtors, or any of them, with a former owner of any of the Debtors' property, or (b) a note or other financial instrument entered into by the Debtors, or any of them, in connection with the purchase by the Debtors, or any of them, before the Petition Date, of a funeral home or other property.

Released Parties                        has the meaning assigned to such term in
                                        Section VIII.H. of the Plan.

Reorganized Debtors                     means the Debtors, or any successors
                                        thereto by merger, consolidation or
                                        otherwise, on and after the Effective
                                        Date.

Reorganized Prime                       means Prime, or any successors thereto
                                        by merger, consolidation, or otherwise,
                                        on and after the Effective Date.

Reorganized Prime Holdings              means Prime Holdings, or any successors
                                        thereto by merger, consolidation or
                                        otherwise, on and after the Effective
                                        Date.

Reorganized Subsidiaries                means the Subsidiaries, or any
                                        successors thereto by merger,
                                        consolidation, or otherwise, on and
                                        after the Effective Date.

Reserve                                 has the meaning assigned to such term in
                                        Section VII.C.2(a)(i) of the Plan.

Schedules                               means the schedules of assets and
                                        liabilities, statements of financial
                                        affairs, and lists of holders of Claims
                                        and Equity Interests filed with the
                                        Court by the Debtors, including any
                                        amendments or supplements thereto.

Scheduled                               means, with respect to any Claim or
                                        Equity Interest, the status and amount,
                                        if any, of such Claim or Equity Interest as set forth in the Schedules.

Secured Claim                           means a Claim that is secured by a Lien
                                        on property or interests in property, in which the Debtors have an interest, to the extent of the value as of the Effective Date, or such other date as may be established by the Court, of such interest or Lien determined by a Final
                                        Order of the Court pursuant to section
                                        506 of the Bankruptcy Code or as
                                        otherwise agreed upon in writing by the
                                        Debtors and the holder of such Claim.

Senior Subordinated Notes               means the 10 3/4% Notes, due August 15,
                                        2004, of Prime issued and outstanding
                                        under the Senior Subordinated Note
                                        Indenture.

Senior Subordinated Note Claims         means the unsecured Claims of the Senior
                                        Subordinated Noteholders (excluding the
                                        fees and expenses of the Indenture
                                        Trustee).

Senior Subordinated Noteholders         means the holders of the Senior
                                        Subordinated Notes.

Senior Subordinated Note Indenture      means that certain Indenture, dated as
                                        of August 15, 1996, between Prime, as
                                        issuer, and United States Trust Company
                                        of New York, as Trustee, pursuant to
                                        which the Senior Subordinated Notes were issued, together with any amendments or supplements thereto.

Subsequent Distribution Date            means the twentieth day after the end of
                                        the Quarter following the Quarter in
                                        which the Initial Distribution Date
                                        occurs and the twentieth day after the
                                        end of each such subsequent Quarter.

Subsidiaries                            means Aaron Cremation & Burial Services,
                                        Inc., Aaron-Cremation & Burial Services,
                                        P.C., Buckner-Rush Enterprises, Inc.,
                                        Bury-Pine Funeral Home, Inc., Pine
                                        Funeral Home, Inc., Clary-Godwin Funeral
                                        Home, Inc., Clayton Frank & Sons, Inc.,
                                        Comander Funeral Home, Inc., Cremation
                                        Society of America, Incorporated, Fraser
                                        Funeral Home, Inc., Fred Hunter Memorial
                                        Services, Inc., Grotewold Simi Valley
                                        Mortuary, Inc., Hughes Funeral Chapel,
                                        J&W, Inc., John A. Beck Company, Lambert
                                        Corporation, Inc., McWane Family Funeral
                                        Home, Inc., Neal-Tarpley, Inc., Prime
                                        Business Solutions, Inc., Prime Business
                                        Solutions of Kentucky, Inc., Prime
                                        Enterprises of California, Inc., Prime
                                        Holdings of Arkansas, Inc., Prime
                                        Holdings of California, Inc., Prime
                                        Holdings of Minnesota, Inc., Prime
                                        Holdings of Nebraska, Inc., Prime
                                        Holdings of Ohio, Inc., Prime Holdings
                                        of West Virginia, Inc., Prime Indiana
                                        Limited Partnership, Prime Succession of
                                        Alabama, Inc., Prime Succession of
                                        Arizona, Inc., Prime Succession of
                                        Arkansas, Inc., Prime Succession of
                                        California, Inc., Prime Succession of
                                        Florida, Inc., Prime Succession of
                                        Georgia, Inc., Prime Succession of
                                        Illinois, Inc., Prime Succession of
                                        Iowa, Inc., Prime Succession of
                                        Kentucky, Inc., Prime Succession of
                                        Minnesota, Inc., Prime Succession of
                                        Missouri, Inc., Prime Succession of
                                        Nebraska, Inc., Prime Succession of New
                                        York, Inc., Prime Succession of
                                        Tennessee, Inc., Prime Succession of
                                        Texas, Inc., Prime Succession Partners,
                                        Inc., Roselawn Memorial Gardens, Inc.,
                                        Rostad Mortuary, Inc., Talisman
                                        Enterprises, Inc., The Funeral Outlet
                                        Store, Inc. and Whitney & Murphy Funeral
                                        Homes, Inc.

Subsidiary Equity Interests             means any share of common stock or other
                                        instrument evidencing a present
                                        ownership interest in any of the
                                        Subsidiaries, whether or not
                                        transferable, and any options, warrants
                                        or rights, contractual or otherwise, to
                                        acquire any such interest.

Trade Claim                             means an Unsecured Claim (other than a
                                        Senior Subordinated Note Claim, Rejected
                                        Former Owner Obligation, Other Rejected
                                        Obligation or Other General Unsecured
                                        Claim) of any entity against the Debtors for goods and services provided to the Debtors in the ordinary course of the Debtors' business; provided, however, that such entity has continued to provide goods and services to the Debtors before and after the Petition
                                        Date on customary terms and credit or as otherwise acceptable to the Debtors

Transfer Agent                          means the transfer agent for the New
                                        Common Stock.

Unsecured Claim                         means any Claim that is not a Secured
                                        Claim, Administrative Claim, Priority
                                        Tax Claim or Other Priority Claim.

Warrant Agent                           means the agent for the New Warrants.

Warrant Agreement                       means a warrant agreement pursuant to
                                        which the New Warrants will be issued,
                                        which shall be in substantially the form contained in the Plan Supplement.

                  B. Interpretation, Application of Definitions and Rules of Construction.

                  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, such meanings to be applicable to both the singular and plural forms of the terms defined. Capitalized terms in the Plan that are not defined herein shall have the same meaning assigned to such terms by the Bankruptcy Code or Bankruptcy Rules, as the case may be. The words "herein,"

"hereof," and "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section or subsection in the Plan unless expressly provided otherwise. All gender references shall be deemed to refer to both genders. The words "includes" and "including" are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only, are not a part of this Plan, and shall not be used to interpret this Plan. The rules of construction set forth in section 102 of the Bankruptcy Code shall apply to this Plan. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                       II.

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                  A.       Introduction.

                  All Claims and Equity Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

                  A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim is also placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

                           1. Unclassified Claims (not entitled to vote on the Plan).

                                    (a)     Administrative Claims.

                                    (b)     Priority Tax Claims.

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

                           2. Unimpaired Classes Of Claims (deemed to have accepted the Plan and, therefore, not entitled to vote on the Plan).

                                    (a) Class 1: Other Priority Claims.

                                    Class 1 consists of all Other Priority
                                    Claims.

                                    (b) Class 2: Other Secured Claims.

                                    Class 2 consists of all Other Secured
                                    Claims.

                                    (c) Class 3: Trade Claims.

                                    Class 3 consists of all Trade Claims.

                           3. Impaired Classes of Claims and Equity Interests (entitled to vote on the Plan).

                                    (a) Class 4: Prepetition Lender Claims.

                                    Class 4 consists of all Prepetition Lender
                                    Claims.

                                    (b) Class 5: Senior Subordinated Note
                                    Claims, Rejected Former Owner Obligations,
                                    Other Rejected Obligations and Other General
                                    Unsecured Claims.

                                    Class 5 consists of all Senior Subordinated
                                    Note Claims, Rejected Former Owner
                                    Obligations, Other Rejected Obligations and
                                    Other General Unsecured Claims.

                                    (c) Class 6: Old Preferred Stock.

                                    Class 6 consists of all Old Preferred Stock.

                                    (d) Class 7: Other Equity Interests.

                                    Class 7 consists of all Other Equity
                                    Interests.

                                      III.

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

                  A.       Administrative Claims.

                  Except to the extent that any entity entitled to payment of any Allowed Administrative Claim agrees to a different treatment, each holder of an Allowed Administrative Claim shall receive Cash in an amount equal to such Allowed Administrative Claim on the later of the Effective Date and the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtors in Possession (to the extent authorized and approved by the Court if such authorization and approval was required under the Bankruptcy Code) shall be paid in full and performed by the Reorganized Debtors, as the case may be, in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to, such transactions. On the Effective Date, all obligations of the Debtors in Possession to the DIP Lenders under the DIP Credit Documents shall be paid in full in cash in immediately available funds or otherwise satisfied in a manner acceptable to the DIP Lenders in their sole discretion in accordance with the terms of the DIP Credit Documents. Such payment shall be made to the DIP Agents for further distribution to the holders of the DIP Facility Claims. Upon compliance with the foregoing sentence, all Liens granted to secure such obligations shall be deemed canceled and shall be of no further force and effect without the necessity of any further action on behalf of the DIP Lenders or the Debtors.

                  The reasonable fees and expenses of the Indenture Trustee including the reasonable fees and expenses of its attorneys shall be deemed Allowed Administrative Claims and paid, in full, in Cash on the Effective Date. In the event of a dispute between the Debtors and the Indenture Trustee concerning the reasonableness of such fees and expenses, the Indenture Trustee shall receive the undisputed portion of such fees and expenses on the Effective Date. The Bankruptcy Court shall retain jurisdiction to determine the reasonableness of any unpaid portion of the Indenture Trustee's fees and expenses.

                  B. Professional Compensation And Reimbursement Claims.

                  All entities seeking an award by the Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code (a) shall file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date by the date that is 30 days after the Effective Date or such other date as may be fixed by the Court and (b) if granted, such an award by the Court shall be paid in full in such amounts as are awarded by the Court (i) on the date such Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Claim and the Debtors in Possession or, on and after the Effective Date, the Reorganized Debtors. The reasonable fees and expenses incurred after the Petition Date by the Informal Committee's counsel and financial advisors, including, without limitation, the success fee payable to Chanin pursuant to its engagement letter with the Debtors (who were retained by agreement with the Debtors prior to the Petition Date, (together with reasonable fees and expenses of local counsel) with respect to these Chapter 11 Cases) shall be paid (without application by or on behalf of any such professionals to the Bankruptcy Court without notice and a hearing) by the Reorganized Debtors as an Administrative Claim under the Plan. The fees and expenses of the professionals representing the Informal Committee shall be deemed to satisfy the requirements of sections 503(b) of the Bankruptcy Code.

                  C.       Priority Tax Claims.

                  Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Reorganized Debtors, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal quarterly Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to the statutory rate provided for under applicable federal, state or local law, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim. Each Priority Tax Claim which is not payable on or before the Effective Date will survive confirmation of the Plan, remain unaffected thereby, and be paid as and when due, except to the extent that a holder of such Claim agrees to a different treatment.

                                       IV.

                             TREATMENT OF CLAIMS AND
                                EQUITY INTERESTS

                  A.       Class 1 - Other Priority Claims.

                           1. Distributions. Except to the extent that a holder
of an Allowed Other Priority Claim agrees to a different treatment, in full and final satisfaction of such claim, each holder of an Allowed Other Priority Claim shall receive payment in full in Cash on the later of the Effective Date and the date when such Other Priority Claim becomes an Allowed Claim, or as soon thereafter as practicable.

                           2. Impairment and Voting. Class 1 shall be unimpaired
under the Plan. Holders of Allowed Claims in Class 1 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

                  B.       Class 2 - Other Secured Claims.

                           1. Distributions. Except to the extent that a holder
of an Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Debtors, in full and final satisfaction of such Claim, (i) each Allowed Other Secured Claim shall be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code, notwithstanding any contractual provision or applicable nonbankruptcy law that entitles the holder of an Allowed Other Secured Claim to demand or receive payment of such Allowed Other Secured Claim prior to the stated maturity of such Allowed Other Secured Claim from and after the occurrence of a default, (ii) each holder of an Allowed Other Secured Claim shall receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) each holder of an Allowed Other Secured Claim shall receive the collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, in full and complete satisfaction of such Allowed Other Secured Claim on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

                           2. Impairment and Voting. Class 2 shall be unimpaired
under the Plan. The holders of Allowed Claims in Class 2 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

                  C.       Class 3 - Trade Claims.

                           1. Distributions. To the extent not satisfied by the
Debtors in the ordinary course of business, in full and final satisfaction of such claims, the legal, equitable and contractual rights to which such Allowed Trade Claim entitles the holder thereof shall be left unaltered and, accordingly, shall be satisfied on the latest of (i) the Effective Date, (ii) the date such Trade Claim becomes an Allowed Claim, (iii) the date an Allowed Trade Claim becomes due and payable in the ordinary course of business consistent with the Debtors' ordinary payment practices, and (iv) the date on which the Debtors and the holder of such Allowed Trade Claim agree in writing.

                           2. Impairment and Voting. Class 3 shall be unimpaired
under the Plan. The holders of Allowed Claims in Class 3 are presumed to accept the Plan and are not entitled to vote to accept or reject the Plan.

                  D.       Class 4 - Prepetition Lender Claims.

                           1. Allowance. The Prepetition Lender Claims are
deemed to be fully allowed in the aggregate amount of $108,500,000.

                           2. Distributions. Except to the extent that the
holders of the Prepetition Lender Claims agree to different treatment, on the Effective Date, or as soon thereafter as practicable, in full and final satisfaction of such Claims, each holder of an allowed Prepetition Lender Claim shall receive payment in full in Cash.

                           3. Impairment and Voting. Class 4 is impaired under
the Plan. The holders of the Prepetition Lender Claims are entitled to vote to accept or reject the Plan.

                  E. Class 5 - Senior Subordinated Note Claims, Rejected Former Owner Obligations, Other Rejected Obligations and Other General Unsecured Claims.

                           1. Distributions. On the Effective Date, or as soon
thereafter as is practicable, in full and final satisfaction of such Claims, each holder of an Allowed Senior Subordinated Note Claim, Rejected Former Owner Obligation, Other Rejected Obligation and Other General Unsecured Claims will receive its Pro Rata share of (i) $20 million of New Senior Subordinated Notes; and (ii) 5,000,000 shares of New Common Stock. The Senior Subordinated Note Claims shall be Allowed in the aggregate amount of $109,854,000.

                           2. Impairment and Voting. Class 5 is impaired under
the Plan. The holders of Allowed Claims in Class 5 are entitled to vote to accept or reject the Plan.

                  F.       Class 6 - Old Preferred Stock.

                           1. Distributions. On the Effective Date or as soon
thereafter as practicable, each holder of Allowed Old Preferred Stock will receive its Pro Rata share of New Warrants.

                           2. Impairment and Voting. Class 6 is impaired under
the Plan. The holders of Allowed Old Preferred Stock are entitled to vote to accept or reject the Plan.

                  G.       Class 7 - Other Equity Interests.

                           1. Distributions. The holders of Class 7 Other Equity
Interests shall receive no distributions whatsoever on account of such Other Equity Interests. All Other Equity Interests shall be canceled on the Effective Date.

                           2. Impairment and Voting. Class 7 is impaired under
the Plan. As the holders of Other Equity Interests are receiving no distributions they are conclusively presumed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

                                       V.

                    PROVISIONS REGARDING CORPORATE GOVERNANCE
                    AND MANAGEMENT OF THE REORGANIZED DEBTORS

                  A. Directors and Officers of Reorganized Prime Holdings and Reorganized Prime; Amended Certificates of Incorporation and Amended By-Laws.

                           1. The Initial Board of Directors. The initial boards
of directors of Reorganized Prime Holdings and Reorganized Prime shall consist of five (5) members, four (4) of whom shall be designated by the former members of the Informal Committee whose names shall be disclosed on or before the date of the Confirmation Hearing, and one (1) of whom shall be Gary Wright. The respective Boards of Directors of Reorganized Prime Holdings and Reorganized Prime will select a Chairman at their initial meeting.

                           2. Management of Reorganized Prime Holdings and
Reorganized Prime. The officers of Prime Holdings and Prime immediately prior to the Effective Date shall serve as the initial officers of Reorganized Prime Holdings and Reorganized Prime, respectively, on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with Reorganized Prime Holdings or Reorganized Prime and applicable nonbankruptcy law, as the case may be. New employment agreements for Gary Wright, Prime's President and Chief Executive Officer; Arthur Ansin, Prime's Chief Financial Officer and Executive Vice President; Greg Hilgendorf, Prime's Senior Vice President Funeral Operations; Brian Clary, Prime's Corporate Controller; and Peter Cooper, Prime's General Counsel, to the extent such officers are to remain employed by the Reorganized Debtors, shall be in the forms contained in the Plan Supplement and shall become effective on the Effective Date (the "New Senior Management Employment Contracts").

                           3. Amended Prime Holdings Certificate of
Incorporation and Amended Prime Holdings By-Laws. The adoption of the Amended Prime Holdings Certificate of Incorporation and Amended Prime Holdings By-Laws will be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of the Debtors or the Reorganized Debtors. The Amended Prime Holdings Certificate of Incorporation will, among other things, contain appropriate provisions (i) governing the authorization of up to 6,000,000 shares of New Common Stock (up to 5,000,000 will be issued on the Effective Date) that will be available for issuance and whose terms and conditions may be established by the Board of Directors, (ii) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, and (iii) implementing such other matters as stockholders and directors of Reorganized Prime Holdings believe are necessary and appropriate to effectuate the terms and conditions of the Plan. On or prior to the Effective Date, Prime Holdings will file with the Secretary of State of the State of Delaware, in accordance with sections 103 and 303 of the Delaware General Corporation Law, the Amended Prime Holdings Certificate of Incorporation and such certificate shall be the certificate of incorporation for Reorganized Prime Holdings. The Amended Prime Holdings Certificate of Incorporation shall be substantially in the form contained in the Plan Supplement.

                           4. Amended Prime Certificate of Incorporation and
Amended Prime By-Laws. The adoption of the Amended Prime Certificate of Incorporation and Amended Prime By-Laws will be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of the Debtors or the Reorganized Debtors. The Amended Prime Certificate of Incorporation will, among other things, contain appropriate provisions (i) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, and (ii) implementing such other matters as stockholders and directors of Reorganized Prime believe are necessary and appropriate to effectuate the terms and conditions of the Plan. On or prior to the Effective Date, Prime will file with the Secretary of State of the State of Delaware, in accordance with sections 103 and 303 of the Delaware General Corporation Law, the Amended Prime Certificate of Incorporation and such certificate shall be the certificate of incorporation for Reorganized Prime. The Amended Prime Certificate of Incorporation shall be substantially in the form contained in the Plan Supplement.

                  B.       Directors and Officers of the Reorganized
                           Subsidiaries.

                           1. The Initial Board of Directors. The initial board
of directors of the Reorganized Subsidiaries shall be Gary Wright and Arthur Ansin.

                           2. Management of the Reorganized Subsidiaries. The
officers of the Subsidiaries immediately prior to the Effective Date shall serve as the initial officers of the Reorganized Subsidiaries on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with the Reorganized Subsidiaries and applicable nonbankruptcy law.

                           3. Amended Subsidiaries Certificates of Incorporation
and Amended Subsidiaries By-Laws. The adoption of the Amended Subsidiaries Certificates of Incorporation and Amended Subsidiaries By-Laws will be deemed to have occurred and be effective as of the Effective Date without any further action by the directors or stockholders of the Debtors, the Reorganized Debtors, the Subsidiaries or the Reorganized Subsidiaries, as the case may be. The Amended Subsidiaries Certificates of Incorporation will, among other things, contain appropriate provisions (i) prohibiting the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, and (ii) implementing such other matters as stockholders and directors of the Reorganized Subsidiaries believe are necessary and appropriate to effectuate the terms and conditions of the Plan. On or prior to the Effective Date, the Subsidiaries will file with the Secretary of State in the State in which they are incorporated, the Amended Subsidiaries Certificate of Incorporation and such certificates shall be the certificates of incorporation for the Reorganized Subsidiaries. The Amended Subsidiaries Certificates of Incorporation shall be substantially in the forms contained in the Plan Supplement.

                  C.       Securities to Be Issued Pursuant to the Plan.

                           1. New Common Stock. On the Effective Date,
Reorganized Prime Holdings will issue 5,000,000 shares of New Common Stock without further act or action under applicable law, regulation, rule or order. Each share of New Common Stock will entitle its holder to one vote. Holders of New

Common Stock will have the right to participate proportionately in any dividends distributed by Reorganized Prime Holdings.

                           2. New Senior Subordinated Notes. The New Senior
Subordinated Notes will be issued by Reorganized Prime Holdings pursuant to an indenture (the "New Senior Subordinated Notes Indenture"), which will be qualified under the Trust Indenture Act of 1939, as amended. An indenture trustee will be selected by Prime prior to the Confirmation Hearing. The New Senior Subordinated Notes Indenture and the New Senior Subordinated Notes will be in substantially the forms included in the Plan Supplement.

                           3. The New Warrants. On the Effective Date,
Reorganized Prime Holdings will issue New Warrants to purchase 500,000 shares of New Common Stock (without giving effect to any options that may be issued under the Equity Incentive Plan) without further act or action under applicable law, regulation, rule or order. The New Warrants will be in substantially the form included in the Plan Supplement and will be issued pursuant to a Warrant Agreement in substantially the form included in the Plan Supplement.

                  D.       Reorganized Prime Holdings Equity Incentive Plan.

                  On the Effective Date, Reorganized Prime Holdings will adopt a stock plan (the "Equity Incentive Plan") which permits Reorganized Prime Holdings to grant to its officers and directors shares of New Common Stock. Such stock plan shall be in substantially the form contained in the Plan Supplement.

                  E.       Postpetition Financing.

                  The Debtors anticipate entering into the Exit Credit Facility in order to obtain the working capital and cash necessary to satisfy in full the Debtors' obligations under the DIP Credit Facility, to make other payments required to be made on the Effective Date and to maintain their operations. The Exit Credit Facility, among other things, shall (a) be effective on the Effective Date; (b) be a senior secured credit facility; (c) provide for aggregate borrowings of up to $118.5 million, consisting of (i) a $10.0 million revolving credit facility (including a $3.0 million sub-limit for letters of credit and a $2.0 million cash management indemnity facility) and (ii) a 108.5 million term loan facility. The collateral for the revolving credit facility will consist of a first priority perfected security interest in (a) the stock of Prime and its subsidiaries and (b) all assets and properties of Prime Holdings, Prime and its subsidiaries. The collateral for the term loan facility will consist of a second priority perfected security interest in the collateral for the revolving credit facility. The revolving credit facility shall bear an interest rate equal to LIBOR (to be defined in the Exit Credit Facility documents) plus 350 basis points or the Base Rate (to be defined in the Exit Credit Facility documents) plus

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

250 basis points, at the option of the Debtors, paid monthly in arrears. The term loan facility shall bear an interest rate equal to LIBOR plus 400 basis points or the Base Rate plus 300 basis points, at the option of the Debtors, paid monthly in arrears. The Exit Credit Facility's maturity date will be the earlier of August 29, 2003 or three years from the Effective Date.

                  The Exit Credit Facility documents, or a commitment letter with respect thereto, shall be filed by the Debtors with the Bankruptcy Court no later than a date which is five (5) days prior to the deadline for submitting ballots accepting or rejecting the Plan. In the Confirmation Order, the Bankruptcy Court shall approve the Exit Credit Facility in substantially the form filed with the Bankruptcy court and authorize the Debtors to execute the same together with such other documents as the Exit Credit Facility Agents may reasonably require in order to effectuate the treatment afforded to the lenders under the Exit Credit Facility.

                                       VI.

                    SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

                  On the Confirmation Date, the Chapter 11 Cases shall be substantively consolidated for all purposes related to the Plan, including, without limitation, for purposes of voting, confirmation and distribution. Subject to the occurrence of the Effective Date, (i) all assets and liabilities of the Subsidiaries and Prime Holding shall be deemed merged or treated as though they were merged into and with the assets and liabilities of Prime, (ii) no distributions shall be made under the Plan on account of Intercompany Claims among the Debtors, (iii) no distributions shall be made under the Plan on account of Subsidiary Equity Interests or Prime Equity Interests, (iv) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors and (v) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors, and shall be deemed one Claim against and obligation of the consolidated Debtors. Such substantive consolidation shall not (other than for purposes related to the Plan) affect (i) the legal and corporate structure of the Reorganized Debtors,
(ii) Subsidiary Equity Interests or Prime Equity Interests, or (iii) pre-and post-Petition Date guarantees that are required to be maintained (a) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, (b) pursuant to the Plan, or (c) in connection with any financing entered into by the Reorganized Debtors on the Effective Date.

                                      VII.

                         PROVISIONS REGARDING VOTING AND
                   DISTRIBUTIONS UNDER THE PLAN AND TREATMENT
                    OF DISPUTED, CONTINGENT AND UNLIQUIDATED
               ADMINISTRATIVE CLAIMS, CLAIMS AND EQUITY INTERESTS

                  A. Voting of Claims and Equity Interests. Each holder of an Allowed Claim or an Allowed Equity Interest in an Impaired Class of Claims or Equity Interests shall be entitled to vote separately to accept or reject the Plan as provided in such order as may be entered by the Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Court.

                  B. Nonconsensual Confirmation. As the holders of Other Equity Interests in Class 7 are deemed to reject the Plan, the Debtors will seek to have the Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

                  C. Distributions.

                           1. Method of Distributions Under the Plan.

                                    (a) Date and Delivery of Distributions.
Distributions under the Plan shall be made by the Reorganized Debtors or their designee to the holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed DIP Financing Claims, Allowed Other Secured Claims, Allowed Trade Claims and Allowed Old Preferred Stock at the addresses set forth on the Schedules, unless such addresses are superseded by proofs of claim or transfers of claim filed pursuant to Bankruptcy Rule 3001 (or at the last known addresses of such holders if the Debtors or the Reorganized Debtors have been notified in writing of a change of address). Distributions under the Plan to the holders of Allowed Senior Subordinated Note Claims, Allowed Rejected Former Owner Obligations, Allowed Other Rejected Obligations and Allowed Other General Unsecured Claims shall be made to the New Senior Subordinated Notes Indenture Trustee who shall make the distributions to the holders of Allowed Senior Subordinated Note Claims, Allowed Rejected Former Owner Obligations, Allowed Other Rejected Obligations and Allowed Other General Unsecured Claims. New Senior Subordinated Notes (including any interest earned thereon) and New Common Stock (including dividends paid on account thereof) held by the Reorganized Debtors for the benefit of holders of Disputed Other General Unsecured Claims, Disputed Rejected Former Owner Obligations and Disputed Other Rejected Obligations shall be held in trust by the Reorganized Debtors for the benefit of the potential claimants of such securities and shall not constitute property of the Reorganized Debtors.

                                    (b) Distribution of Cash. Any payment of
Cash by the Reorganized Debtors pursuant to the Plan shall be made at the option and in the sole discretion of the Reorganized Debtors by (i) a check drawn on, or (ii) wire transfer from, a domestic bank selected by the Reorganized Debtors.

                                    (c) Distribution of Unclaimed Property. Any
distribution of Cash under the Plan which is unclaimed after the later to occur of (a) two years after distribution or (b) six months after the date on which such claimant's Claim is Allowed shall be transferred to the Reorganized Debtors notwithstanding state or other escheat or similar laws to the contrary. Distributions under the Plan consisting of New Senior Subordinated Notes, New Common Stock or New Warrants that are unclaimed for a period of two years after distribution shall be canceled and any dividends or interest which has been paid with respect to such securities shall be transferred to the Reorganized Debtors and entitlement by the holder of a Claim or Old Preferred Stock to such distribution shall be extinguished and forever barred. The Debtors shall file with the Court a list of holders of unclaimed distributions of Cash, New Senior Subordinated Notes and New Common Stock on the first and second anniversaries of the Effective Date.

                                    (d) Saturdays, Sundays, or Legal Holidays.
If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

                                    (e) Fractional Notes and Fractional Shares
and Warrants.

                                            (i) Fractional Notes. Whenever the
         issuance of any New Senior Subordinated Note would otherwise call for the issuance in an amount for a fraction of a denomination of a New Senior Subordinated Note, the actual issuance of such New Senior Subordinated Note shall reflect a rounding of such fraction to the nearest whole denomination (up or down), with fifty percent being rounded down.

                                            (ii) Fractional Shares and Warrants.
         Whenever any distribution of shares of New Common Stock or New Warrants to a holder would otherwise call for the distribution of a fractional share or warrant, the Transfer Agent or Warrant Agent shall allocate one whole share or one whole warrant, as the case may be, to holders in order of the fractional portion of their entitlements, starting with the largest fractional portion until all remaining shares and warrants have been allocated. Upon the allocation of a whole share or a whole warrant to a holder in respect of the fractional portion of its entitlement, such fractional portion shall be canceled. If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole shares or whole warrants, as the case may be, which remain to be allocated, the Transfer Agent or Warrant Agent shall allocate the remaining whole shares or whole warrants to such holders by random lot or such other impartial method as the Transfer Agent or Warrant Agent deems fair, in the Transfer Agent's or Warrant Agent's sole discretion. Upon the allocation of all of the whole shares or whole warrants authorized under the Plan, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect.

                                            (f) Distributions to Holders as of
         the Record Date. As at the close of business on the Record Date, the claims register (for Claims) and transfer ledger (for Equity Interests) shall be closed, and there shall be no further changes in the record holders of any Claims or Equity Interests. The Debtors and the Reorganized Debtors shall have no obligation to recognize any transfer of any Claims or Equity Interests occurring after the Record Date. The Debtor and the Reorganized Debtors shall instead be entitled to recognize and deal for purposes under the Plan (except as to voting to accept or reject the Plan pursuant to Section VII.A) with only those record holders stated on the claims register (for Claims) and transfer ledgers (for Equity Interests) as of the close of business on the Record Date.

                           2.       Disputed Trade Claims.

                           (a) Distributions Withheld For Disputed Trade Claims.

                                    (i) Establishment And Maintenance Of
         Reserve. On the Effective Date, the Reorganized Debtors shall place into a reserve an amount of Cash equal to 100% of the distributions to which holders of Disputed Trade Claims would be entitled under the Plan as of such date if such Disputed Trade Claims were Allowed Claims (the "Reserve").

                                    (ii) Property Held in Reserve. Cash held in
         the Reserve, if any, shall be deposited in a segregated bank account or accounts in the name of the Reorganized Debtors and designated as held in trust for the benefit of holders of Allowed Trade Claims. Cash held in the Reserve shall not constitute property of the Reorganized Debtors. The Reorganized Debtors shall invest the Cash held in the Reserve in a manner consistent with the investment guidelines set forth in the Plan Supplement. The Reorganized Debtors shall pay, or cause to be paid, out of the funds held in the Reserve, any tax imposed on the Reserve by any governmental unit with respect to income generated by the property held in the Reserve. The yield earned on such invested Cash (net of applicable taxes) shall be distributed to the Reorganized Debtors on the last Subsequent Distribution Date under the Plan.

                                    (iii) Distributions Upon Allowance of
         Disputed Trade Claims. The holder of a Disputed Trade Claim that becomes an Allowed Claim subsequent to the Initial Distribution Date shall receive a distribution of Cash from the Reserve on the next Subsequent Distribution Date that follows the Quarter during which such Disputed Trade Claim becomes an Allowed Claim pursuant to a Final Order. Such distributions shall be made in accordance with the Plan based upon the distributions that would have been made to such holder under the Plan if the Disputed Trade Claim had been an Allowed Claim on or prior to the Effective Date. Any Cash held in the Reserve after all Trade Claims have been Allowed or disallowed shall be transferred to and become the property of the Reorganized Debtors.

                           3. Objections To And Resolution Of Administrative
Claims, Claims and Equity Interests.

                                    Objections To And Resolution of
Administrative Claims, Claims and Equity Interests. Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtors and the Reorganized Debtors shall have the exclusive right to make and file objections to Administrative Claims, Claims and Equity Interests subsequent to the Confirmation Date. All objections shall be litigated to a Final Order; provided, however, that the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Court. Unless otherwise ordered by the Court, the Debtors and the Reorganized Debtors shall file all objections to Administrative Claims, Claims and Equity Interests that are the subject of proofs of claims, requests for payment filed with the Court (other than applications for allowances of compensation and reimbursement of expenses) or proofs of interest and serve such objections upon the holders of the Administrative Claim, Claim or Equity Interest as to which the objection is made as soon as is practicable, but in no event later than 60 days after the Effective Date or such later date as may be set by the Court. Notwithstanding anything contained herein to the contrary, the DIP Lenders shall not be required to file proofs of claims with respect to the DIP Facility Claims. The Debtors shall have no right to object to the DIP Facility Claims except as set forth in the DIP Facility Order. The outstanding amount of the DIP Facility Claims shall be paid in full on the Effective Date as provided herein.

                           4. Allocation of Consideration.

                           The aggregate consideration to be distributed to the
holders of Allowed Claims in each Class under the Plan (other than the Claims, if any, of the Internal Revenue Service) shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such holders and any remaining consideration as satisfying accrued, but unpaid, interest and costs, if any, and attorneys' fees, where applicable.

                           5. Cancellation and Surrender of Existing Securities
and Agreements.

                           On the Effective Date, the Senior Subordinated Notes
and all Equity Interests shall be deemed canceled and such agreements and securities, including the Senior Subordinated Note Indenture, together with all instruments issued pursuant thereto, shall have no further legal effect other than as evidence of any right to receive distributions, fees and expenses under the Plan. In addition, the Senior Subordinated Note Indenture shall be terminated and the Indenture Trustee's obligations shall be discharged.

                           Notwithstanding any other provision of the Plan, as a
condition precedent to receiving any distribution under the Plan, each holder of a promissory note, share certificate, or other instrument or security evidencing a Claim or Equity Interest must surrender such promissory note, share certificate, or other instrument or security to the Reorganized Debtors or their designee or must execute and deliver an affidavit of loss and furnish an indemnity or bond in substance and amount reasonably satisfactory to the Reorganized Debtors.

                           Any holder of a Claim or Equity Interest that fails
to surrender such instrument or security or to provide the affidavit and indemnity or bond, before the later to occur of (i) the second anniversary of the Effective Date and (ii) six months following the date such holder's Claim becomes an Allowed Claim or Equity Interest, shall be deemed to have forfeited all rights, Claims, and/or Equity Interests and may not receive or participate in any distribution under the Plan.

                                      VIII.

             IMPLEMENTATION AND EFFECT OF CONFIRMATION OF THIS PLAN

                  A. New Senior Subordinated Notes Indenture, the Amended Prime Certificate of Incorporation, the Amended Prime By- Laws, the Amended Prime Holdings By-Laws, the Amended Prime Holdings Certificate of Incorporation, the Amended Subsidiaries Certificates of Incorporation, the Amended Subsidiaries By-Laws, the Amended Subsidiary Limited Partnership Agreement, the Equity Incentive Plan, the Warrant Agreement, the New Senior Management Employment Contracts, the New Exit Financing Facility Documents and Other Implementation Documents.

                  On or before the Effective Date, the Reorganized Debtors will execute the New Senior Subordinated Notes Indenture, the Amended Prime Certificate of Incorporation, the Amended Prime By-Laws, the Amended Prime Holdings By- Laws, the Amended Prime Holdings Certificate of Incorporation, the Amended Subsidiaries Certificates of Incorporation, the Amended Subsidiaries By-Laws, the Amended Subsidiary Limited Partnership Agreement, the Equity Incentive Plan, the Warrant Agreement, the Senior Management Employment Contracts, the New Exit Financing Facility Documents and all other documents required and necessary to implement the Plan, without the requirement of any further corporate action.

                  B. Continued Corporate Existence and Vesting of Assets in Reorganized Debtors.

                  The Debtors, as Reorganized Debtors, shall continue to exist after the Effective Date with all powers of corporations under the laws of their respective states of incorporation and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise expressly provided in the Plan, on the Effective Date, the Reorganized Debtors shall be vested with all of the property of their estates free and clear of all claims, liens, encumbrances, charges and other interests of creditors and equity security holders; and the Reorganized Debtors may operate their businesses free of any restrictions imposed by the Bankruptcy Code, the Bankruptcy Rules or by the Court, subject only to the terms and conditions of the Plan.

                  C.       Discharge of the Debtors.

                  The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors, the Debtors in Possession, the Reorganized Debtors or any of their assets or properties, arising prior to the Effective Date. Except as otherwise expressly specified in the Plan, the Confirmation Order shall act as of the Effective Date as a discharge of all debts of, Claims against, liens on, and Equity Interests in the Debtors, their assets and properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of Claim or Equity Interest with respect thereto was filed, whether the Claim or Equity Interest is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution thereunder. Except as otherwise expressly specified in the Plan, after the Effective Date, any holder of such discharged Claim or Equity Interest shall be precluded from asserting against the Debtors, Reorganized Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based on any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the entry of the Confirmation Order. Except as set forth in this Plan or the Confirmation Order, nothing in the Plan or the Confirmation Order (including without limitation any discharge of Claims or cancellation of debts or Equity Interests or the instruments evidencing same) is intended, or shall be construed, to alter or affect the liability or obligation of any person or entity against any other person or entity (other than the Debtors, the Debtors in Possession and the Reorganized Debtors) in respect of such Claims, debts or Equity Interests.

                  D.       Injunction.

                  Except as otherwise expressly provided in the Plan, the Confirmation Order, or a separate order of the Court, all entities who have held, hold, or may hold Claims against or Equity Interests in the Debtors which arose before or were held as of the Effective Date, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors, with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Equity Interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest and (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Equity Interest. Such injunction shall extend to successors of the Debtors (including, without limitation, the Reorganized Debtors) and their respective properties and interests in property.

                  E.       Release of Collateral.

                  Unless a particular Secured Claim is reinstated (i) each holder of: (A) a Secured Claim and/or (B) a Claim that is purportedly secured shall on or immediately before the Effective Date: (x) turn over and release to the relevant Debtor (or its successor, as the case may be) any and all property of the relevant Debtor that secures or purportedly secures such claim; and (y) execute such documents and instruments as such Reorganized Debtor requires to evidence such claimant's release of such property; and (ii) on the Effective Date, all claims, right, title and interest in such property shall revert to the relevant Reorganized Debtor (or the successor to any Debtor that does not survive) free and clear of all Claims and Interests, including (without limitation) liens, charges, pledges, encumbrances and/or security interests of any kind. No distribution hereunder shall be made to or on behalf of any holder of such Claim unless and until such holder executes and delivers to the relevant Debtor or Reorganized Debtor such release of liens. Any such holder that fails to execute and deliver such release of liens within 180 days of the Effective Date shall be deemed to have no further Claim against the relevant Debtor, Reorganized Debtor or their property in respect of such Claim and shall not participate in any distribution hereunder. Notwithstanding the immediately preceding sentence, any such holder of a Disputed Claim shall not be required to execute and deliver such release of liens until the time such Claim is allowed or disallowed.

                  F.       Preservation/Waiver of Causes of Action.

                           1. Preservation of Rights. Pursuant to the Plan, and
sections 544, 548, 549, 550, 551, 553 and 1123(b)(3)(B) of the Bankruptcy Code,
the Debtors (and the Reorganized Debtors) shall retain all rights and all Causes of Action accruing to the Debtors, their estates, or the Reorganized Debtors, including, without limitation, (i) the avoidance of any transfer of an interest of the Debtors in property or any obligation incurred by the Debtors; or (ii) the turnover of any property to their estates, and except as expressly provided in the Plan or Confirmation Order, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any such rights or Causes of Action. Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any Claim, Cause of Action, right of setoff, or other legal or equitable defense which the Debtors had immediately prior to the Petition Date which is not specifically waived or relinquished by the Plan. The Reorganized Debtors shall have, retain, reserve and be entitled to assert all such Claims, Causes of Action, rights of setoff and other legal or equitable defenses which the Debtors had immediately prior to the Petition Date as fully as if the

Chapter 11 Cases had not been commenced; and all of the Reorganized Debtors' legal and equitable rights respecting any Claim which is not specifically waived or relinquished by the Plan may be asserted after the Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

                  G. Votes Solicited in Good Faith.

                  The Debtors have, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors (and each of their affiliates, agents, directors, officers, employees, advisors and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale, and purchase of the securities offered and sold under the Plan and therefore have not been, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of the securities offered and sold under the Plan.

                  H. Administrative Claims Incurred after the Confirmation Date.

                  Administrative Claims incurred by the Reorganized Debtors after the date and time of the entry of the Confirmation Order, including (without limitation) Claims for professionals' fees and expenses incurred after such date, shall not be subject to application and may be paid by the Reorganized Debtors in the ordinary course of business and without application for or Court approval.

                  I. The Debtors' Release.

                  As of the Effective Date, the Debtors and the Reorganized Debtors, on behalf of themselves and their estates, hereby release unconditionally all of their respective officers, directors, employees, advisors, attorneys, financial advisors, accountants, and other professionals, the Indenture Trustee, the Prepetition Lenders, the DIP Lenders, counsel to the Prepetition Lenders and the DIP Lenders and their counsel, the Creditors Committee members, counsel to the Creditors Committee, the Informal Committee members, counsel to the Informal Committee, financial advisors to the Creditors Committee and Informal Committee and each of their representatives and agents (including any professionals retained by such persons or entities) (the "Released Parties") from any and all claims, obligations, suits, judgments, damages, rights, Causes of Action and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon actions taken in their respective capacities described above or any omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the

Debtors, the Chapter 11 Cases or the Plan, except that (i) no individual shall be released from any act or omission that constitutes gross negligence or willful misconduct, and (ii) the Reorganized Debtors shall not relinquish or waive the right to assert any of the foregoing as a legal or equitable defense or right of set-off or recoupment against any Claims of any such persons asserted against the Debtors.

                  J. Exculpation, Release and Injunction of Released Parties.

                           1. Exculpation. The Debtors and the Reorganized
Debtors and the Released Parties shall have no liability whatsoever to any holder or purported holder of an Administrative Claim, Claim, or Equity Interest for any act or omission in connection with, or arising out of, the Plan, the Disclosure Statement, the negotiation of the Plan, the negotiation of the instruments and documents included in the Plan Supplement, the pursuit of approval of the Disclosure Statement or the solicitation of votes for confirmation of the Plan, the Chapter 11 Cases, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, or any transaction contemplated by the Plan or Disclosure Statement or in furtherance thereof (including, without limitation, the Equity Incentive Plan, employment contracts, programs and arrangements adopted in connection with the Plan or the Chapter 11 Cases), except for willful misconduct or gross negligence as determined by a Final Order, and, in all respects, shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations and any other applicable law or rules protecting such Released Parties from liability.

                           2. Injunction. Pursuant to section 105 of the
Bankruptcy Code, no holder or purported holder of an Administrative Claim, Claim or Equity Interest shall be permitted to commence or continue any action, employment of process, or any act to collect, offset, or recover any claim against a Released Party that accrued on or prior to the Effective Date and has been released or waived pursuant to Sections VIII.H and I.

                           3. Limitation of Governmental Releases.
Notwithstanding Sections VIII.H. and I of the Plan, the Plan shall not release, discharge, or exculpate any non-debtor party from any debt owed to the United States Government and/or its agencies, including the Pension Benefit Guaranty Corporation (the "Government"), or from any liability arising under the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the environmental laws, securities laws or criminal laws of the United States. In addition, notwithstanding Sections VIII.I.1. and 2 of the Plan, the Plan shall not enjoin or prevent the Government from collecting any such liability from any such non-debtor party.

                  K. Term of Bankruptcy Injunction or Stays.

                  All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

                  L. Preservation of Insurance.

                  The Debtors' discharge and release from all Claims as provided herein, except as necessary to be consistent with this Plan, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtors, the Reorganized Debtors (including, without limitation, its officers and directors) or any other person or entity.

                  M. Officers' and Directors' Indemnification Rights and Insurance.

                  Notwithstanding any other provisions of the Plan, the obligations of the Debtors to indemnify their directors, officers, and employees against any obligations, liabilities, costs or expenses pursuant to the articles of incorporation or by-laws of the Debtors, applicable state law, specific agreement, or any combination of the foregoing, shall survive the Effective Date. In addition, the Reorganized Debtors shall obtain tail coverage under their existing directors and officers liability insurance policy covering their existing directors and officers for any and all Claims brought against them, which coverage shall extend for a period of not less than six (6) years after the Effective Date.

                                       IX.

                            RETENTION OF JURISDICTION

                  The Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, section 105(a) and section 1142 of the Bankruptcy Code and for, among other things, the following purposes: (1) to hear and determine applications for the assumption or rejection of executory contracts or unexpired leases pending on the Confirmation Date, and the allowance of Claims resulting therefrom; (2) to determine any other applications, adversary proceedings, and contested matters pending on the Effective Date; (3) to ensure that distributions to holders of Allowed Claims and Allowed Old Preferred Stock are accomplished as provided herein; (4) to resolve disputes as to the ownership of any Claim or Equity Interest; (5) to hear and determine timely objections to Administrative Claims, Claims and Equity Interests; (6) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(7) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code; (8) to consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Court, including, without limitation, the Confirmation Order; (9) to hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331, and 503(b) of the Bankruptcy Code; (10) to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan;
(11) to hear and determine any issue for which the Plan requires a Final Order of the Court; (12) to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; (13) to hear any other matter not inconsistent with the Bankruptcy Code;
(14) to hear and determine disputes arising in connection with compensation and reimbursement of expenses of professionals for services rendered during the period commencing on the Confirmation Date through and including the Effective Date; and (15) to enter a final decree closing the Chapter 11 Cases.

                                       X.

                            MISCELLANEOUS PROVISIONS

                  A. Payment of Statutory Fees.

                  All fees payable on or before the Effective Date (i) pursuant to section 1930 of title 28 of the United States Code, as determined by the Court at the Confirmation Hearing, and (ii) to the United States Trustee, shall be paid by the Debtors on or before the Effective Date and all such fees payable after the Effective Date shall be paid by the Reorganized Debtors.

                  B. Dissolution of Creditors Committee.

                  The Creditors Committee shall terminate on the Effective Date.

                  C. Modification of the Plan.

                  The Debtors reserve the right, in accordance with the Bankruptcy Code, upon the consent of the DIP Agents, to amend or to modify the Plan prior to the entry of the Confirmation Order. After entry of the Confirmation Order, the Reorganized Debtors or the Debtors may amend or modify the Plan, upon the consent of the DIP Agents, or remedy any defect or omission or reconcile any inconsistency in the Plan in such a manner as may be necessary to carry out the purpose and intent of the Plan.

                  D. Governing Law.

                  Unless a rule of law or procedure is supplied by Federal law (including the Bankruptcy Code and Bankruptcy Rules) or the Delaware General Corporation Law or such other corporate law that may apply to the Subsidiaries, the laws of the State of New York (without reference to the conflicts of laws provisions thereof) shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan.

                  E. Filing or Execution of Additional Documents.

                  On or before the Effective Date, the Debtors or the Reorganized Debtors, shall file with the Court or execute, as appropriate, such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

                  F. Withholding and Reporting Requirements.

                  In connection with the Plan and all instruments issued in connection therewith and distributions thereon, the Reorganized Debtors shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

                  G. Exemption From Transfer Taxes.

                  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of New Senior Subordinated Notes, New Common Stock or New Warrants under the Plan, the making or assignment of any lease or sublease or the making or delivery of any other instrument whatsoever, in furtherance of or in connection with the Plan shall not be subject to any stamp, real estate transfer, recording or other similar tax.

                  H. Section 1145 Exemption.

                  Pursuant to, in accordance with, and solely to the extent provided under section 1145 of the Bankruptcy Code, the issuance of the New Senior Subordinated Notes, New Common Stock and New Warrants under the Plan is exempt from the registration requirements of Section 5 of the Securities Act, as amended, and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in such New Senior Subordinated Notes, New Common Stock or New

Warrants and is deemed to be a public offering of New Senior Subordinated Notes, New Common Stock and New Warrants.

                  I. Waiver of Federal Rule of Civil Procedure 62(a).

                  The Debtors may request that the Confirmation Order include
(a) a finding that Fed. R. Civ. P. 62(a) shall not apply to the Confirmation Order and (b) authorization for the Debtors to consummate the Plan immediately after entry of the Confirmation Order.

                  J. Headings.

                  Headings used in the Plan are for convenience and reference only and shall not constitute a part of the Plan for any purpose.

                  K. Exhibits/Schedules.

                  All Exhibits and Schedules to the Plan are incorporated into and constitute a part of the Plan as if set forth herein.

                  L. Notices.

                  All notices, requests, and demands hereunder to be effective shall be in writing and unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  To the Debtors: Prime Succession, Inc., 3940 Olympic Blvd., Suite 500, Erlanger, KY 41018, Attention: Arthur J. Ansin with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, attention: Alan W. Kornberg, Tel.: (212) 373-3000/Fax: (212)
757-3990.

                  To the Creditors Committee: Munger, Tolles & Olson LLP, 355 South Grand Avenue, 35th Floor, Los Angeles, CA 90071, attention: Thomas B. Walper, Esq., Tel.: (213) 683-9193/Fax: (213) 687-3702.

                  To the DIP Agents: Skadden, Arps, Slate, Meagher & Flom (Illinois), 333 West Wacker Drive, Suite 2100, Chicago, Illinois, 60606, attention: J. Eric Ivester, Tel.: (312) 407-0700/Fax: (312) 407-0411; and Mayer Brown & Platt, 1675 Broadway, New York, New York 10019-5820, attention: Raniero D'Aversa, Jr., Tel.: (212) 506-2595/Fax: (212) 849-5597.

                  M. Plan Supplement.

                  Forms of the documents relating to the Amended Prime Certificate of Incorporation, the Amended Prime By-laws, the Amended Prime Holdings By-Laws, the Amended Prime Holdings Certificate of Incorporation, the Amended Subsidiaries Certificates of Incorporation, the Amended Subsidiaries By-Laws, the Amended Subsidiary Limited Partnership Agreement, the New Senior Subordinated Notes Indenture, the New Warrant Agreement, the form of the New Warrants, investment guidelines referred to in Section VII.C.2.(a)(ii) and C.3(b)(ii), Equity Incentive Plan, New Exit Financing Facility Documents and New Senior Management Employment Contracts shall be contained in the Plan Supplement which has been filed with the Clerk of the Court. The Plan Supplement may be inspected in the office of the Clerk of the Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Section X.L. of the Plan. The forms of documents to be included in the Plan Supplement shall be reasonably acceptable to the Prepetition Agents, the DIP Agents and the Creditors Committee.

                  N. Conflict.

                  The terms of this Plan shall govern in the event of any inconsistency with the summaries of the Plan set forth in the Disclosure Statement.

                  O. Setoff by the United States.

                  The valid setoff rights, if any, of the United States of America will be unaffected by this Plan or confirmation thereof.

                                       XI.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  Other than (i) executory contacts or unexpired leases which
(x) are the subject of a motion to reject pending on the Confirmation Date, (y) were previously assumed or rejected by the Debtors, or (z) have expired or terminated pursuant to their own terms during the pendency of the Chapter 11 Cases, and (ii) employment agreements, if any, terminated prior to or in connection with the Plan, all of the executory contracts, unexpired leases and employment agreements that exist between the Debtors and any person are specifically assumed as of the Effective Date pursuant to the Plan. All Claims for damages arising from the rejection of executory contracts or unexpired leases must be filed with the Court in accordance with the terms of the order authorizing such rejection. Any Claims not filed within such time will be forever barred from assertion against the Debtors, their estates and the Reorganized Debtors. All Allowed Claims arising from the rejection of executory contracts or unexpired leases shall be treated as Class 5 Claims. The Reorganized Debtors, except as otherwise agreed by the parties, will cure any and all undisputed defaults within 60 days of the Effective Date under any executory contract, unexpired lease or employment agreement assumed pursuant to the Plan in accordance with section 365 of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of the Debtors or the Reorganized Debtors' liability with respect thereto, or as may otherwise be agreed to by the parties.

                                      XII.

                                  BENEFIT PLANS

                  All employment and severance agreements and policies, and all employee compensation and benefit plans, policies, and programs of the Debtors applicable generally to its employees, including agreements and programs subject to section 1114 of the Bankruptcy Code, as in effect on the Effective Date, including, without limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under the Plan, and the Debtors' obligations under such agreements and programs shall survive the Effective Date of the Plan, without prejudice to the Reorganized Debtors' rights under applicable non-bankruptcy law to modify, amend, or terminate the foregoing arrangements, except for (i) such executory contracts or plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate section 1114 of the Bankruptcy Code) and (ii) such executory contracts or plans as have previously been terminated, or rejected, pursuant to a Final Order, or specifically waived by the beneficiaries of such plans, contracts, or programs.

                                      XIII.

                            EFFECTIVENESS OF THE PLAN

                  A. Confirmation of the Plan.

                  The Plan can be confirmed either under section 1129(a) of the Bankruptcy Code or in a non-consensual manner under section 1129(b) of the Bankruptcy Code so long as the conditions of Section XIII.B.1. have been satisfied or waived pursuant to Section XIII.B.2.

                  B. Effectiveness of the Plan.

                           1. Conditions Precedent to Effectiveness

                           The Plan shall not become effective unless and until
it has been confirmed and the following conditions have been satisfied in full or waived pursuant to Section XIII.B.2.: (1) the Confirmation Order in a form satisfactory to the Debtors, the DIP Lenders and the Creditors Committee, shall have become a Final Order; (2) the Amended Prime Holdings and Prime Certificates of Incorporation and Amended Subsidiaries Certificates of Incorporation shall have been properly filed with the Secretary of State in their respective state of incorporation; (3) all authorizations, consents and regulatory approvals required (if any) for the Plan's effectiveness shall have been obtained; (4) the Court shall have ordered the substantive consolidation of the Chapter 11 Cases as provided in Section VI of the Plan; (5) on the Effective Date, the Reorganized Debtors have entered into a senior secured credit facility acceptable to the Creditors Committee; (6) the Plan Documents shall be in a form acceptable to the Debtors, the DIP Agents and the Creditors Committee and shall have been executed and delivered; (7) all of the Debtors' obligations owing to any DIP Lender pursuant to the DIP Credit Documents shall have been paid in full, in cash, in immediately available funds, and any commitments in respect of the DIP Credit Documents shall have been terminated; and (8) the Reorganized Debtors shall have sufficient cash on hand to make timely distributions as may be required hereunder.

                           2. Waiver of Conditions

                           The Debtors with the written consent of the DIP
Agents and the Creditors Committee (which consent shall not be unreasonably withheld) may waive any or all of the conditions set forth in Section XIII.B.1. above at any time, without leave of or order of the Court and without any formal action.

                           3. Effect of Failure of Conditions

                           In the event that the Effective Date does not occur
on or before one hundred and twenty (120) days after the Confirmation Date, upon notification submitted by the Debtors to the Court: (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred, and (d) the Debtors' obligations with respect to the Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtors or any other person or to prejudice in any manner the rights of the Debtors or any person in any further proceedings involving the Debtors.

                           4. Vacatur of Plan

                           If an order denying confirmation of the Plan is
entered, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (a) constitute a waiver or release of any Claims against or Equity Interests in the Debtors; (b) prejudice in any manner the rights of the holder of any Claim against, or Equity Interest in, the Debtors;
(c) prejudice in any manner any right, remedy or claim of the Debtors; or (d) be deemed an admission against interest by the Debtors.


Dated: August 21, 2000

                                        PRIME SUCCESSION HOLDINGS, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME SUCCESSION, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        AARON CREMATION & BURIAL
                                        SERVICES, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        AARON CREMATION & BURIAL
                                        SERVICES, P.C.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        BUCKNER-RUSH ENTERPRISES, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        BURY-PINE FUNERAL HOME, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PINE FUNERAL HOME, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        CLARY-GODWIN FUNERAL HOME, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        CLAYTON FRANK & SONS, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        COMANDER FUNERAL HOME, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        CREMATION SOCIETY OF AMERICA,
                                        INCORPORATED


                                        By:  __________________________
                                             Name:
                                             Title:

                                        FRASER FUNERAL HOME, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        FRED HUNTER MEMORIAL SERVICES,
                                        INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        GROTEWOLD SIMI VALLEY
                                        MORTUARY, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        HUGHES FUNERAL CHAPEL


                                        By:  __________________________
                                             Name:
                                             Title:

                                        J&W, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        JOHN A. BECK COMPANY


                                        By:  __________________________
                                             Name:
                                             Title:

                                        LAMBERT CORPORATION, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        McWANE FAMILY FUNERAL HOME, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        NEAL-TARPLEY, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME BUSINESS SOLUTIONS, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME BUSINESS SOLUTIONS OF
                                        KENTUCKY, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME ENTERPRISES OF CALIFORNIA,
                                        INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME HOLDINGS OF ARKANSAS, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME HOLDINGS OF CALIFORNIA, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME HOLDINGS OF MINNESOTA, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME HOLDINGS OF NEBRASKA, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME HOLDINGS OF OHIO, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME HOLDINGS OF WEST VIRGINIA,
                                        INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME INDIANA LIMITED PARTNERSHIP


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF ALABAMA, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF ARIZONA, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF ARKANSAS, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF CALIFORNIA,
                                        INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF FLORIDA, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF GEORGIA, INC.


                                        By:  __________________________
                                             Name:
                                     Title:

                                        PRIME SUCCESSION OF ILLINOIS, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF IOWA, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF KENTUCKY, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF MINNESOTA,
                                        INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF MISSOURI, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF NEBRASKA, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF NEW YORK, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF TENNESSEE, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME SUCCESSION OF TEXAS, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        PRIME SUCCESSION PARTNERS, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        ROSELAWN MEMORIAL GARDENS, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        ROSTAD MORTUARY, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        TALISMAN ENTERPRISES, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        THE FUNERAL OUTLET STORE, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                        WHITNEY & MURPHY FUNERAL
                                        HOMES, INC.


                                        By:  __________________________
                                             Name:
                                             Title:

                                       58